     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1999


                                                      REGISTRATION NO. 333-74261
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                                    RICHMONT
                           MARKETING SPECIALISTS INC.
AND THE ADDITIONAL REGISTRANTS AS NAMED IN THE ATTACHED TABLE OF CO-REGISTRANTS

         (EXACT NAME OF CO-REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)
                           -------------------------

             DELAWARE                              5141                             75-2728359
   (STATE OR OTHER JURISDICTION        (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                           -------------------------

                       (FOR CO-REGISTRANTS, PLEASE SEE "TABLE OF CO-REGISTRANTS" ON THE FOLLOWING PAGE)

                           17855 North Dallas Parkway
                                   Suite 200
                                Dallas, TX 75287
                                 (972) 349-6200
          (Address, Including Zip Code and Telephone Number, Including
           Area Code, of Co-Registrants' Principal Executive Offices)
                           -------------------------
                            Nancy K. Jagielski, Esq.
                      Richmont Marketing Specialists Inc.
                           17855 North Dallas Parkway
                                   Suite 200
                                Dallas, TX 75287
                                 (972) 349-6200
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)
                           -------------------------
                                    Copy to:

                           Eileen Nugent Simon, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                               New York, NY 10022
                                 (212) 735-3000
                           -------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ] ----------
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ----------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ----------

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED          PROPOSED MAXIMUM     AMOUNT OF
          TITLE OF CLASS OF SECURITIES               AMOUNT TO       MAXIMUM OFFERING         AGGREGATE        REGISTRATION
                TO BE REGISTERED                   BE REGISTERED   PRICE PER SECURITY(1)  OFFERING PRICE(1)       FEE(1)
----------------------------------------------------------------------------------------------------------------------------
10 1/8% Series B Senior Subordinated Notes due
  2007 of Richmont Marketing Specialists Inc.,
  and guarantees of those notes by the
  registrants named in the Table of
  Co-Registrants                                   $100,000,000            100%              $100,000,000        $27,800
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
                           -------------------------
     THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

                                                     STATE OR OTHER
                                                      JURISDICTION
                                                           OF         PRIMARY STANDARD        IRS
                                                     INCORPORATION       INDUSTRIAL         EMPLOYER
                                                           OR          CLASSIFICATION    IDENTIFICATION
                       NAME                            FORMATION        CODE NUMBER          NUMBER
                       ----                          --------------   ----------------   --------------
Marketing Specialists Sales Company................  Texas                  5141           75-0733956
Bromar, Inc. ......................................  California             5141           94-0650800
Brokerage Services, Inc. ..........................  California             5141           33-0709258
Atlas Marketing Company, Inc. .....................  North Carolina         5141           56-0942690
Century Food Brokers of Hickory, Inc. .............  North Carolina         5141           56-1599147
East Coast Food Brokerage, Inc. ...................  North Carolina         5141           56-1645770
Ultimate Food Sales, Inc. .........................  North Carolina         5141           56-1498849
Cumberland Food Brokers, Inc. .....................  North Carolina         5141           56-1983346
Meatmaster Brokerage, Inc. ........................  Virginia               5141           54-1287116

PROSPECTUS


SUBJECT TO COMPLETION -- DATED JUNE 16, 1999

                            RICHMONT MARKETING LOGO
                               EXCHANGE OFFER FOR

                                  $100,000,000

                   10 1/8% SENIOR SUBORDINATED NOTES DUE 2007

        THIS EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME,

                    ON             , 1999, UNLESS EXTENDED.


                          TERMS OF THE EXCHANGE OFFER:

- We will exchange all outstanding notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

- You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.


- We believe that the exchange of outstanding notes will not be a taxable exchange for United States federal income tax purposes, but you should see the section entitled "Material Federal Income Tax Consequences" on page 96 for more information.


- The terms of the notes to be issued are substantially identical to the terms of the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes.

- We will not receive any proceeds from the exchange offer.

- There is no existing market for the notes to be issued, and we do not intend to apply for their listing on any securities exchange.


     See the "Description of Notes" section on page 60 for more information about the notes to be issued in this exchange offer.


THIS INVESTMENT INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" THAT BEGINS ON PAGE 9 FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER PRIOR TO TENDERING YOUR OUTSTANDING NOTES FOR EXCHANGE.

                                     * * *
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AND EXCHANGE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS


                                                               PAGE
                                                               ----
Prospectus Summary..........................................      3
Summary Historical Financial Data...........................      8
Risk Factors................................................      9
Forward-Looking Information.................................     17
The Transactions............................................     17
Use of Proceeds.............................................     19
Capitalization..............................................     20
The Exchange Offer..........................................     21
Selected Historical Financial Data..........................     29
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     31
The Business................................................     37
Where You Can Find More Information.........................     50
Management..................................................     50
Beneficial Ownership of Stock...............................     57
Relationships and Related Transactions......................     58
Description of Notes........................................     60
  Brief Description of the Notes and the Subsidiary
     Guarantees.............................................     60
  Principal, Maturity and Interest..........................     61
  Methods of Receiving Payments on the Notes................     61
  Paying Agent and Registrar for the Notes..................     61
  Transfer and Exchange.....................................     62
  Subordination.............................................     62
  Subsidiary Guarantees.....................................     63
  Optional Redemption.......................................     64
  Repurchase at the Option of Holders.......................     64
  Selection and Notice......................................     67
  Covenants.................................................     67
  Events of Default.........................................     76
  Amendments and Waivers....................................     77
  Defeasance................................................     78
  Concerning the Trustee....................................     79
  Governing Law.............................................     79
  Definitions...............................................     79
Description of Other Debt...................................     92
Plan of Distribution........................................     95
Material Federal Income Tax Consequences....................     96
Book Entry..................................................     98
Legal Matters...............................................    100
Experts.....................................................    100
Index to Historical Financial Statements....................    F-1

                               PROSPECTUS SUMMARY

     The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes the basic terms of the notes we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.

     References in this prospectus to "Richmont Marketing Specialists" refer to Richmont Marketing Specialists Inc. and, for any period before October 1997, to Marketing Specialists Sales Company, the predecessor of Richmont Marketing Specialists.

     References in this prospectus to our market position and to industry trends are based on information supplied by or found in the Association of Sales and Marketing Companies, PROGRESSIVE GROCER, Cannondale Associates, Information Resources Inc., SUPERMARKET NEWS, BRANDWEEK, GROCERY HEADQUARTERS, AND MMR.

                      ABOUT RICHMONT MARKETING SPECIALISTS


     Richmont Marketing Specialists is one of the largest food brokers in the country. We represent over 1700 manufacturers of consumer goods and products primarily across the western, southeastern, south central and mid-Atlantic regions. We sell and market these manufacturers' products to retailers and wholesalers called "customers." We provide a full array of sales, marketing, merchandising and order management services to these manufacturers and customers.



     We are well-positioned to take advantage of the consolidations occurring in the food distribution industry because of our wide geographic coverage of the country. We have expanded our coverage significantly through 14 strategic acquisitions that we have completed since the beginning of 1996. We intend to continue to grow and expand our presence through further acquisitions in 1999.



     Our strong market position is also due to our innovative use of information technology and our dedicated client support. Our account service and business development personnel work closely with manufacturers to develop sales and promotional strategies. Our retail representatives collect local market data and store-specific information used by our account service and business development personnel to customize these strategies. This client support and specialized market data allows our manufacturers and customers to maximize sales volume.


     A chart detailing our organizational structure is set forth below. Richmont Marketing Specialists is a holding company, and our primary operating subsidiaries are Marketing Specialists Sales Company and Atlas Marketing Company, Inc. All of our subsidiaries set forth on the chart below are guarantors of these notes.
                             [ORGANIZATINAL CHART]

     Our executive offices are located at 17855 North Dallas Parkway, Suite 200, Dallas, Texas 75287. Our telephone number is (972) 349-6200. Richmont Marketing Specialists is a Delaware corporation.

                             ABOUT THIS TRANSACTION

     On December 19, 1997, we privately placed $100 million of 10 1/8% Senior Subordinated Notes due 2007. These notes are guaranteed by all of our wholly-owned operating subsidiaries.

     Simultaneously with the private placement, we entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes, in which we agreed to deliver this prospectus to you and to complete this exchange offer on or before June 19, 1999. If we do not complete this exchange before June 19, 1999, we must pay liquidated damages until the exchange offer is completed. In this exchange offer, you may exchange your outstanding notes for new notes which have substantially the same terms. You should read the discussion under the heading "The Exchange Offer" and "Description of Notes" for further information regarding the notes to be issued in the exchange offer.


     We issued the outstanding notes primarily to help finance our acquisition of Atlas Marketing Company, Inc. for a purchase price of approximately $45.7 million. Atlas is a food broker operating in markets throughout the southeastern and mid-Atlantic regions of the country. We have used a portion of the remaining proceeds from the sale of the outstanding notes for working capital and general corporate purposes. We may also use those proceeds to finance future acquisitions. At March 31, 1999, approximately $21 million of the proceeds remain available for use.


                            ABOUT THE EXCHANGE OFFER

Securities Offered.........  $100 million in principal amount of new 10 1/8%
                             Senior Subordinated Notes due 2007, which have been registered under the Securities Act of 1933. The terms of the notes offered in the exchange offer are substantially identical to those of the outstanding notes, except that certain transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes do not apply to the new registered notes.

The Exchange Offer.........  We are offering to issue registered notes in exchange for a like principal amount of our outstanding notes. We are offering to issue these registered notes to satisfy our obligations under an exchange and registration rights agreement that we entered into with the initial purchaser of the outstanding notes when we sold them in a transaction exempt from the registration requirements of the Securities Act. You may tender your outstanding notes for exchange by following the procedures described under the heading "The Exchange Offer."


Tenders; Expiration Date;
  Withdrawal...............  The exchange offer will expire at midnight, New
                             York City time, on           , 1999, unless we
                             extend it. If you decide to exchange your outstanding notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. You may withdraw any notes that you tender for exchange at any time prior to midnight on
                                       , 1999. If we decide for any reason not
                             to accept any notes you have tendered for exchange, those notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See "The Exchange Offer -- Terms of the Exchange Offer" for a more complete description of the tender and withdrawal provisions.


United States Federal
Income Tax Consequences....  Your exchange of outstanding notes for notes to be issued in the exchange offer will not result in any gain or loss to you for United States federal income tax purposes. See "Material Federal Income

                             Tax Consequences" for a general summary of material United States federal income tax consequences associated with the exchange of outstanding notes for the notes to be issued in the exchange offer and the ownership and disposition of those new notes.

Use of Proceeds............  We will not receive any cash proceeds from the exchange offer.

Exchange Agent.............  Chase Bank of Texas, National Association.

             CONSEQUENCES OF NOT EXCHANGING YOUR OUTSTANDING NOTES

     If you do not exchange your outstanding notes in the exchange offer, they will continue to be subject to the restrictions on transfer that are described in the legend on the notes. In general, you may offer or sell your outstanding notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We do not currently intend to register the outstanding notes under the Securities Act.

     If outstanding notes are tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged notes. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to have those notes registered under the Securities Act.

               CONSEQUENCES OF EXCHANGING YOUR OUTSTANDING NOTES

     Based on interpretations of the staff of the Securities and Exchange Commission, we believe that you may offer for resale, resell or otherwise transfer the notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

     - you acquire the notes issued in the exchange offer in the ordinary course of your business;

     - you are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the notes issued to you in the exchange offer; and

     - you are not an "affiliate" of Richmont Marketing Specialists, as defined in Rule 405 of the Securities Act.

If any of these conditions are not satisfied and you transfer any notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

     Any broker-dealer that acquires notes in the exchange offer for its own account in exchange for outstanding notes, which it acquired through market-making or other trading activities, must acknowledge that it will deliver a prospectus when it resells or transfers any notes issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

                                ABOUT THE NOTES

     The terms of the notes we are issuing in this exchange offer and the outstanding notes are identical in all material respects, except:

          (1) the notes issued in the exchange offer will have been registered under the Securities Act;

          (2) the notes issued in the exchange offer will not contain transfer restrictions and registration rights that relate to the outstanding notes; and

          (3) the notes issued in the exchange offer will not contain provisions relating to the payment of liquidated damages to be made to the holders of the outstanding notes under circumstances related to the timing of the exchange offer.

     A brief description of the material terms of the notes follows:

Securities Offered.........  $100 million in principal amount of 10 1/8% Senior
                             Subordinated Notes due 2007, registered under the Securities Act.

Maturity...................  December 15, 2007.

Interest Payment Dates.....  June 15 and December 15 of each year, beginning on
                             June 15, 1998.

Guarantor Subsidiaries.....  The notes issued in the exchange offer will be fully and unconditionally guaranteed by the guarantor subsidiaries, which constitute all of our principal operating subsidiaries. If we cannot make payments on the notes when they are due, the guarantor subsidiaries must make them instead.

Ranking....................  The notes being issued in the exchange offer and the subsidiary guarantees are unsecured senior subordinated obligations of Richmont Marketing Specialists and the guarantor subsidiaries.

                             They rank junior in right of payment to our and our guarantor subsidiaries' current and future senior indebtedness, except indebtedness that expressly provides that it is not senior to the notes and the guarantees.

                             As of December 31, 1998, these notes and the subsidiary guarantees:

                             - were subordinated to a letter of credit in the
                               amount of $1,371,777 of senior debt;

                             - ranked equally with $57,254,165 of other senior
                               subordinated debt and deferred obligations; and

                             - ranked senior to $11,988,245 of junior debt and
                               deferred obligations.

                             As of December 31, 1998, we also had trade payables outstanding in the amount of $5,085,651, and accrued expenses in the amount of $8,980,959.

Optional Redemption........  On or after December 15, 2002, we may redeem some or all of the notes being issued in the exchange offer at any time at the redemption prices listed in the section "Description of Notes" under the heading "Optional Redemption."

                             Before December 15, 2000, we may redeem up to $35 million of the notes with the proceeds of public offerings of equity in our company at the prices listed in the section "Description of Notes" under the heading "Optional Redemption."

Mandatory Redemption.......  If we sell assets or Richmont Marketing Specialists experiences specific kinds of changes in control of it by its stockholders, we must offer to repurchase the notes being issued in the exchange offer at the prices listed in the section "Description of Notes" under the heading "Repurchase at the Option of Holders."

Basic Covenants of
Indenture..................  We will issue the notes being offered in the exchange offer under an indenture with Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association, as trustee. This is the same indenture under which the outstanding notes were issued. The indenture, among other things, restricts our ability and the ability of our subsidiaries to:

                             - borrow money;

                             - pay dividends on stock or purchase stock;

                             - make investments;

                             - use assets as security in other transactions; and

                             - sell a specified dollar amount of assets or merge
                               with or into other companies.

                             See the section "Description of Notes" under the heading "Covenants" for a more comprehensive description of the covenants contained in the indenture.

Use of Proceeds............  We used a portion of the proceeds from the offering of the outstanding notes in December 1997 to finance the acquisition of Atlas Marketing Company, Inc. See the section entitled "Use of Proceeds" for a complete breakdown of how the proceeds have been used by Richmont Marketing Specialists.

                       SUMMARY HISTORICAL FINANCIAL DATA


     In the table below we provide you with summary historical financial data for Richmont Marketing Specialists and its subsidiaries. The statement of operations data presented for each of the years in the 3 years ended December 31, 1998 and the balance sheet data as of December 31, 1998, 1997 and 1996 have been derived from our audited financial statements for those periods. These audited financial statements are included in this prospectus. We have also included unaudited statement of operations data for the three months ended March 31, 1999 and March 31, 1998, and unaudited balance sheet data as of March 31, 1999. The summary historical financial data set forth below as of and for the three months ended March 31, 1999 and 1998 was derived from unaudited financial statements which, in the opinion of management, reflect all normal recurring adjustments necessary for the fair presentation of these financial statements. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results of operations to be expected for the full year.


     The statement of operations and balance sheet data includes the operating results and assets and liabilities of Bromar, Inc. since its acquisition on October 31, 1996, Tower Marketing, Inc. since its acquisition on May 31, 1997 and Atlas since its acquisition on December 19, 1997. Richmont Marketing Specialists has accounted for the Atlas acquisition effective December 31, 1997 for financial reporting purposes. The results of operations of Atlas during the period December 19, 1997 through December 31, 1997 were not material.

     We encourage you to review the audited financial statements and the accompanying notes, as well as the "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is also contained in this prospectus.


                                            THREE MONTHS ENDED
                                                MARCH 31,           YEAR ENDED DECEMBER 31,
                                            ------------------   -----------------------------
                                             1999       1998       1998       1997      1996
                                            -------   --------   --------   --------   -------
                                               (UNAUDITED)          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenue.................................  $52,503   $ 53,089   $218,294   $155,932   $73,447
  Operating expenses......................   59,093     58,889    235,051    159,995    74,969
                                            -------   --------   --------   --------   -------
  Operating loss..........................   (6,590)    (5,800)   (16,757)    (4,063)   (1,522)
OTHER FINANCIAL DATA:
  Cash flow from operations...............  $    69   $    130   $  1,652   $    219   $ 4,663
  EBITDA(a)...............................    1,003      4,594     17,814     11,168     4,540
  Depreciation and amortization...........    7,280      9,640     32,735     14,355     5,554
  Capital expenditures....................    1,441      1,880      6,843      2,784     1,489



                                             AS OF                     AS OF DECEMBER 31,
                                           MARCH 31,              -----------------------------
                                             1999                   1998       1997      1996
                                           ---------              --------   --------   -------
BALANCE SHEET DATA:
  Cash and cash equivalents..............  $ 21,978               $ 26,634   $ 41,395   $    --
  Total assets...........................   165,446                174,762    211,530    84,655
  Long-term obligations, including
     current maturities..................   169,010                171,230    177,916    51,661
  Shareholders' equity (deficit).........   (33,240)               (23,028)     9,309    11,736


(a) EBITDA is defined as net income (loss) before interest, income taxes (benefit), depreciation and amortization expense. EBITDA is presented because it is commonly used by certain investors and analysts to analyze and compare operating performance and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation from or as a substitute for net income (loss), cash flows from operating activities or other statements of operations or cash flows data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. EBITDA may not be comparable to similarly titled measures reported by other companies.

                                  RISK FACTORS

     You should consider carefully all of the information set forth in this prospectus and, in particular, the specific factors set forth under the "Risk Factors" section beginning on page 9 before deciding to tender your outstanding notes in the exchange offer.

                                  RISK FACTORS

     This prospectus contains forward-looking statements, particularly those relating to our plans, strategies and prospects. While we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we can give no assurances that these plans, intentions or expectations will be achieved. The risk factors listed below could cause our results to differ materially from the forward-looking statements.

     You should consider carefully the following risks and all of the information set forth in this prospectus before tendering your notes for exchange in the exchange offer. The risk factors set forth below, other than those which discuss the consequences of failing to exchange your outstanding notes in the exchange offer, are generally applicable to both the outstanding notes and the notes issued in the exchange offer. The risks described below are not the only risks that could affect us or our notes.

YOU MAY HAVE DIFFICULTY SELLING THE NOTES WHICH YOU DO NOT EXCHANGE.

     If you do not exchange your outstanding notes for the notes offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your notes. Those transfer restrictions are described in the indenture and in the legend contained on the outstanding notes, and arose because we originally issued the outstanding notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act of 1933.

     In general, you may offer or sell your outstanding notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the outstanding notes under the Securities Act.

     If a large number of outstanding notes are exchanged for notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged notes. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to have those notes registered under the Securities Act.

     See "The Exchange Offer -- Consequences of Failure to Exchange Outstanding Notes" for a discussion of the possible consequences of failing to exchange your notes.

OUR SUBSTANTIAL INDEBTEDNESS COULD HAVE AN ADVERSE IMPACT ON OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE NOTES.

     We have now and, after the exchange offer, will continue to have a significant amount of indebtedness. While the exchange offer will not increase the amount of our outstanding debt, there are significant risks associated with these high levels of indebtedness.

     The following chart shows certain important credit statistics for Richmont Marketing Specialists as of the dates or periods indicated:


                                                          AT DECEMBER 31,   AT MARCH 31,
                                                               1998             1999
                                                          ---------------   ------------
Total Indebtedness......................................   $171,230,266     $169,010,504
Stockholders' Deficit...................................   $(23,027,838)    $(33,240,019)
Debt to Equity Ratio....................................             --               --


           Presentation of a Debt to Equity Ratio is not meaningful because of the existence of a stockholders' deficit.


                                                                   FOR THE THREE MONTHS
                                             FOR THE YEAR ENDED            ENDED
                                                DECEMBER 31,             MARCH 31,
                                             -------------------   ---------------------
                                               1998       1997       1999        1998
                                             --------   --------   ---------   ---------
    Ratio of Earnings to Fixed Charges.....        --         --         --          --

           Earnings were insufficient to cover fixed charges by $32.4 million for the year ended December 31, 1998 and $8.6 million for the year ended December 31, 1997. For the three months ended March 31, 1999, earnings were insufficient to cover fixed charges by $10.6 million, and $9.4 million for the three months ended March 31, 1998.


     Our substantial indebtedness and the restrictions it imposes could have important consequences for you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the outstanding notes and the notes issued in the exchange offer;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate needs or to satisfy our contractual commitments, including those under the stockholders agreement;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, reducing the availability of our cash flow for other purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have less debt; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

     See "Description of Notes -- Repurchase at Option of Holder -- Change of Control" and "Description of Other Debt -- Revolving Credit Facility" for a discussion of the restrictions imposed by our debt.

TO SERVICE OUR DEBT, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. WE DEPEND ON THE CASH FLOW OF OUR SUBSIDIARIES TO MEET OUR NEEDS.

     Richmont Marketing Specialists is a holding company that conducts all its business through its direct and indirect subsidiaries. We hold no significant assets other than our investments in the capital stock of, and advances to, our subsidiaries. We depend on receipt of funds from our subsidiaries to meet our own obligations, including payments on these notes. Our ability to use the cash flow of our subsidiaries will depend on their operating performance and financial results, which may be subject to factors beyond their control, such as prevailing economic and industry conditions, as well as the level of their indebtedness.

     We cannot assure you that our business and the business of our subsidiaries will generate sufficient cash flow from operations to cover our fixed charges and meet our future liquidity needs including scheduled payments of interest and principal on our indebtedness. We also are unable to assure you that future borrowings will be available to us under our senior credit facility that will allow us to service our debt. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt to meet these needs.

YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS JUNIOR TO OUR EXISTING SENIOR INDEBTEDNESS. FURTHER, THE GUARANTEES OF THESE NOTES ARE JUNIOR TO THE SENIOR INDEBTEDNESS OF EACH GUARANTOR.

     These notes and the subsidiary guarantees rank behind all of our existing and future senior debt and all of the existing and future senior debt of the guarantors. As a result, if we declare bankruptcy, liquidate or reorganize, we must repay all senior debt before we will be able to make any payments on these notes. Similarly, if any guarantor declares bankruptcy, liquidates or reorganizes, that guarantor must repay all of its senior debt before it may make any payment under its guarantee.

     In addition, all payments on the notes and the guarantees, including interest payments, will be blocked in the event of a payment default on any senior debt, and may be blocked for up to 179 of 360 consecutive days in the event of a non-payment default on senior debt.

     As of December 31, 1998, we had $1,371,777 in an outstanding letter of credit issued under our senior credit facility that ranked senior to the notes, and the guarantors collectively had no senior debt outstanding that ranked senior to the guarantees. As of December 31, 1998, we also had trade payables outstanding in the amount of $5,085,651, and accrued expenses in the amount of $8,980,959.

     See "Description of Notes -- Subordination" for a description of the subordination provisions contained in the indenture.

YOUR RIGHT TO PAYMENT OF THESE NOTES IS NOT SECURED BY ANY COLLATERAL.

     Our obligations under our senior credit facility are secured by our assets and the stock in our subsidiaries. Our subsidiaries have also guaranteed our senior credit facility and pledged their assets to secure those guarantees. The notes and the guarantees are not secured and do not have the benefit of any collateral. In any insolvency or liquidation affecting us or any guarantor, the lenders under our senior credit facility will be entitled to payment in full from any proceeds from the collateral before any payment is made on these notes or the guarantees. The collateral may be insufficient to satisfy all of our creditors, including you as a holder of these notes.

     See "Description of Other Debt" for a discussion of the collateral securing our senior indebtedness.

DESPITE OUR CURRENT LEVELS OF INDEBTEDNESS, WE MAY STILL BE ABLE TO INCUR ADDITIONAL DEBT. THIS COULD FURTHER INCREASE THE RISKS DESCRIBED ABOVE.

     We and our subsidiaries are permitted to incur substantial additional indebtedness in the future. While the terms of the indenture and our senior credit facility limit our ability to incur additional debt, they do not completely prohibit us from doing so in all circumstances. In addition, some of the additional debt that we incur may rank senior to the notes. As of December 31, 1998, we had approximately $12.1 million available for borrowing as additional senior debt under our credit facility. In addition, the indenture under which these notes will be issued allows us to issue up to $50 million of additional notes having the same terms as these notes if we comply with the requirements contained in the indenture. If new debt is added to our current debt levels, or to the debt levels of our subsidiaries, the related risks that we and they now face could intensify.

     See "Description of Notes -- Covenants -- Limitations on Indebtedness" and "Description of Other Debt -- Revolving Credit Facility" for a discussion of the restrictions placed on our ability to incur more debt.

OUR SENIOR CREDIT FACILITY CONTAINS RESTRICTIONS THAT ARE MORE STRINGENT THAN THOSE CONTAINED IN THE INDENTURE.


     In many cases, the restrictions contained in the senior credit facility are more restrictive than similar covenants contained in the indenture. In addition, our credit facility requires us to maintain a fixed charge coverage ratio of at least 0.80:1.00 through March 31, 1999, at least 1.00:1.00 through December 31, 1999, and at least 1.25:1.00 thereafter. We are also required to maintain an interest coverage ratio of at least 1.50:1.00 through December 1, 1999; the required interest coverage ratio increases to 1.75:1.00 on January 1, 2000 and to 2.00:1.00 on January 1, 2001. If we fail to maintain those ratios, our lenders under the senior credit facility may prohibit us from making any payments on these notes, or may declare the amounts loaned under the senior credit facility immediately due and payable. If we are unable to pay the amounts due, the senior lenders could proceed against the collateral that secures that debt. We failed to meet our required fixed charge coverage ratio for the first quarter of 1999. We are engaged in negotiations with our lenders in order to obtain a waiver related to our failure to meet our required coverage ratio, although our lenders have provided no assurances that they will grant such a waiver. If we fail to obtain such a waiver, our lenders may proceed against the collateral or take the other actions described above.

     See "Description of Other Debt -- Revolving Credit Facility" for a detailed discussion of the covenants contained in our senior credit facility.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

     Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all notes that are outstanding at that time at a price which may be higher than the then-current market value of the notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior credit facility will not allow such repurchases.

     See "Description of Notes -- Repurchase at the Option of Holders" for a discussion of our obligations to repurchase the notes in the event a change of control occurs.

OUR GROWTH STRATEGY IS BASED ON ACQUISITIONS, WHICH MAY NOT PROVIDE THE DESIRED ECONOMIC BENEFITS AND MAY IMPAIR OUR FINANCIAL CONDITION.

     We plan to grow by pursuing acquisitions in the food brokerage business. However, we cannot guarantee that we will be able to consummate any acquisitions on favorable terms. If we do complete any acquisitions, we cannot be certain that we will realize any anticipated benefits from those acquisitions.

     In addition, acquisitions may require significant financial resources. We are not certain that we will be able to obtain the necessary financing or that any additional financing will be permitted by our senior credit facility or by the indenture. The incurrence of additional debt and other expenses related to any acquisitions could materially adversely affect our financial condition and operating results.

OUR FUTURE OPERATIONS MAY BE IMPAIRED BY OUR RAPID GROWTH.


     We have grown rapidly since the beginning of 1996, expanding our operations from coast to coast. Our growth has been primarily as a result of the 14 acquisitions we have completed in that time period. Our future operations and financial strength depend largely upon our ability to successfully manage this growing business. We cannot guarantee to you that our growth will lead to profitability.


WE MAY NOT BE ABLE TO SUCCESSFULLY COMBINE THE OPERATIONS OF THE COMPANIES WE ACQUIRE WITH OUR CURRENT OPERATIONS.

     While we believe there are significant opportunities for cost savings and efficiencies as a result of acquisitions, we cannot be sure that we will recognize any cost-savings or desired economic benefits from our acquisitions. We have experienced difficulties in integrating some of the companies we have acquired in the past due to decentralized information systems and because of poor management of working capital at the acquired company level. Our ability to realize any cost-savings or other economic benefits may be limited by similar problems and by the following factors:


     - loss of manufacturers that we represent due to conflicts and changes of control;


     - turnover of higher levels of personnel than anticipated due to change of control;

     - additional expenses incurred by us as we combined the operations of acquired companies, including but not limited to severance costs paid to terminated employees, costs associated with lease abandonment for redundant office space, and costs incurred to upgrade the information systems of acquired companies; and

     - unexpected and increased costs due to post-closing discovery of financial obligations and third parties' rights not previously identified during our due diligence process or included in our projections.

     Consequently, we cannot be sure that our acquisitions will result in the economic benefits that we expect on a timely basis or at all.

WE HAVE A RECENT HISTORY OF OPERATING LOSSES.


     Richmont Marketing Specialists and its predecessors have reported operating losses of $16.8 million in 1998, $4.1 million in 1997, $1.5 million in 1996, and $0.6 million in 1995. For the first quarter of 1999, we had an operating loss of $6.6 million, compared to an operating loss of $5.8 million for the same period in 1998. Our ability to be profitable in the future will be dependent upon a number of factors, including:



     - our ability to increase revenues by attracting and retaining national manufacturers and customers;


     - our ability to realize cost-savings by successfully integrating companies that we acquire; and

     - various other factors beyond our control, including economic, financial and competitive conditions, including the ongoing consolidation occurring within the food distribution industry.

     We cannot guarantee that we will achieve profitability in the future or be able to generate cash flow sufficient to meet our payment obligations, including on the notes.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of our recent operating history.


MOST OF OUR MANUFACTURERS DO NOT ALLOW US TO REPRESENT THEIR COMPETITORS IN THE SAME TERRITORY.



     Most of the manufacturers that we represent do not allow us to market and sell their competitors' products in our assigned territories. Some manufacturers can be highly subjective in their definition of a conflict, and may contend that products with a varying degree of similarity are competing products. In addition, some of our manufacturers object to our representing another manufacturer which produces a similar product for sale in a region where we do not represent that manufacturer. In some cases where we are unable to resolve a conflict with a manufacturer, we must terminate our relationship with the competing manufacturer.



SUBSTANTIALLY ALL OF OUR CONTRACTS WITH MANUFACTURERS ARE SHORT-TERM AGREEMENTS.



     Substantially all of the contracts with the manufacturers that we represent have 30 day terms. As a result, our manufacturers can transfer their business to another food broker upon short notice. While we have enjoyed long-term relationships with many of the manufacturers that we represent, we could lose relationships with these manufacturers due to consolidations within the industry or our inability to meet their sales and performance objectives.


COMPUTER PROBLEMS RELATED TO THE YEAR 2000 MAY CAUSE OPERATING PROBLEMS.

     The year 2000 issue exists because some computer systems and telephone equipment have embedded chips or processors which use only 2 digits to represent the year. As a result, they may be unable to accurately process data during and after the year 2000.


     Our business depends largely upon the ability of our customers to electronically place orders through us for our manufacturers' products. We also rely upon our computer systems to process these orders and to track and calculate our commissions. The failure of these computer systems to function properly could have a materially adverse impact on our business and operations. We can provide no assurance that our plans, or the plans of our customers and manufacturers, particularly the smaller ones, have eliminated the risk of systems failures.


ONE SHAREHOLDER HAS EFFECTIVE CONTROL OF RICHMONT MARKETING SPECIALISTS.

     Currently, 60% of our common stock is owned by MS Acquisition Limited, a Texas limited partnership. Pursuant to a stockholders' agreement, this shareholder has the right to elect 4 of Richmont

Marketing Specialists' 7 directors. Consequently, since MS Acquisition Limited has exercised its right to elect 4 directors, it controls our board of directors and may control our affairs in a manner contrary to your interests.

     See "Relationships and Related Transactions -- Stockholders Agreement" for a description of the stockholders agreement.

WE DEPEND ON CERTAIN KEY PERSONNEL IN THE CONDUCT OF OUR BUSINESS.


     Our business depends upon our retention of employees who maintain key relationships with our larger customers and manufacturers. The loss of any of these employees to a competitor could have a significant adverse impact on our business if any of our major manufacturers follow these employees.


     See "Ownership and Management" for the identification of some of our key employees and "The Business -- Description of Services Provided by Richmont Marketing Specialists" for a discussion of the functions performed by our employees.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     - was insolvent or rendered insolvent by reason of the incurrence of such guarantee; or

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

     - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

     Therefore, the indenture limits the liability of each guarantor under the guarantees so as not to result in a fraudulent conveyance or transfer. This limitation may reduce the amount guaranteed by any guarantor below the amount owed under the notes. Because of this limitation, we cannot assure you that the total amount of all the guarantees will be enough to pay all amounts due under the notes.

YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES ISSUED IN THIS EXCHANGE OFFER.

     While the outstanding notes are eligible for trading in PORTAL, the Private Offering, Resale and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc., a screen-based automated market for trading securities for qualified institutional buyers, there is no public market for the notes to be issued in the exchange offer. Chase Securities, Inc., the initial purchaser of the outstanding notes, has informed us that it intends to make a market in the notes to be issued in the exchange offer, but it may cease its market-making at any time.

     We do not intend to apply for a listing of any of the notes on any securities exchange. We do not know if an active public market will develop for the notes or, if developed, will continue. If an active market is not developed or maintained, the market price and the liquidity of the notes may be adversely affected.

     In addition, the liquidity and the market price of the notes to be offered in the exchange offer may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects, or in the prospects for companies in our industry. As a result, you cannot be sure that an active trading market will develop for these notes.


THE PROPOSED MERGER WITH MERKERT AMERICAN CORPORATION MAY TRIGGER REPURCHASE OBLIGATIONS UNDER THE INDENTURE.



     Richmont Marketing Specialists plans to merge its operations with Merkert American Corporation. The indenture governing the notes requires that the merger meet specified conditions, which are described in more detail below. If the merger and the combined company resulting from the merger do not satisfy these conditions, then the combined company may be required to repay all or a significant portion of the notes, potentially at a premium to the then-current market value of the notes. Richmont Marketing Specialists does not, and the combined company will not, have sufficient cash on hand to repurchase the notes and would need to seek alternative financing to refinance the notes in the event these conditions are not satisfied. Richmont Marketing Specialists can give no assurance that the combined company which results from the merger will be able to refinance the notes on terms that are commercially reasonable and which would not adversely impact the combined company's financial position.



     The merger may not satisfy the conditions in the indenture relating to Richmont Marketing Specialists' ability to complete the merger.



     Unless the merger satisfies specific conditions, an event of default will exist on the notes. One of these conditions requires the company surviving the merger to have a consolidated debt coverage ratio of 2.0:1.0 immediately following the merger. While Richmont Marketing Specialists believes that the combined company will satisfy this condition after taking into account the anticipated benefits of the merger, this determination involves the application of complex legal and accounting principals and is subject to differing viewpoints. Therefore, Richmont Marketing Specialists cannot give any assurances that the merger will satisfy this condition. In the event the merger does not satisfy this and the other conditions in the indenture, the combined company would be forced to either refinance the notes or conduct a consent solicitation from the holders of the notes. Richmont Marketing Specialists cannot give any assurances that the combined company will be able to refinance the notes on a commercially reasonable basis or that it will be able to obtain the necessary consents from the noteholders to permit the merger.

     The holders of the notes may have the right to tender their notes to the surviving company for repayment following the merger.



     Upon the occurrence of specified types of change of control events, the holders of the notes will have the right to require Richmont Marketing Specialists or the combined company to repurchase their notes at a price that may be higher than the then-current market value of the notes. While Richmont believes that the proposed merger with Merkert American will not trigger these obligations, it can give no assurances that the obligations will not be triggered upon or after the completion of the merger or that a future event will not trigger the repurchase obligation. The combined company may not have sufficient cash on hand at the time of a required repurchase and may not be able to borrow additional funds on comparable terms in order to do so.



     See "The Business -- Recent Developments" for a description of the proposed merger of Richmont Marketing Specialists with and into Merkert American Corporation. See "Description of Notes" for a discussion of the merger and change of control restrictions imposed by the indenture.

                          FORWARD-LOOKING INFORMATION

     Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, based on the information currently available to us. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by the forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "projected," "predicts," "potential" or "continue" or the negative of these and similar terms.

     These statements are only predictions. The forward-looking events discussed in this prospectus may not occur and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are under no duty to update any of the forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise.

                                THE TRANSACTIONS

     On December 19, 1997, we completed the offering of $100 million of the outstanding notes. Simultaneously with this offering, Richmont Marketing Specialists completed the acquisition of Atlas Marketing Company, Inc. We used a portion of the proceeds from the offering of the notes to complete the Atlas acquisition and pay related expenses.

  The Atlas Acquisition

     Under the terms of 2 stock purchase agreements, each dated as of November 6, 1997, by and among Richmont Marketing Specialists, Atlas and certain stockholders and affiliates of Atlas, we acquired all of the outstanding capital stock of Atlas through our wholly-owned subsidiary, MSSC Carolina, Inc. We paid a total of $45.7 million for Atlas, including approximately $31.9 million in cash and notes payable to acquire all of the outstanding stock of Atlas, and approximately $13.8 million to repay the outstanding indebtedness of Atlas. MSSC Carolina, Inc. was subsequently merged into Atlas, with Atlas remaining as the surviving corporation.

     Approximately $12.1 million of the purchase price was paid in the form of promissory notes issued to Atlas shareholders. These Atlas notes were issued in two series, each bearing interest at a rate of 10% per annum and each amortizing in equal monthly installments over 5 years. Payments of principal and interest on the first series of Atlas notes, issued in an aggregate principal amount of $11.4 million, began in September, 1998. Approximately $11.1 million principal amount was outstanding on the first series of notes at December 31, 1998. The second series of Atlas notes, in aggregate principal amount of $0.7 million, began amortization on April 15, 1998. Approximately $0.6 million principal amount was outstanding on the second series of notes at December 31, 1998. Payments on the Atlas notes are expressly subordinate to payment on the notes offered by this prospectus.

     Approximately $0.8 million of the Atlas purchase price was paid in the form of deferred obligations payable to certain Atlas employees. Approximately $0.3 million of these deferred obligations remained payable at December 31, 1998. Payments of the deferred obligations are also expressly subordinate to payment on the notes offered by this prospectus.

     Except for the integration of computer systems related to order management, which we expect to complete by June 30, 1999, we have completed the integration of the operations and business of Atlas as of December 31, 1998.

  The Financing

     In addition to the cash paid in connection with the Atlas acquisition, we used approximately $9.5 million of the proceeds from the offering of the outstanding notes to repay borrowings under our senior credit facility. Concurrently with the repayment of these amounts, the agreement governing the facility was amended to provide for, among other things, an increase in commitments up to $25 million.

  Other Recent Transactions

     PeopleSoft Conversion. In 1998, Richmont Marketing Specialists made a substantial investment in upgrading its financial and human resources systems. Richmont Marketing Specialists purchased application software from PeopleSoft and hired a consulting firm to assist in the implementation of these new systems. We used approximately $3.1 million of the proceeds from the outstanding notes to purchase the software license and for installation in connection with this upgrade.


     Timmons-Sheehan Acquisition. In April 1999, Richmont Marketing Specialists, through its subsidiary Marketing Specialists Sales Company, acquired all of the capital stock of Timmons-Sheehan Inc., d/b/a The Sell Group -- Minneapolis. The purchase price for the capital stock of Timmons-Sheehan was approximately $4.4 million, which was paid as a combination of $1.7 million in cash and approximately $2.7 million in promissory notes.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. All outstanding notes that are tendered in the exchange offer will be retired and cancelled. Accordingly, the issuance of the notes in the exchange offer will not result in any proceeds to us.

     The proceeds that we received from the issuance of the outstanding notes in December 1997 were used as follows:

     - approximately $33.6 million was used to fund the Atlas acquisition, including $19.8 million to purchase Atlas stock and $13.8 million to retire Atlas debt;

     - approximately $9.5 million was used to repay borrowings under our senior credit facility;


     - approximately $6.0 million was used to repay our other borrowings;


     - approximately $5.3 million was used to pay fees and expenses relating to the offering;

     - approximately $3.1 million was used to purchase and install software for accounting and human resource applications;


     - approximately $1.7 million was used to fund the Timmons-Sheehan, Inc. acquisition;



     - the remaining $40.8 million was used to provide working capital and for general corporate purposes, and will be used to fund future acquisitions.

                                 CAPITALIZATION


     The following table sets forth the capitalization of Richmont Marketing Specialists as of March 31, 1999. This table should be read in conjunction with the historical financial statements of Richmont Marketing Specialists and the related notes which are included elsewhere in this prospectus.



                                                                      AS OF
                                                                 MARCH 31, 1999
                                                                 --------------
                                                             (DOLLARS IN THOUSANDS)
Cash and cash equivalents...............................                  $ 21,978,001
                                                                          ============
Long-term obligations (including current maturities):
  Senior credit facility(1).............................   $         --
  Notes payable.........................................     22,958,722
  Capital lease obligations.............................      1,850,022
  Deferred obligations(2)...............................     44,201,760
  Outstanding notes.....................................    100,000,000
                                                           ------------
          Total long-term obligations...................                  $169,010,504
Shareholders' deficit...................................                   (33,240,019)
                                                                          ------------
          Total capitalization..........................                  $135,770,485
                                                                          ============


---------------


(1) The senior credit facility requires Richmont Marketing Specialists to maintain certain financial ratios and meet certain indebtedness tests. As of March 31, 1999, Richmont Marketing Specialists was in default of certain covenant requirements of the senior credit facility. Under an amendment to the senior credit facility which management expects to negotiate, all covenants would be waived through September 30, 1999. At March 31, 1999, there were no borrowings under the facility. However, a $1.3 million letter of credit was outstanding. If the senior credit facility is not amended, Richmont Marketing Specialists will have no borrowings available under the facility. If the amendment to the senior credit facility is obtained and the terms of the borrowing base calculation remain the same, the amount available for borrowings under the facility at March 31, 1999 would be approximately $10.6 million.



(2) At March 31, 1999, deferred obligations consisted of obligations of approximately $12.5 million under covenants not to compete and obligations of approximately $31.7 million under deferred payment and compensation plans. See "Financial Statements" and the accompanying notes for an explanation of these items and for further detail.

                               THE EXCHANGE OFFER

  Purpose of the Exchange Offer


     When we sold the outstanding notes in December 1997, we entered into an exchange and registration rights agreement with the initial purchasers of those notes. Under the exchange and registration rights agreement, we agreed to file a registration statement regarding the exchange of the outstanding notes for notes which are registered under the Securities Act of 1933. We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the Securities and Exchange Commission, and to conduct this exchange offer after the registration statement is declared effective. We will use our best efforts to keep this registration statement effective at least until the exchange offer is completed. The exchange and registration rights agreement provides that we will be required to pay liquidated damages to the holders of the outstanding notes if:


          (1) the registration statement is not filed by April 19, 1999;

          (2) the registration statement is not declared effective by May 19, 1999; or

          (3) the exchange offer has not been completed by June 19, 1999.

A copy of the exchange and registration rights agreement is filed as an exhibit to the registration statement to which this prospectus is a part.

  Terms of the Exchange Offer


     This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange outstanding notes which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date
for this exchange offer is midnight, New York City time, on             , 1999,
or such later date and time to which we, in our sole discretion, extend the exchange offer.


     The form and terms of the notes being issued in the exchange offer are the same as the form and terms of the outstanding notes, except that:

          (1) the notes being issued in the exchange offer will have been registered under the Securities Act;

          (2) the notes issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

          (3) the notes being issued in the exchange offer will not contain the registration rights and liquidated damages provisions contained in the outstanding notes.

     Notes tendered in the exchange offer must be in denominations of the principal amount of $1,000 and any integral multiple thereof.

     We expressly reserve the right, in our sole discretion:

          (1) to extend the expiration date;

          (2) to delay accepting any outstanding notes;

          (3) if any of the conditions set forth below under " -- Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer and not accept any notes for exchange; or

          (4) to amend the exchange offer in any manner.

     We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

  How to Tender Notes for Exchange

     When the holder of outstanding notes tenders, and we accept, notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who wishes to tender notes for exchange must do so on or prior to the expiration date:


          (1) transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to Chase Bank of Texas, National Association, the "exchange agent", at the address set forth below under the heading "Exchange Agent"; or


          (2) if notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent's message to the exchange agent at the address set forth below under the heading "Exchange Agent."

In addition, either:

          (1) the exchange agent must receive the certificates for the outstanding notes and the letter of transmittal;


          (2) the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the notes being tendered into the exchange agent's account at the Depository Trust Company, or DTC, along with the letter of transmittal or an agent's message; or


          (3) the holder must comply with the guaranteed delivery procedures described below.


The term "agent's message" means a message, transmitted to the DTC and received by the exchange agent and forming a part of a book-entry transfer, which states that the DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.


     THE METHOD OF DELIVERY OF THE OUTSTANDING NOTES, THE LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR NOTES SHOULD BE SENT DIRECTLY TO US.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the notes surrendered for exchange are tendered:

          (1) by a holder of outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

          (2) for the account of an eligible institution.

An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If notes are registered in the name of a person other than the signer of the letter of transmittal, the notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.


     We will determine all questions as to the validity, form, eligibility and acceptance of notes tendered for exchange in our sole discretion, including questions as to time of receipt. Our determination will be final and binding. We reserve the absolute right to:


          (1) reject any and all tenders of any note improperly tendered;

          (2) refuse to accept any note if, in our judgment or the judgment of our counsel, acceptance of the note may be deemed unlawful; and

          (3) waive any defects or irregularities or conditions of the exchange offer as to any particular note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender notes in the exchange offer.

Our interpretation of the terms and conditions of the exchange offer as to any particular notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of notes for exchange, nor shall any of us incur any liability for failure to give such notification.

     If a person or persons other than the registered holder or holders of the outstanding notes tendered for exchange signs the letter of transmittal, the tendered notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement.

     By tendering, each holder will represent to us that, among other things, that the person acquiring notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the notes issued in the exchange offer. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of Richmont Marketing Specialists, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such notes to be acquired in the exchange offer, such holder or any such other person:

          (1) may not rely on the applicable interpretations of the staff of the SEC; and

          (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer who acquired its outstanding notes as a result of market-making activities or other trading activities and thereafter receives notes issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

  Acceptance of Outstanding Notes for Exchange; Delivery of Notes Issued in the Exchange Offer

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue notes registered under the Securities Act. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "-- Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any notes for exchange.

     For each outstanding note accepted for exchange, the holder will receive a note registered under the Securities Act having a principal amount equal to that of the surrendered outstanding note. Accordingly, registered holders of notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the outstanding notes, from December 19, 1997. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the exchange and registration rights agreement, we may be required to make additional payments in the form of liquidated damages to the holders of the outstanding notes under circumstances relating to the timing of the exchange offer.

     In all cases, we will issue notes in the exchange offer for outstanding notes that are accepted for exchange only after the exchange agent timely receives:

          (1) certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the DTC;

          (2) a properly completed and duly executed letter of transmittal or an agent's message; and

          (3) all other required documents.

     If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged notes without cost to the tendering holder. In the case of notes tendered by book-entry transfer into the exchange agent's account at the DTC, such non-exchanged notes will be credited to an account maintained with the DTC. We will return the notes or have them credited to the DTC account as promptly as practicable after the expiration or termination of the exchange offer.

  Book Entry Transfers

     The exchange agent will make a request to establish an account with respect to the outstanding notes at the DTC for purposes of the exchange offer within 2 business days after the date of this prospectus. Any financial institution that is a participant in the DTC's systems must make book-entry delivery of outstanding notes by causing the DTC to transfer such outstanding notes into the exchange agent's account at the DTC in accordance with the DTC's procedures for transfer. Such participant should transmit its acceptance to the DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must:

          (1) be transmitted to and received by the exchange agent at the address set forth below under "-- Exchange Agent" on or prior to the expiration date; or

          (2) comply with the guaranteed delivery procedures described below.

  Guaranteed Delivery Procedures

     If a holder of outstanding notes desires to tender such notes and the holder's notes are not immediately available, or time will not permit such holder's notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

          (1) the holder tenders the notes through an eligible institution;

          (2) prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the notes being tendered and the amount of the notes being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within 3 New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the Exchange Agent; and

          (3) the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, within 3 New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

  Withdrawal Rights


     You may withdraw tenders of your outstanding notes at any time prior to midnight, New York City time, on the expiration date.


     For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must:

          (1) specify the name of the person having tendered the outstanding notes to be withdrawn;

          (2) identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes; and

          (3) where certificates for outstanding notes are transmitted, specify the name in which outstanding notes are registered, if different from that of the withdrawing holder.


If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the DTC to be credited with the withdrawn notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility of such notices, including questions as to time of receipt; our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of notes tendered by book-entry transfer into the exchange agent's account at the DTC, the notes withdrawn will be credited to an account maintained with the DTC for the outstanding notes. The notes will be returned or credited to the DTC account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under "-- How to Tender Notes for Exchange" above at anytime on or prior to midnight, New York City time, on the expiration date.

  Conditions to the Exchange Offer

     We are not required to accept for exchange, or to issue notes in the exchange offer for any outstanding notes. We may terminate or amend the exchange offer, if at any time before the acceptance of such outstanding notes for exchange:

          (1) any federal law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

          (2) any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

          (3) there shall occur a change in the current interpretation by staff of the Securities and Exchange Commission which permits the notes issued in the exchange offer in exchange for the outstanding notes to be offered for resale, resold and otherwise transferred by such holders, other than broker-dealers and any such holder which is an "affiliate" of Richmont Marketing Specialists within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such notes acquired in the exchange offer are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such notes issued in the exchange offer.

     The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least 3 business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which we may assert at any time and from time to time.

  The Exchange Agent

     Chase Bank of Texas, National Association has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                               Main Delivery To:
          Chase Bank of Texas, National Association, as Exchange Agent


By mail, hand or overnight courier to:          By Facsimile (for eligible institutions
                                                only):
Chase Bank of Texas, National Association       (214) 672-5746
1201 Main Street -- 18th Floor
Dallas, TX 75201                                Confirm by telephone:
Att: Frank Ivins -- Confidential                (214) 672-5678


     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

  Fees and Expenses

     We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses.


     The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be approximately $1.0 million.


  Transfer Taxes

     Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

  Consequences of Failure to Exchange Outstanding Notes

     Holders who desire to tender their outstanding notes in exchange for notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor Richmont Marketing Specialists is under any duty to give notification of defects or irregularities with respect to the tenders of notes for exchange.

     Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the outstanding notes and the existing restrictions on transfer set forth in the legend on the outstanding notes and in the offering circular dated December 19, 1997, relating to the outstanding notes. Except in limited circumstances with respect to specific types of holders of outstanding notes, we will have no further obligation to provide for the registration under the Securities Act of such outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the outstanding notes under the Securities Act or under any state securities laws.

     Upon completion of the exchange offer, holders of the outstanding notes will not be entitled to any further registration rights under the exchange and registration rights agreement, except under limited circumstances.

     Holders of the notes issued in the exchange offer and any outstanding notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

  Consequences of Exchanging Outstanding Notes

     Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of such notes, other than by any holder which is an "affiliate" of Richmont Marketing Specialists within the meaning of Rule 405 under the Securities Act. Such notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

          (1) such notes issued in the exchange offer are acquired in the ordinary course of such holder's business; and

          (2) such holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of such notes issued in the exchange offer.

     However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

     Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

          (1) it is not an affiliate of Richmont Marketing Specialists;

          (2) it is not engaged in, and does not intend to engage in, a distribution of the notes issued in the exchange offer and has no arrangement or understanding to participate in a distribution of notes issued in the exchange offer; and

          (3) it is acquiring the notes issued in the exchange offer in the ordinary course of its business.

     Each broker-dealer that receives notes issued in the exchange offer for its own account in exchange for outstanding notes must acknowledge that such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such notes issued in the exchange offer. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

     In addition, to comply with state securities laws of certain jurisdictions, the notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the notes. We have agreed in the exchange and registration rights agreement that, prior to any public offering of transfer restricted securities, we will register or qualify the transfer restricted securities for offer or sale under the securities laws of any jurisdiction requested by a holder. Unless a holder requests, we currently do not intend to register or qualify the sale of the notes issued in the exchange offer in any state where an exemption from registration or qualification is required and not available. "Transfer restricted securities" means each note until:

          (1) the date on which such note has been exchanged by a person other than a broker-dealer for a note in the exchange offer;

          (2) following the exchange by a broker-dealer in the exchange offer of a note for a note issued in the exchange offer, the date on which the note issued in the exchange offer is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus;

          (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement that we file in accordance with the exchange and registration rights agreement; or

          (4) the date on which such note is distributed to the public in a transaction under Rule 144 of the Securities Act.

                       SELECTED HISTORICAL FINANCIAL DATA


     In the table below, we provide you with selected historical financial data for Richmont Marketing Specialists. We have prepared this information using the consolidated financial statements of Richmont Marketing Specialists or its predecessor Marketing Specialists Sales Company for the five years ended December 31, 1998 and for the three months ended March 31, 1999 and 1998. The statement of operations data for the 4 years ended December 31, 1998 and the balance sheet data at December 31, 1998, 1997, 1996 and 1995 has been derived from our audited financial statements for those periods. The information for the year ended December 31, 1994 and for the three months ended March 31, 1999 and 1998 and the balance sheet data at December 31, 1994 and March 31, 1999 is unaudited. The selected historical financial information set forth below as of and for the three months ended March 31, 1999 and 1998 was derived from unaudited financial statements which, in the opinion of management, reflect all normal recurring adjustments necessary for the fair presentation of these financial statements. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results of operations to be expected for the full year.


     The statement of operations and balance sheet data includes the operating results and assets and liabilities of Bromar since its acquisition on October 31, 1996, Tower since its acquisition on May 31, 1997 and Atlas since its acquisition on December 19, 1997. Richmont Marketing Specialists has accounted for the Atlas acquisition effective December 31, 1997 for financial reporting purposes. The results of operations of Atlas during the period December 19, 1997 through December 31, 1997 were not material.

     When you read this historical financial data, it is important that you read along with it the historical financial statements and related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are included in this prospectus.


                                                  THREE MONTHS ENDED
                                                       MARCH 31,                        YEAR ENDED DECEMBER 31,
                                               -------------------------   -------------------------------------------------
                                                  1999          1998         1998       1997      1996      1995      1994
                                               -----------   -----------   --------   --------   -------   -------   -------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                               (UNAUDITED)   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenue......................................   $ 52,503      $ 53,089     $218,294   $155,932   $73,447   $49,612   $46,359
Operating expenses:
  Salaries, fringe benefits
    and bonuses..............................     34,089        34,390      135,934     98,036    46,486    31,805    30,722
  Automobiles and related expenses...........      4,761         4,655       18,989     14,477     6,944     4,369     4,223
  Sales and marketing expense................      3,790         3,229       13,866     11,122     5,181     3,718     1,880
  Lease restructure charge...................         --            --        1,700         --        --        --        --
  General and administrative expense.........      9,173         6,975       31,827     22,005    10,804     7,582     6,265
  Depreciation and amortization..............      7,280         9,640       32,735     14,355     5,554     2,786     2,551
                                                --------      --------     --------   --------   -------   -------   -------
         Total expenses......................     59,093        58,889      235,051    159,995    74,969    50,260    45,641
                                                --------      --------     --------   --------   -------   -------   -------
Operating (loss) income......................     (6,590)       (5,800)     (16,757)    (4,063)   (1,522)     (648)      718
Interest expense.............................      4,297         4,316       17,489      5,409     2,671     1,998     1,742
Other income (expense).......................        313           754        1,836        876       509       505        (9)
                                                --------      --------     --------   --------   -------   -------   -------
Loss before taxes............................    (10,574)       (9,362)     (32,410)    (8,596)   (3,684)   (2,141)   (1,033)
Income tax expense (benefit).................       (362)       (1,594)         (73)    (1,169)     (552)      138        60
                                                --------      --------     --------   --------   -------   -------   -------
Net loss.....................................   $(10,212)     $ (7,768)    $(32,337)  $ (7,427)  $(3,132)  $(2,279)  $(1,093)
                                                ========      ========     ========   ========   =======   =======   =======
Net loss per share...........................   $ (74.20)     $ (56.44)    $(234.95)  $ (53.96)  $(34.80)  $(23.43)  $ (8.27)
                                                ========      ========     ========   ========   =======   =======   =======
BALANCE SHEET DATA
  (END OF PERIOD):
Total assets.................................   $165,446      $203,140     $174,762   $211,530   $84,655   $23,893   $21,719
Long-term obligations, including current
  maturities.................................    169,011       176,515      171,230    177,916    51,661    26,923    21,505
Shareholders' equity (deficit)...............    (33,240)        1,541      (23,028)     9,309    11,736    (8,838)   (4,820)
OTHER FINANCIAL DATA:
Ratio of Earnings to Fixed Charges(a)........         --            --           --         --        --        --        --


---------------


(a) For purposes of this calculation, "earnings" consist of income (loss) before income taxes (benefit) and fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing fees and the component of rental expense believed by management to be representative of the interest factor thereon, deemed to be one-third of rental expense. Earnings were insufficient to cover fixed charges by $32.4 million, $8.6 million, $3.7 million, $2.1 million, and $1 million for the years ended December 31, 1998, 1997, 1996, 1995 and 1994, respectively and $10.6 million and $9.4 million for the three months ended March 31, 1999 and 1998, respectively.

     The following table sets forth certain operating data as a percentage of revenue for the periods indicated.



                                       THREE MONTHS ENDED
                                           MARCH 31,                      YEAR ENDED DECEMBER 31,
                                   --------------------------    -----------------------------------------
                                      1999           1998        1998     1997     1996     1995     1994
                                   -----------    -----------    -----    -----    -----    -----    -----
                                   (UNAUDITED)    (UNAUDITED)
Revenue..........................     100.0%         100.0%      100.0%   100.0%   100.0%   100.0%   100.0%
Operating expenses:
  Salaries, fringe benefits and
    bonuses......................      64.9%          64.8%       62.3%    62.9%    63.3%    64.1%    66.3%
  Automobiles and related
    expenses.....................       9.1%           8.8%        8.7%     9.3%     9.5%     8.8%     9.1%
  Sales and marketing............       7.2%           6.1%        6.4%     7.1%     7.1%     7.5%     4.1%
  Lease restructure charge.......       0.0%           0.0%        0.8%     0.0%     0.0%     0.0%     0.0%
  General and administrative.....      17.5%          13.1%       14.6%    14.1%    14.7%    15.3%    13.5%
  Depreciation and
    amortization.................      13.9%          18.2%       15.0%     9.2%     7.6%     5.6%     5.5%
                                      -----          -----       -----    -----    -----    -----    -----
         Total expenses..........     112.6%         110.9%      107.7%   102.6%   102.1%   101.3%    98.5%
                                      -----          -----       -----    -----    -----    -----    -----
Operating income.................     (12.6)%        (10.9)%      (7.7)%   (2.6)%   (2.1)%   (1.3)%    1.5%
Interest expense.................       8.2%           8.1%        8.0%     3.5%     3.6%     4.0%     3.8%
Other income (expense)...........       0.6%           1.4%        0.8%     0.6%     0.7%     1.0%     0.0%
                                      -----          -----       -----    -----    -----    -----    -----
Loss before taxes................     (20.1)%        (17.6)%     (14.8)%   (5.5)%   (5.0)%   (4.3)%   (2.2)%
Income tax expense (benefit).....      (0.7)%         (3.0)%       0.0%    (0.7)%   (0.8)%    0.3%     0.1%
                                      -----          -----       -----    -----    -----    -----    -----
Net loss.........................     (19.5)%        (14.6)%     (14.8)%   (4.8)%   (4.3)%   (4.6)%   (2.4)%
                                      =====          =====       =====    =====    =====    =====    =====

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis includes the historical results of our operations and financial condition. Richmont Marketing Specialists, which has no independent operations, was formed for the purpose of serving as the holding company for Marketing Specialists Sales Company and its subsidiaries and Atlas and its subsidiaries. Richmont Marketing Specialists is the primary obligor with respect to certain debt obligations, including the notes described in this prospectus. This discussion and analysis should be read in conjunction with Richmont Marketing Specialists' historical financial statements and accompanying footnote disclosures.


HISTORICAL RESULTS OF OPERATIONS

  General


     Richmont Marketing Specialists is one of the largest food brokers in the United States, with operations covering the western, southeastern, south central, and mid-Atlantic regions of the United States. Richmont Marketing Specialists provides a comprehensive array of sales, marketing, merchandising, and order management services to over 1700 manufacturers, known as "principals," of consumer goods and products. Richmont Marketing Specialists markets the products of these manufacturers to leading retailers and wholesalers, known as "customers," operating in a variety of trade channels, including grocery stores, mass merchandisers, membership warehouses, drug stores and convenience stores. Richmont Marketing Specialists is generally paid a percentage of product sales made by manufacturers to customers. This percentage varies but typically is within a range of 3-4% for principal accounts in which we render full services. Richmont Marketing Specialists does not assume ownership of the products it markets for manufacturers.



     As part of its growth strategy, Richmont Marketing Specialists has been a leader in pursuing consolidation opportunities within the food brokerage industry. Since the beginning of 1996, Richmont Marketing Specialists has completed 14 acquisitions of local and regional food brokerage companies, including the acquisitions of Bromar, Tower, and Atlas. Richmont Marketing Specialists acquired Bromar in October 1996 for total consideration of approximately $29.8 million and assumed approximately $16.5 million in long-term debt and operating lines of credit. Richmont Marketing Specialists acquired Tower in May 1997 for total consideration of approximately $14.4 million and assumed approximately $8.9 million in long-term debt. Richmont Marketing Specialists acquired Atlas in December 1997 for total consideration of approximately $45.7 million and assumed approximately $1.7 million in long-term debt. The food brokerage companies that Richmont Marketing Specialists has acquired have generally had operating cost structures which include large salaries and fringe benefits paid to the owners and other senior managers of these companies and operating expenses relating to facilities and order management, sales and other administrative functions redundant to those performed by Richmont Marketing Specialists.


     On a historical basis, Richmont Marketing Specialists' revenue has been fairly consistent throughout the year, with some seasonal increase realized during the fourth quarter of each year due to increased sales during the holiday season. Richmont Marketing Specialists does not believe that its revenues have been materially affected by inflation or changing prices.


  Quarter Ended March 31, 1999 Compared to Quarter Ended March 31, 1998



     Revenue for the quarters ended March 31, 1999 as compared to the same period in 1998, decreased 1% to $52.5 million from $53.1 million. This decrease reflects the continued volatility in the food industry as retailers, food companies and brokers continue to consolidate. These consolidations can effect the relationship between food companies and their brokers and sometimes result in the gains or losses of representation.



     Total operating expenses increased to $59.1 million for the quarter ended March 31, 1999, as compared to $58.9 million for the quarter ended March 31, 1998. As a percentage of revenues, operating expenses, excluding amortization and depreciation, increased to 98.7% for the quarter ended March 31,

1999, as compared to 92.8% for the quarter ended March 31, 1998. This increase was primarily attributable to increased travel costs resulting from Richmont Marketing Specialists' continued expansion into new markets and costs incurred relating to our continued efforts to improve computers, software and communications infrastructure. Depreciation and amortization decreased to $7.3 million, or 13.9% of revenue, in 1999 from $9.6 million, or 18.2% of revenue, in 1998. This decrease was primarily due to the reduction of the estimated useful lives of goodwill and trained workforce that resulted in an additional one-time charge of $1.7 million of amortization in the first quarter of 1998. As a result of these factors, the operating loss increased to $6.6 million for the quarter ended March 31, 1999, as compared to an operating loss of $5.8 million for the quarter ended March 31, 1998.



     Interest expense was $4.3 million for the quarter ended March 31, 1999 and 1998, primarily relating to the Notes.



     Net loss increased to $10.2 million in the quarter ended March 31, 1999, as compared to a net loss of $7.8 million in the quarter ended March 31, 1998, as a result of the factors noted above.


  Year Ended December 31, 1998 Compared to Year Ended December 31, 1997


     Revenue increased to $218.3 million for the year ended December 31, 1998, as compared to $155.9 million for the year ended December 31, 1997. Richmont Marketing Specialists' revenue for the year ended December 31, 1998, include $49.4 million attributable to Atlas. Revenue excluding Atlas for the year ended December 31, 1998, increased 8.3% to $13 million from revenue for the year ended December 31, 1997 primarily as a result of the acquisition of Tower in May, 1997. Revenue included revenue attributable to Tower of $26.2 million for 1998 and $15.2 million for 1997.



     Total operating expenses increased to $235.1 million for the year ended December 31, 1998, as compared to $160 million for the year ended December 31, 1997. The increase was due primarily to the inclusion of the Tower and Atlas operating expenses for the year ended December 31, 1998. As a percentage of revenue, however, operating expenses, excluding amortization, depreciation and the lease restructure change, decreased to 91.9% of revenue for the year ended December 31, 1998, down from 93.4% of revenue for the year ended December 31, 1997. This decrease was primarily attributable to the ongoing integration of acquired businesses and the reduction of headcount appropriate for the current revenue base resulting in a reduction of salaries, associated fringe benefits, automobiles, and sales and marketing expense. Depreciation and amortization increased to $32.7 million, or 15% of revenue, in 1998 from $14.4 million, or 9.2% of revenue, in 1997. Approximately $8.9 million of the increase is due to the amortization of intangible assets resulting from the Tower and Atlas acquisitions and approximately $9.4 million of the increase is due to the reduction of the estimated useful lives of goodwill and trained workforce. The 1998 results also include a nonrecurring lease restructure charge of $1.7 million. As a result of these factors, our operating loss increased to $16.8 million for the year ended December 31, 1998, as compared to an operating loss of $4.1 million for the year ended December 31, 1997. See "-- Accounting and Financial Disclosure" for a discussion of the reduction of our amortization periods and an explanation of the lease restructure charge.


     Operating income before depreciation, amortization, and the lease restructure charge increased to $17.7 million for the year ended December 31, 1998, as compared to $10.3 million for the year ended December 31, 1997, as a result of the factors noted above.

     Interest expense increased to $17.5 million in the year ended December 31, 1998, as compared to $5.4 million for the year ended December 31, 1997, primarily due to the issuance of the notes and increases in outstanding debt associated with acquisitions.

     Net loss increased to $32.3 million in the year ended December 31, 1998, as compared to a net loss of $7.4 million in the year ended December 31, 1997, as a result of the factors noted above.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Revenue increased to $155.9 million for the year ended December 31, 1997, as compared to $73.4 million for the year ended December 31, 1996. The increase was primarily attributable to the operations of Bromar and Tower, which were acquired by Richmont Marketing Specialists in October 1996 and May 1997, respectively. Revenue for the year ended December 31, 1997 included $71.2 million attributable to Bromar and approximately $15.2 million attributable to Tower. Richmont Marketing Specialists' revenue for 1996 included Bromar revenue of $11.3 million for the two months ended December 31, 1996. Excluding revenue attributable to Bromar and Tower, revenue for the year ended December 31, 1997 increased 11.9% from the year ended December 31, 1996, as the result of several smaller acquisitions.

     Total operating expenses increased to $160 million for the year ended December 31, 1997, as compared to $75 million for the year ended December 31, 1996. The increase was due primarily to the addition of Bromar's operating expenses for the entire year and Tower's operating expenses from June 1, 1997. As a percentage of revenues, operating expenses excluding amortization and depreciation did not change significantly from the previous year, decreasing to 93.4% for 1997, from 94.5% for 1996.

     Operating income before depreciation and amortization increased to $10.3 million in 1997, as compared to $4 million in 1996, primarily due to the inclusion of a full year of Bromar operating activity and seven months of Tower operating activity. Operating loss increased to $4.1 million for the year ended December 31, 1997, as compared to an operating loss of $1.5 million for the year ended December 31, 1996, due to additional amortization expenses associated with the Bromar and Tower acquisitions.

     Interest expense increased to $5.4 million in 1997, as compared to $2.7 million in 1996, primarily due to increases in outstanding debt associated with acquisitions completed during the year, increases in operating lines of credit, and the issuance of the notes.

     Net loss increased to $7.4 million in 1997, as compared to a net loss of $3.1 million in 1996, as a result of the factors noted above.

LIQUIDITY AND CAPITAL RESOURCES

     On December 19, 1997, Richmont Marketing Specialists completed a $100 million offering of notes. The proceeds were used to acquire the common stock of Atlas for $19.8 million in cash, repay approximately $13.8 million of existing Atlas indebtedness, repay approximately $15.5 million of existing Richmont Marketing Specialists indebtedness, pay various debt issue costs of approximately $5.3 million, and purchase and install software for accounting and human resource applications totaling $3.1 million. Richmont Marketing Specialists intends to use the remaining proceeds primarily for anticipated future acquisitions, working capital, and general corporate purposes.

     Net cash provided by operating activities was $1.7 million for the year ended December 31, 1998, as compared to net cash provided by operating activities of $0.2 million for the same period in 1997. Results for 1998 include semi-annual interest payments aggregating $10 million during the year related to the notes.

     Net cash used in investing activities was $4.6 million for the year ended December 31, 1998, as compared to $35.9 million for the year ended December 31, 1997. The decrease was due primarily to the $33.6 million cash paid toward the purchase of Atlas in 1997. Total capital expenditures for the year ended December 31, 1998 were $6.8 million as compared to $2.8 million for the year ended December 31, 1997. This increase was due to Richmont Marketing Specialists' continued effort to significantly improve computers, software and communications infrastructure. Richmont Marketing Specialists estimates its future requirements for capital expenditures will be approximately $5 million per year. Capital expenditures for information technology and systems will be made by Richmont Marketing Specialists to keep pace with the rapid changes occurring in information technology.

     Net cash used in financing activities was $11.8 million for the year ended December 31, 1998, as compared to net cash provided by financing activities of $77 million for the year ended December 31, 1997. In the year ended December 31, 1998, Richmont Marketing Specialists received no proceeds from borrowings or contributed capital, as compared to net borrowings of $91.8 million and a capital contribution of $2.4 million for the year ended December 31, 1997. In the year ended December 31, 1997, we paid various debt issue costs of approximately $2 million compared to $0.3 million for the year ended December 31, 1998. In the years ended December 31, 1998 and 1997, Richmont Marketing Specialists made principal payments on debt, deferred payment agreements and capital lease obligations of $11.5 million and $15.1 million, respectively. Payments in 1997 include a non-recurring payment of approximately $1.2 million for an acquisition-related note assumed by Richmont Marketing Specialists.


     Richmont Marketing Specialists' long-term obligations totaled $161.8 million as of December 31, 1998, as compared to $167.2 million as of December 31, 1997. Our long term obligations at December 31, 1998 consist of $100 million due under the outstanding notes, approximately $19.5 million payable under promissory notes relating to the purchase price of acquired companies, approximately $10.6 million due under covenants not to compete, approximately $30.3 million payable in deferred payment and compensation arrangements and approximately $1.4 million in capital lease obligations. Reductions from 1997 levels are primarily attributable to scheduled repayments having been made. Richmont Marketing Specialists estimates that the total principal and interest payments under these various obligations will be approximately $23.2 million in 1999, $23.0 million in 2000, $22.6 million in 2001, $21.5 million in 2002 and
$18.2 million in 2003.


     Effective with the issuance of the notes, the lenders' commitment under Richmont Marketing Specialists' senior credit facility was increased to $25 million, subject to borrowing base limitations and compliance with the covenant restrictions contained in the credit agreement governing the senior credit facility. As of December 31, 1998, no borrowings were outstanding under this facility. The amount available under the facility, as amended, was approximately $12.1 million, net of an outstanding letter of credit in the amount of $1.4 million. See "Description of Other Debt" for a discussion of the material terms of, and restrictions imposed by, our senior credit facility and our other indebtedness.

     Richmont Marketing Specialists believes that cash flows provided by our operations, together with our existing cash and amounts available under the senior credit facility, should be sufficient to fund our planned acquisitions, debt service requirements, working capital needs, capital expenditures, and other operating expenses for the next twelve months. We intend to use our existing cash to pay the cash portion of the purchase price for the planned acquisitions. Richmont Marketing Specialists future operating performance and ability to service or refinance the notes will be subject to future economic conditions and to financial, business, and other factors, many of which are beyond our control.

     The year 2000 issue exists because many computer systems and applications currently use two-digit date fields to designate a year. As the century date change occurs, date sensitive systems recognize the year 2000 as 1900 or not at all. The inability to recognize or properly respond to the year 2000 issue may cause information technology (IT) systems and non-IT systems to incorrectly process data resulting in among other things, a temporary inability to process transactions or otherwise engage in normal business activities. Non-IT systems include telephone systems, climate control, copy machines and other comparable systems.


     Our business depends largely upon the ability of customers, including grocery stores and mass merchandisers, to place orders through us for the products of the manufacturers that we represent. Approximately eighty percent of all sales placed through us are done so electronically. Upon our receipt of these orders, we process and forward these orders electronically to our manufacturers. This order management system only works efficiently if our computer systems and those of our customers and manufacturers are functioning properly. Through our order management system, we also maintain records regarding the sales volume we place, which is necessary in determining our earned commissions.


     We have completed our assessment of both our IT and non-IT systems for potential exposure to problems associated with year 2000 issues. Our assessment and evaluation efforts have included extensive testing of both IT and non-IT systems, discussions with third parties, participation in industry-wide committees dedicated to addressing year 2000 issues and other research.

     Primarily as a result of the implementation of upgrades of the order management system and the conversion to PeopleSoft financial systems in 1998, we believe that we have substantially reduced our potential exposure to operational disruptions resulting from year 2000 issues. Both the upgrades to the order management system and PeopleSoft are year 2000 compliant. PeopleSoft includes accounting and human resources applications. The conversion to PeopleSoft was part of our overall plan to integrate the operations of recently acquired businesses and not in response to year 2000 issues. Similarly, all of the costs incurred relating to the improvement of our order management system were incurred in connection with planned upgrading activities rather than in response to the results of our year 2000 compliance evaluation.

     The order management system for our operations acquired from Atlas has not yet been converted, but is scheduled to be upgraded in June 1999. Replacements for personal computers, which were not year 2000 compliant, have recently been purchased at a cost of approximately $128,000. Following this upgrade and these installations, we believe all of our IT systems will be compliant.

     In addition to our IT systems, we are upgrading our non-IT systems. Testing was conducted on our telephone systems in each of our offices. Fourteen systems were found to be non-compliant. Each of these systems will be replaced with new systems by September 30, 1999 at an approximate total cost of $200,000. We have engaged in communications with the property management companies of our leased properties to assess their plans to ensure that our facilities will be year 2000 compliant. We will continue these communications until we gain assurances that the systems within our facilities will be fully operational in the year 2000.


     Assuming the satisfactory operations of universal providers, such as utility and telephone companies, our most reasonably likely worst case will be the failure by our manufacturers and customers to remedy their own year 2000 issues. Although we have initiated efforts to communicate with these parties regarding their year 2000 plans, we have not received written assurances that they have addressed and corrected all expected year 2000 problems which may have a material adverse effect on us. Our own testing and evaluation efforts of our IT systems, including our order management system, have included some of our key manufacturers and customers. All test orders have been completed successfully. We will continue this testing and to gain assurances these third party systems, particularly those related to electronic order management, will be operational.



     We have not completed a comprehensive written contingency plan in the event that we have not achieved year 2000 compliance including the receipt of sufficient assurances from our customers, manufacturers and third-party vendors that they are ready. We expect to have one completed by August 1, 1999. Our order management system currently includes the ability to fax orders, which some customers currently use. In preparation for the possibility that all or some orders may not be capable of being electronically transmitted, approximately 15 additional fax machines will be installed and trained personnel in place to receive, process and transmit orders by fax. Future contingency plans will also include a plan to have employees personally pick up and deliver orders if necessary.


     We have not delayed any planned projects as a result of year 2000 issues.

ACCOUNTING AND FINANCIAL DISCLOSURE

     Effective January 1, 1998, Richmont Marketing Specialists reduced the amortization period of goodwill from 10 years to 5 years to more accurately reflect the current estimated useful life of the recorded intangibles.

     Richmont Marketing Specialists routinely conducts assessments of its personnel, equipment and property to achieve maximum cost efficiencies and streamline operations. In connection with this assessment, management approved a plan to consolidate redundant offices that had resulted from prior business acquisitions and to vacate the offices. Richmont Marketing Specialists vacated these offices prior to June 30, 1998. The lease terminations occurred in Dallas, Houston and San Antonio, Texas, as well as Charlotte, North Carolina. We recorded a charge of $1.7 million for the rental payments under the respective lease agreements because the abandoned office space had no substantive benefit to us.

LEGAL PROCEEDINGS

     In the ordinary course of business, various suits and claims are filed against Richmont Marketing Specialists. We are not a party to any legal proceedings that will, in the opinion of our management, have a material adverse effect on our business or financial condition.

                                  THE BUSINESS

OVERVIEW


     Richmont Marketing Specialists is one of the largest food brokers in the United States. We represent manufacturers of consumer goods and products. These manufacturers are known in the food brokerage industry as "principals." We sell and market products of these manufacturers to retailers and wholesalers known in the industry as "customers." These customers include grocery stores, mass merchandisers such as Wal-Mart, membership warehouses such as Sam's Club, drug stores and convenience stores. We provide a comprehensive array of sales, marketing, merchandising and order management services to our manufacturers and customers. Our goal is to maximize the sales volume of our manufacturers' products through the various services and technology we provide.



     Richmont Marketing Specialists has long-term relationships with a large number of major manufacturers and customers. We employ over 1000 account service and business development personnel. These employees work closely with manufacturers developing and planning sales programs. We also have over 2300 retail and merchandising employees who implement these sales programs at the customers' retail stores, by providing display, shelf management, schematic design, pricing and promotional services. We believe that we have built and maintained long-term manufacturer and customer relationships by:


     - providing superior sales, marketing, retail and order management services;

     - utilizing information technology to collect and analyze local market data to optimize sales; and

     - providing wide geographic coverage of the country.

BUSINESS STRENGTHS

     Our management believes that Richmont Marketing Specialists benefits from the following competitive advantages:


     An Industry Leader. Richmont Marketing Specialists has operations primarily in the western, southeastern, south central and mid-Atlantic regions of the United States. Our size and market penetration enable us to effectively develop and execute product sales plans across multiple geographic regions for our manufacturers and customers. Our knowledge of local and regional markets allows us to customize these plans for our manufacturers and customers based on local conditions.



     Dedicated Client Support of Principals and Customers. Richmont Marketing Specialists' reputation for quality and service, as well as our broad geographic presence, has enabled us to establish and strengthen our long-term relationships with our manufacturers and customers. Senior account executives maintain primary relationships with manufacturers and customers and work with them to develop sales programs. We employ retail representatives to support our manufacturers' merchandising efforts in the retail stores. These employees gain a working knowledge of their manufacturers' accounts and develop a close working relationship with store managers. This dedicated client support to manufacturers and customers gives us a competitive advantage over competitors that provide similar services primarily through temporary workers less knowledgeable about the local markets.



     Innovative Marketing Through Use of Technology and Market
Information. Richmont Marketing Specialists has access to extensive local market data which tracks the sales performance of our manufacturers' products. We use both retail information that we collect and data that we receive from national marketing research companies, including Nielsen and Information Resources Inc. We developed an information technology system that collects and downloads individual store sales data into a central reporting system. We use store-specific product information, local demographic information and information about store conditions to understand consumer buying habits in local markets. From this knowledge, we develop and execute targeted consumer promotions for our manufacturers' products and strategic marketing plans for manufacturers and customers. Category analysts work inside many major grocery stores to assist the retailers with shelf schematics, category layouts and total store space plans. We maximize the efficiency of our communications with manufacturers and customers through local and wide area networks. We also utilize an electronic data interchange system, commonly referred to as "EDI", to process customer orders. This system allows us to process orders in a more timely and efficient manner. We believe that our customer relationships are strengthened by providing these services, which also serves to attract new manufacturers.


BUSINESS STRATEGY


     Through our acquisitions of smaller regional food brokers, Richmont Marketing Specialists was an early leader in pursuing consolidation opportunities within the food brokerage industry. In addition to the acquisitions we have completed, we plan to provide a local presence in each location where customers purchase products, referred to within the industry as "procurement points", and retail coverage for our manufacturers' products. We expect to maintain our high level of service to manufacturers and customers while we continue our growth strategy. We intend to achieve our strategy through the following measures:



     Pursue Consolidation Strategy. Richmont Marketing Specialists believes that national manufacturers prefer to deal with a small number of brokers, each with an ability to cover a large region of the country. We therefore believe that strategic acquisitions allow us to better serve the manufacturers we already represent and to attract new manufacturers seeking nationwide coverage. We took a large step toward achieving our goal of nationwide coverage with our acquisition of Atlas Marketing Company, Inc. in 1997, which helped us to establish a presence in the southeast and mid-Atlantic areas of the country. We continue to seek consolidation opportunities within the food brokerage industry to achieve our goal.



     As part of our continuing strategy, Richmont Marketing Specialists completed the acquisitions of two regional food brokerage companies in early 1999, and intends to complete the acquisitions of two additional regional brokerage companies within the next six months. These companies operate in the northwestern and midwestern regions of the United States, areas in which we had not yet, at the time of each acquisition, established a strong market presence. The completed acquisitions have been, and the pending acquisitions will be, financed with a combination of cash and promissory notes.



     Upon completion of the two pending transactions and consummation of the proposed merger with Merkert American, all of which are discussed under the heading "Recent Developments" below, Richmont Marketing Specialists will have substantially achieved its goal of nationwide coverage. However, it will continue to consider additional strategic acquisition as a means of enhancing its market presence or as a means of broadening its manufacturer base. In the event that proposed merger is not consummated, Richmont Marketing Specialists will resume its acquisition activities in an effort to obtain nationwide market coverage.



     Develop Principal Relationships and Increase Customer Coverage. Richmont Marketing Specialists expects to expand our manufacturer base through acquisitions of other regional food brokerage companies. We also believe we can attract new manufacturers which recognize our ability to provide superior marketing services on both a national and local basis at a cost much lower than what a manufacturer could provide through its own sales force. As consolidation in the retailing and wholesaling industries continues to take place, we believe that 30 retailers and wholesalers will represent approximately 80% of grocery store revenue within 3 to 5 years. Establishing and maintaining a presence in as many geographic areas as possible will allow us to both maintain our current customer relationships and develop new ones during these anticipated retailer consolidations.



     Richmont Marketing Specialists recognizes the growing importance of non-traditional outlets for grocery products, such as mass-merchandisers and wholesale clubs. Our Channel Marketing division represents manufacturers that sell their products in non-grocery classes of trade. This division will continue developing relationships with mass merchandisers and membership warehouses and expand existing manufacturers' products into these non-grocery outlets. Our current relationships include Wal-Mart, Sam's Club, Kmart and Target. This division currently provides retail services to non-grocery customers located in every state.

     Increase Hybrid Service Agreements with Principals. Richmont Marketing Specialists generally provides customers with a full range of account, retail, marketing and sales services and order management on behalf of the manufacturers it represents. We receive commissions from manufacturers based on a percentage of product sales. In the last several years, we also have entered into agreements with manufacturers to provide only specified retail services. These are referred to as "hybrid" agreements. We are compensated by a percentage of sales, by a flat fee per service provided, or a combination of both. We believe that manufacturers with sales personnel that previously did not utilize brokers are beginning to outsource retail services to eliminate the expense of maintaining their own retail representatives. We believe we are well positioned to take advantage of this trend due to our broad geographic coverage and knowledge of local markets. Hybrid agreements currently represent nearly 8% of Richmont Marketing Specialists' revenue. We anticipate that hybrid agreements will, in the future, generate significant revenue and attract new manufacturers.


COMPANY HISTORY

     Richmont Marketing Specialists' predecessor was a food brokerage business formed in 1947. Our business, until the beginning of 1996, was primarily limited to Texas, Florida and Georgia. Since that time, we have expanded our operations beyond these states through several strategic acquisitions, and we now service markets in 33 states.

ACQUISITION ACTIVITIES


     Richmont Marketing Specialists has been a leader in pursuing consolidation opportunities within the food brokerage industry. Our strategy, as discussed above, is to make future acquisitions in areas where we do not currently operate, including the midwest and northeast regions, to better service our manufacturers and customers.



     Our recent acquisitions have enabled us to increase the number of leading national manufacturers and customers we serve and expand our operations onto the east and west coasts. We have been able to improve the operations of the acquired companies through:


     (1) the end of high compensation to owners and senior management in some of the companies;

     (2) the reduction of personnel performing redundant job functions; and

     (3) the consolidation of local offices and computer support facilities.


     Our 2 largest acquisitions since the beginning of 1997 were the acquisitions of Tower Marketing, Inc. and Atlas, for total consideration of $14.4 million and approximately $45.7 million, respectively. Tower served manufacturers and customers primarily in Texas. Atlas was based in Charlotte, North Carolina and serves manufacturers and customers throughout the southeast and mid-Atlantic regions of the United States. Effective December 31, 1997, we merged the operations of Tower into our wholly-owned subsidiary Marketing Specialists Sales Company.



     We did not acquire any regional food brokerage companies in 1998, but we have already completed two acquisitions in early 1999. The larger of the two recently acquired companies, Timmons-Sheehan Inc. d/b/a The Sell
Group -- Minneapolis, had established a significant presence in the midwest at the time of its acquisition. We paid approximately $4.4 million in cash and notes for Timmons-Sheehan.



     We have also been engaged in negotiations and have recently entered into a definitive letter agreement to acquire all of the capital stock of a regional food broker with operations in the midwest. The purchase price for this company will not exceed $11.0 million. Additionally, we have signed a letter of intent for the acquisition of a food broker based in the northwest. The purchase price for this company will not exceed $10.0 million.



     Historically, we have purchased local and regional food brokers for a combination of cash and deferred obligations and we will continue to use these means of financing for future acquisitions. Deferred obligations consist of covenants not to compete and deferred payment and compensation plans. As of

December 31, 1998, Richmont Marketing Specialists had outstanding $26.9 million in covenants not to compete and $18.2 million in total deferred payment and compensation plans.

FOOD BROKERAGE INDUSTRY

  Overview


     Food brokers offer sales, marketing, merchandising and order management services to manufacturers and customers. They are generally paid by the manufacturers they represent based on a percentage of product sales made to customers. Sales are primarily made to grocery stores operated by customers. The grocery store industry is characterized by stable growth based on modest price and population increases. Progressive Grocer magazine defines "supermarkets" as grocery stores with annual sales equal to at least $2 million. According to Progressive Grocer, grocery store revenue has grown from $292.2 billion, inclusive of supermarket revenue of $210, in 1985 to $436.3 billion, inclusive of supermarket revenue of $334.5, in 1997. Industry sources report that, during that same period, the percentage of total grocery store revenue generated from the sale of products placed by food brokers rose from 45% to 60%.


     The services provided by food brokers can generally be divided into 4 functions:


     - Account Service and Business Development: an overall sales planning function involving the coordination of all food broker services provided to manufacturers and customers;


     - Retail Services: executing sales and merchandising plans at the store level;

     - Marketing Services: providing marketing recommendations targeted to local market conditions based on retail data management and analysis; and


     - Order Management: receiving orders from customers, reconciling manufacturer invoices with customer orders, and processing promotional allowances and other credits for customers.



     Principals use food brokers as a cost-effective alternative to a direct sales force. Principals rely on food brokers to provide local market penetration, integrated brand and category management and access to local merchandising data. The services provided by food brokers enable customers to efficiently source products from multiple manufacturers, reduce in-store personnel and benefit from food brokers' merchandising and promotional expertise and knowledge of local market conditions.


  Trends

     The food brokerage industry has historically been comprised of many small food brokers serving local markets and a few large food brokers serving multiple regions of the country. There are 2 major trends in the food brokerage industry:


          (1) consolidation within the industry, including among manufacturers and customers; and


          (2) increasing demands for the application of technology.


     The entire food distribution chain has been consolidating over the past 10 years. Since 1990, the number of food brokers has decreased from approximately 1700 to approximately 1100. We believe that the consolidation of food brokers is primarily the result of a desire by manufacturers and customers to manage their businesses throughout the United States on a more efficient basis. As a result of the consolidations, many national manufacturers are favoring food brokers which have strong relationships with major customers and wide-ranging geographic coverage. The consolidation among manufacturers and customers has further been driven by the need to achieve economies of scale, and thus reduce costs, in an increasingly competitive marketplace.



     The increasing need for information technology to gather store information regarding the performance of manufacturers' products and local market conditions is another trend in the food brokerage industry. Because of the increasing need for information at the retail level, manufacturers and customers are selecting food brokers that have the technology, personnel and resources to deliver this information across multiple geographic markets. Technology currently allows food brokers to generate reports analyzing demographics and revenues by brand and product group to allow manufacturers and customers to respond to the different needs of consumers in local markets. The costs of equipment, software and personnel necessary to meet these technology requirements are beyond the means of many small food brokers.


DESCRIPTION OF SERVICES PROVIDED BY RICHMONT MARKETING SPECIALISTS

     The services provided by Richmont Marketing Specialists can be divided into 4 categories:

          (1) account service and business development;

          (2) retail services;

          (3) marketing services; and

          (4) order management.


     Traditionally, we have provided manufacturers with a full array of these services and we have been paid by manufacturers based on a percentage of products sold. This percentage varies, but is typically with a range of 3-4% for full brokerage services. In recent years, we have entered into hybrid agreements under which we provide only specified retail services. These arrangements have been made in response to manufacturers that have started outsourcing retail services. These services primarily include initial retail shelf set-ups and follow-up shelf management. In hybrid agreements, we are compensated for providing services either as a percentage of product sales, a flat fee, or a combination of both. We believe that offering hybrid services will attract new manufacturers and may result in sales of additional services to manufacturers. For the end of 1998, approximately 92% of our revenue was derived from full services and 8% of our revenue was derived from hybrid services.



     Account Service and Business Development. Richmont Marketing Specialists's brand development managers and customer development managers are senior executives who act as the primary interface between our largest manufacturers and customers. The brand development managers are dedicated to and work closely with manufacturers to develop strategic sales plans for particular products. They also assist the manufacturers we represent in achieving their merchandising goals, including those related to product distribution and shelf placement. Customer development managers serve specific customers at the headquarters level. They work with customers in the development of category management initiatives and shelf schematics. Category management involves the strategic grouping and positioning of a manufacturer's product among other similar type products. The sales plans developed by brand development managers and customer development managers are executed through the account executive service teams. These teams coordinate and implement the specific sales initiatives on a local basis. For smaller manufacturers and customers, these services are performed on a local level by account executives. Richmont Marketing Specialists currently employs approximately 1000 account service personnel.



     Retail Services. Richmont Marketing Specialists's retail and merchandising service personnel provide manufacturers and customers with an in-store presence in order to assess product performance and merchandising conditions. Retail representatives develop relationships with store managers and assist account executives in developing sales plans for manufacturers' products. Our Retail Sales Organization executes sales plans at the store level by providing merchandising, shelf management, display, schematic design, pricing and promotional program services. It is also responsible for collecting and reporting in-store conditions. Additionally, we assist customers with quality assurance and product damage control. Richmont Marketing Specialists currently employs over 2300 retail and merchandising service personnel.



     Marketing Services. Richmont Marketing Specialists's marketing services group uses current retail information it collects, together with data received from national marketing research companies to analyze local market conditions and develop marketing strategies for the manufacturers that we represent. Retail data is used to determine how products should be priced and placed, the optimal mix of current and new products, and the types of promotions desirable to increase sales. Our marketing services group includes approximately 90 people, both at the corporate, regional and local levels. The group also initiates and promotes local market events, which often involve sponsorship by manufacturers and customers of charity promotions, to build brand equity for products.



     Order Management. Richmont Marketing Specialists performs all major order management functions to facilitate the movement of goods from the manufacturers that we represent to customers. All ordering responsibility begins at the local market. Richmont Marketing Specialists has a centralized order management system responsible for the receipt and transmission of electronic orders through EDI. We are able to verify quantities, prices, pack sizes and promotions through the use of this system. Our order management system also reconciles manufacturer invoices with customer purchase orders and processes promotional allowances and other credits for customers. Approximately 20 employees work in the order management group at the corporate level. We also employ account administrators and customer service representatives who perform order management functions in the local markets.


MARKETS


     Richmont Marketing Specialists provides full-service brokerage services to markets in 33 states throughout the western, southeastern, south central and mid-Atlantic regions of the United States representing 29.5%, 17.6%, 22.2%, and 22.3% respectively, of our revenue for the year ended December 31, 1998. Within these regions, California, Florida, Texas and North Carolina represent the states in which we generate the largest revenue. We serve these markets through 51 local offices, which provide both manufacturer and customer headquarters' services and in-store retail and merchandising services.


NEW BUSINESS DEVELOPMENT


     Richmont Marketing Specialists's sales and marketing efforts are designed to develop new business in national, regional and local markets. Our brand development managers and customer development managers are primarily responsible for new business development through existing manufacturers and customers. Through their established relationships with manufacturers and customers, the brand development managers and customer development managers have an understanding of the needs and objectives of these clients. From this information, we are able to develop sales plans specifically designed to meet the new business needs and objectives of both manufacturers and customers. In addition, our senior management takes an active leadership role in new business development both in pursuing new relationships and fostering existing ones. Management believes that its long-term relationships with senior management of leading national manufacturers and customers and its ability to create customized sales plans provide Richmont Marketing Specialists with a competitive advantage in winning new business within its existing client base.


PRINCIPALS


     Richmont Marketing Specialists provides a comprehensive array of marketing, retailing, merchandising and order management services to over 1700 manufacturers of consumer goods and products. We believe that we have been able to establish numerous long-term relationships with some of the leading manufacturers in the United States due to our strong reputation, quality of service and market coverage. The top 5 manufacturers that we represent are Del Monte, Great Springs Water of America (Perrier), Nestle, Kal Kan and Ocean Spray. These manufacturers represent less than 15% of our revenue. Our manufacturers provide a diverse and stable base of revenue for Richmont Marketing Specialists across geographic markets. We believe our ability to develop strong relationships with leading national manufacturers has been advanced by the establishment of relationships with management and personnel at various levels within the manufacturers' organizations.



     While we enjoy long-term relationships with many of our manufacturers, the typical brokerage contract in the industry provides for a 30 day termination clause. The manufacturer and customer turnover that we have experienced has been largely due to consolidations among manufacturers and customers. Our broad geographic coverage serves to reduce the risk of loss of manufacturers and customers resulting from the relocation of the post-consolidation headquarters.

CUSTOMERS


     Richmont Marketing Specialists markets and sells its manufacturers' products to grocery stores, mass merchandisers, membership warehouses, drug stores and convenience stores across the country. After a customer has decided to sell a manufacturer's product, we provide detailed sales planning and full in-store retail and merchandising support.



     Our 5 largest customers are Albertsons, Publix, Winn Dixie, Safeway and Food Lion. These customers collectively represented approximately 34% of our third and fourth quarter revenues in 1998. The remaining revenue is generated from sales to other grocery stores, wholesalers, mass merchandisers and membership warehouses, and drugstore chains.


     We believe that the strength of our customer relationships has been driven by our ability to provide superior sales, marketing and merchandising services, technologically advanced order management and innovative promotional planning. Our relationships with customers are also based upon our ability to satisfy a customer's geographic needs for services. Recent consolidations among retailers have resulted in fewer, but larger customers that operate in a greater number of geographic markets. These consolidations have resulted in the geographic relocation of some customer procurement points.


     In addition, we believe that consumers' purchase points for food and other products, traditionally grocery stores, now include non-grocery outlets such as mass-merchandisers and membership warehouses. Our Channel Marketing Division markets and sells our manufacturers' products through these alternative retail outlets. This division is structured to provide services through teams dedicated to a particular non-grocery customer. Our broad geographic presence and technological capabilities have attracted large, national chains, such as Wal-Mart, Kmart, Target and Sam's Club. We are a preferred provider to Wal-Mart. Sales to alternative channel customers represented approximately 5.5% of our 1998 revenue.


MANAGEMENT INFORMATION SYSTEMS


     A trend in the food brokerage industry has been the development of technological advances. Richmont Marketing Specialists has invested in the application of current retail technology to provide manufacturers and customers with the most efficient and useful information available.



     Electronic Data Interchange. The electronic data interchange system streamlines order communications between food brokers, customers and manufacturers. Orders sent through this system are transmitted on-line from the customer to us. We then place the order with the manufacturer through the same system. This electronic data interchange system significantly reduces order input errors and other inefficiencies. Currently, the majority of our larger manufacturers and customers utilize the electronic data interchange system and nearly 80% of all sales are made through orders using the system.



     Retail Information. Richmont Marketing Specialists utilizes an advanced retail reporting system called RW3 Enterprise to provide manufacturers with current in-store data regarding their products. Retail representatives record in-store merchandising conditions using small, hand-held computers. This information is then downloaded to our retail reporting system. This system allows our retail employees to access data from customers' retail outlets to effectively respond to changing conditions.


     PeopleSoft Conversion. In 1998, Richmont Marketing Specialists made a substantial investment to upgrade its financial and human resources systems. Richmont Marketing Specialists purchased application software from PeopleSoft and hired a consulting firm to assist in the implementation of these new systems. We used approximately $3.1 million of the proceeds from the outstanding notes to purchase the software license and for installation in connection with this upgrade.

COMPETITION

     The food brokerage market is large and fragmented, with many small brokers serving numerous local markets and a few large brokers serving multiple regions in the United States.

     As a large broker, we compete with other food brokers for product lines based primarily on breadth of geographic coverage and the level of services provided. Our chief competitors are Kelly Clarke/Acosta/ PMI, Merkert American, Cross Mark and Advantage Sales and Marketing. We also compete with third party merchandising companies, such as PIA Merchandising Services, Inc. for retail services only.


     In addition, many manufacturers, including some of our manufacturers, maintain their own sales and marketing departments which sell directly to retailers.


FACILITIES

     Richmont Marketing Specialists owns administrative facilities in Orange County, California, Phoenix, Arizona and Charlotte, North Carolina. In August 1998, we relocated our headquarters from Irving, Texas to Dallas. Our lease obligations continue on the Irving space. The Irving building is owned by a limited partnership, of which Richmont Marketing Specialists's chief executive officer, Ron Pederson, is the general partner. The partnership has recently signed a purchase agreement with a prospective purchaser for the sale of the building. The sale is currently expected to close, subject to the purchaser's right to conduct due diligence, in June 1999. If the purchase is consummated, we expect to be released from further liability under this lease.

     Our headquarters are now located in a new office building in Dallas, Texas. The headquarters are leased and consist of approximately 40,700 square feet. We also lease office space in 62 other locations in 27 states. We currently occupy 53 facilities, including 3 properties owned by us. Nine leased facilities are now vacant. As we complete acquisitions, we intend to systematically reduce the number of leased facilities.

EMPLOYEES


     As of December 31, 1998, Richmont Marketing Specialists had a total of 3869 employees, including 2958 full-time employees and 911 part-time employees. None of our employees are union members.


LEGAL PROCEEDINGS

     Various suits and claims are filed against Richmont Marketing Specialists in the ordinary course of business. We are not party to any legal proceeding which, in the opinion of our management, will have a material adverse effect on our business or financial condition.


RECENT DEVELOPMENTS



     Merger with Merkert American Corporation. On April 28, 1999, Richmont Marketing Specialists entered into a definitive merger agreement with Merkert American Corporation, a publicly-traded food brokerage firm based in Massachusetts. Merkert American represents more than 750 manufacturers and operates in 25 states, primarily in the northeast, mid-Atlantic and southeastern portions of the country. The merger of Richmont Marketing Specialists with and into Merkert American will create the first food brokerage firm with national coverage. Management believes that the combined company will have the resources and geographic presence to represent manufacturers on a nationwide basis and have a competitive advantage over local and regional food brokerage companies. The combined company intends to operate under the name of "Marketing Specialists Corporation" after the merger is completed.



     Under the terms of merger agreement, Richmont Marketing Specialists will merge with and into Merkert American. At the time of the merger, shareholders of Richmont Marketing Specialists will exchange each of their shares of common stock of Richmont Marketing Specialists for a number of shares of Merkert American common stock equal to the quotient obtained by dividing 6,705,551 by the total number of shares of Richmont Marketing Specialists common stock issued and outstanding immediately prior to the merger. Based on the number of shares of common stock of Richmont Marketing Specialists currently outstanding, each share of common stock of Richmont Marketing Specialists will convert into
48.7198 shares of Merkert American common stock in the merger.

     Following the merger, the former stockholders of Merkert American will own approximately 52.8% of the outstanding common stock of the combined company and the former stockholders of Richmont Marketing Specialists will own approximately 47.2% of the outstanding common stock of the combined company.



     Upon consummation of the merger, the combined company will grant stock options to purchase a total of 800,000 shares of Merkert American common stock to individuals employed by or associated with Richmont Marketing Specialists. This number may be increased to a maximum of 995,000 shares depending on the market price of Merkert American's common stock at the time of the merger.



     In connection with the merger, and as a condition to it, Merkert American's board of directors will be expanded to nine members, classified into three classes with staggered three-year terms. Upon consummation of the merger, the Richmont Marketing Specialists stockholders and two stockholders of Merkert American will enter into a voting agreement to vote in favor of five nominees for election to Merkert American's board of directors that are designated by Richmont Marketing Specialists' largest shareholder, provided that such nominees are reasonably acceptable to the two Merkert stockholders. Four members of Merkert American's current board will make up the remainder of the board of directors of the combined entity. The executive offices of the combined company will be split among current members of management of Merkert American and members of management of Richmont Marketing Specialists.



     Upon consummation of the merger, the combined company may pay to Richmont Capital Partners I, L.P. a fee of $500,000 for financial services rendered to Richmont Marketing Specialists in connection with the merger. The combined company will also enter into a joint advisory agreement with Richmont Capital Partners I, L.P. and Monroe and Company, LLC, under which those entities will provide financial advisory and consulting services to the combined entities.



     Before the merger can occur, several conditions must be fulfilled or waived by the appropriate parties. Significant conditions that remain outstanding include:



     - obtaining the requisite stockholder approvals, including the approval by Merkert American's stockholders of an amendment to Merkert American's certificate of incorporation and an amendment to its stock option plan;



     - obtaining approval of the merger under the Hart-Scott-Rodino Anti-trust Improvements Act of 1976; and



     - Merkert American's assumption of the notes issued in this exchange offer, or repurchasing and refinancing the notes on terms which are commercially reasonable.



     Richmont Marketing Specialists and Merkert American corporation are working to consummate the merger in the third quarter of 1999.



     See "Description of Notes" for a discussion of the restrictions contained in the indenture governing the notes. See "Management" for a description of Richmont Marketing Specialists' board of directors and Incentive Plan.



     The tables below present selected financial information for Merkert American and its predecessors Merkert Enterprises, Inc. and Rogers-American Company, Inc. Merkert American purchased all of the capital stock of Merkert Enterprises and Rogers-American in separate transactions on December 18, 1998.

      Selected Consolidated Financial Data for Merkert American Corporation



     The following tables set forth, for the periods and dates indicated, summary consolidated financial data of Merkert American and its subsidiaries. The statement of operations and balance sheet data for Market American for the period inception to December 31, 1998 and for the three months ended March 31, 1999 (unaudited) includes the operating results and assets of Market Enterprises and Rogers American since their acquisition on December 18, 1998. The consolidated statement of operations data for the period from inception on March 4, 1998 through December 31, 1998, and the consolidated balance sheet data at March 31, 1998 and December 31, 1998 are derived from audited consolidated financial statements of Merkert American. The consolidated statement of operations data for the three months ended March 31, 1999 and the consolidated balance sheet data at March 31, 1999 are derived from the unaudited consolidated financial statements prepared by Merkert American on a basis consistent with the audited financial statements. The financial data presented below is qualified in its entirety by reference to those financial statements and the accompanying notes, all of which are available in Merkert American's public filings with the Securities and Exchange Commission.



                                                                 PERIOD FROM       THREE MONTHS
                                                                INCEPTION TO          ENDED
                                                              DECEMBER 31, 1998   MARCH 31, 1999
                                                              -----------------   --------------
                                                                    (DOLLARS IN THOUSANDS)
                                                                                   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Commissions...............................................     $    5,975         $   43,876
  Sales.....................................................          2,420             12,749
                                                                 ----------         ----------
          Revenues..........................................          8,395             56,625
  Operating income (loss)...................................         (1,187)             5,155
  Net income (loss).........................................         (1,466)             1,832
  Net income (loss) per share-basic.........................     $    (0.78)        $     0.25
                                                                 ==========         ==========
  Weighted average shares-basic.............................      1,891,000          7,447,000
                                                                 ==========         ==========
  Net income (loss) per share-diluted.......................     $    (0.78)        $     0.25
                                                                 ==========         ==========
  Weighted average shares-diluted...........................      1,891,000          7,447,000
                                                                 ==========         ==========



                                                             MARCH 31,   DECEMBER 31,    MARCH 31,
                                                               1998          1998          1999
                                                             ---------   ------------   -----------
                                                                     (DOLLARS IN THOUSANDS)
                                                                                        (UNAUDITED)
BALANCE SHEET DATA:
  Total assets.............................................    $789        $188,410      $192,784
  Long-term debt, less current maturities..................      --          74,673        74,443
  Total stockholders' equity...............................      --          72,595        78,473

  Selected Consolidated Financial Data for Merkert Enterprises and Rogers-American (Predecessor Companies)



     The following tables set forth, for the periods and dates indicated below, summary financial data for each of Merkert Enterprises, Inc. and Rogers-American Company, Inc., predecessors to Merkert American. The statement of operations data for each of the three years ended December 31, 1997 and for the period ended December 18, 1998 and consolidated balance sheet data at December 31, 1995, 1996 and 1997 are derived from the audited consolidated financial statements of each of Merkert Enterprises and Rogers-American which are available in Merkert American's public filings with the Securities and Exchange Commission. The financial data presented below is qualified in its entirety by reference to those financial statements and the accompanying notes. The statement of operations data for the year ended December 31, 1994 and for the three months ended March 31, 1998, and the balance sheet data at December 31, 1993 and 1994 and at March 31, 1998 for Merkert Enterprises has been derived from unaudited financial statements prepared on a basis consistent with the audited financial statements. The statement of operations data for the year ended December 31, 1994 and the three months ended March 31, 1998, and the balance sheet data at October 31, 1993 and 1994 and at March 31, 1998 for Rogers-American has been derived from unaudited financial statements prepared on a basis consistent with the audited financial statements. The unaudited financial statements of both Merkert Enterprises and Rogers-American are not publicly available.



                              MERKERT ENTERPRISES



                                                                                PERIOD      THREE MONTHS
                                        YEAR ENDED DECEMBER 31,                 ENDED           ENDED
                              --------------------------------------------   DECEMBER 18,     MARCH 31,
                                 1994         1995       1996       1997         1998           1998
                              -----------   --------   --------   --------   ------------   -------------
                                                        (DOLLARS IN THOUSANDS)
                              (UNAUDITED)                                                    (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA:
  Commissions...............   $ 68,247     $ 73,336   $ 80,661   $104,274     $ 90,254        $24,168
  Sales.....................     37,395       49,223     44,916     43,105       42,185         12,424
          Revenues..........    105,642      122,569    125,577    147,379      132,439         36,592
Operating income
  (loss)(1).................       (329)       2,434        633      1,373       (6,278)          (283)
  Net (loss)................       (750)        (461)    (2,074)    (3,449)     (10,988)        (1,615)
OTHER FINANCIAL DATA:
  EBITDA(2)(3)..............      2,054        4,566      3,080      5,857       (1,841)           854



                                                    AT DECEMBER 31,
                                -------------------------------------------------------    MARCH 31,
                                   1993          1994        1995      1996      1997        1998
                                -----------   -----------   -------   -------   -------   -----------
                                                       (DOLLARS IN THOUSANDS)
                                (UNAUDITED)   (UNAUDITED)                                 (UNAUDITED)
BALANCE SHEET DATA:
  Total Assets:...............    $28,418       $27,759     $31,425   $47,422   $58,699     $56,648
  Long-term debt, less current
     maturities...............      3,554         1,508       3,458    15,590    21,278      24,193
  Convertible Preferred
     Stock....................      6,360         6,360       6,360     6,360     5,720       5,720

                         ROGERS-AMERICAN COMPANY, INC.



                                                                                           THREE
                                                                             PERIOD       MONTHS
                                         YEAR ENDED DECEMBER 31,             ENDED         ENDED
                                  -------------------------------------   DECEMBER 18,   MARCH 31,
                                   1994      1995      1996      1997         1998         1998
                                  -------   -------   -------   -------   ------------   ---------
                                                       (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)                                            (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Commissions...................  $30,626   $47,496   $63,311   $82,985     $ 79,558      $20,831
  Operating income (loss).......      816     3,149       107     4,085      (15,949)       1,190
  Net (loss)....................       13     1,034    (1,089)      745      (17,889)         232
OTHER FINANCIAL DATA:
  EBITDA(2)(4)..................    1,245     4,222     1,753     6,601      (13,510)       1,825



                                    AT OCTOBER 31,               AT DECEMBER 31,
                               -------------------------   ----------------------------   AT MARCH 31,
                                  1993          1994        1995       1996      1997         1998
                               -----------   -----------   -------   --------   -------   ------------
                                                       (DOLLARS IN THOUSANDS)
                               (UNAUDITED)   (UNAUDITED)                                  (UNAUDITED)
BALANCE SHEET DATA:
  Total Assets:..............    $10,948       $13,406     $23,218   $ 37,761   $38,999     $39,636
  Long-term debt, less
     current maturities......      5,812         7,093      15,009     24,849    30,830      22,209


---------------


(1) Includes a restructuring charge of $5,987 for the period ended December 18, 1998.



(2) EBITDA represents earnings before interest, taxes, depreciation and amortization. Merkert American believes that EBITDA may be useful for measuring Merkert American's ability to service debt, to make new investments and to meet working capital requirements. EBITDA as calculated by Merkert American may not be consistent with calculations of EBITDA by other companies. EBITDA should not be considered in isolation from or as a substitute for net income (loss), cash flows from operating activities or other statements of operations or cash flows prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.



(3) In addition to a restructuring charge of $5,987, Merkert Enterprises incurred approximately $3,500 of non-recurring charges (consisting primarily of severance related costs) for the period ended December 18, 1998.



(4) Approximately $15.5 million of the loss for the period ended December 18, 1998 pertains to aggregate nonrecurring compensation charges recorded in the fourth quarter of 1998 by Rogers-American pertaining to the (1) transfer of shares of common stock of Rogers-American by the principal stockholders to some minority stockholders and (2) the life insurance policies, including cash surrender values, to be distributed to some stockholders of Rogers-American. In addition, approximately $0.9 million of this loss pertains to restructuring charges related to the cost of terminated employees and closed offices and $1.0 million pertaining to legal fees and other liabilities incurred in connection with the purchase.



     You may find additional information about Merkert American, including the financial statements referred to above, in its filings with the Securities and Exchange Commission, including Merkert American's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1999, Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1998, and Registration Statement on Form S-1 relating to Merkert American's initial public offering on December 18, 1998. In addition, Merkert American's proxy statement relating to the merger of Merkert American and Richmont Marketing Specialists will be publicly available after the SEC has approved the proxy statement for mailing to Merkert American's stockholders. All information filed by Merkert American with the SEC is available for review at the public reference facilities maintained by the SEC and on the internet as described in the section of this prospectus entitled "Where You Can Find More Information."

     Completed Acquisitions. On April 30, 1999, Richmont Marketing Specialists, through its subsidiary Marketing Specialists Sales Company, acquired all of the capital stock of Timmons-Sheehan Inc., d/b/a The Sell Group -- Minneapolis. The purchase price for the capital stock of Timmons-Sheehan was approximately $4.4 million, which was paid as a combination of $1.7 million in cash and approximately $2.7 million in promissory notes. Before the acquisition, Timmons-Sheehan operated in the Midwest region with annual revenues of approximately $5 million. Effective May 12, 1999, Timmons-Sheehan was merged with and into Marketing Specialists Sales Company.



     Planned Acquisitions. Richmont Marketing Specialists has been engaged in negotiations and has recently entered into a definitive letter agreement to acquire all of the capital stock of a regional food broker with operations in the midwest. The purchase price for this company will not exceed $11.0 million. We have also signed a letter of intent for the acquisition of food broker based in the northwest. The price for this company will not exceed $10.0 million. In addition to the payment of the purchase prices, we will be assuming all of the outstanding liabilities of the acquired companies at closing. We intend to finance these acquisitions with a combination of $13.0 million in cash and the balance in promissory notes. The acquisition of the northwest target is scheduled for completion in June 1999, and the acquisition of the Midwest target is scheduled to be consummated concurrently with the merger of Richmont Marketing Specialists with Merkert American.


     Southeastern Food Service Operations. Richmont Marketing Specialists has terminated its food service operations in Florida, Georgia and Tennessee. Our food service division primarily sells products and related services to restaurants and institutions such as hospitals and schools. We do not anticipate any significant charges related to employee terminations, relocation costs or facilities consolidation as a result of the closure of our food service operations in Florida, Georgia, and Tennessee. At this time, we are maintaining our food service operations in other areas of the country.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the notes offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information that is included in the registration statement. You will find additional information about Richmont Marketing Specialists and the notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement for a more complete understanding of the document or matter.


     These documents are available without charge upon request from Nancy K. Jagielski, General Counsel, 17855 N. Dallas Parkway, Suite 200, Dallas, Texas 75287, (972) 349-6200. To ensure the timely delivery of documents, any request
should be made by        , 1999.


     After the registration statement becomes effective, we will be subject to the informational requirements of the Exchange Act, and will file periodic reports, registration statements and other information with the SEC. You may read and copy the registration statement and any of the other documents we file with the SEC at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0300 for more information on the public reference rooms. In addition, reports and other filings are available to the public on the SEC's web site at http://www.sec.gov.

     If for any reason we are not subject to the reporting requirements of the Securities Exchange Act of 1934 in the future, we will still be required under the indenture governing the notes to furnish the holders of the notes with certain financial and reporting information. See "Description of Notes -- Covenants -- Reports" for a description of the information we are required to provide.

                                   MANAGEMENT

NAME                                                   AGE               TITLE(1)
----                                                   ---               --------
John P. Rochon.......................................  47    Chairman of the Board of
                                                             Directors
Ronald D. Pedersen...................................  59    President, Chief Executive
                                                             Officer and Director
Nick G. Bouras.......................................  46    Vice President, Assistant
                                                             Secretary and Director
Timothy M. Byrd......................................  44    Chief Administrative Officer,
                                                             Assistant Treasurer and Director
Bruce A. Butler......................................  50    Executive Vice President and
                                                             Director
Jeffrey B. Hill......................................  44    Executive Vice President and
                                                             Director
Thomas J. Reynolds...................................  52    Director
Ronald L. Smith......................................  52    Executive Vice President, Chief
                                                             Financial Officer and Assistant
                                                             Treasurer
Richard Silvers......................................  58    Executive Vice President and
                                                             Chief Information Officer
Carrine K. Reilly....................................  43    Vice President, Treasurer and
                                                             Assistant Secretary
Nancy K. Jagielski...................................  37    Secretary and General Counsel

---------------

(1) Richmont Marketing Specialists does not have any employees, and none of the directors or officers of Richmont Marketing Specialists receive compensation from Richmont Marketing Specialists for their services.


     John P. Rochon is the Chairman of the Board of Directors of Richmont Marketing Specialists and has served in this capacity and as a Director since 1997. Mr. Rochon has served on Marketing Specialists Sales Company's Board of Directors since 1996, and is currently Chairman of the Board of Directors of Richmont Corporation, a merchant banking, investment holding and trading company, and Chief Executive Officer of Mary Kay Holding Corporation, a role he has had since 1991. Formerly, Mr. Rochon held several executive positions with Mary Kay, Inc., including Vice Chairman, Chief Financial Officer, Corporate Controller and Director of Manufacturing. Mr. Rochon currently serves on the Board of Directors of Nu-kote Holding, Inc. and Royal Appliance Company.



     Ronald D. Pedersen is President, Chief Executive Officer and a Director of Richmont Marketing Specialists. Mr. Pedersen has served as a director of Richmont Marketing Specialists since 1997. Mr. Pedersen is also President, Chief Executive Officer and a Director of Marketing Specialists Sales Company. Mr. Pedersen has been in the food industry for over 30 years, including three years with Anderson Clayton foods and 7 years with Colgate Palmolive. He is a past Chairman and current member of the Board of the Association of Sales and Marketing Companies.



     Nick G. Bouras is Vice President, Assistant Secretary and a Director of Richmont Marketing Specialists and Vice President, Assistant Secretary and a Director of Marketing Specialists Sales Company. Mr. Bouras has been President and Chief Executive Officer of Richmont Corporation since 1989. Prior to his role at Richmont, Mr. Bouras was Vice President, Investments of Mary Kay, Inc. Mr. Bouras also spent several years as a tax accountant with Ernst & Whinney and Touche Ross & Company. Mr. Bouras has been a Director of Richmont Marketing Specialists since 1997.



     Timothy M. Byrd is the Chief Administrative Officer, Assistant Treasurer and a Director of Richmont Marketing Specialists. Mr. Byrd has served as a Director of Richmont Marketing Specialists since 1997. Mr. Byrd has also served as the Chief Administrative Officer of Marketing Specialists Sales Company since September 1998 and as a Director of Marketing Specialists Sales Company since 1996. Since 1990, Mr. Byrd has been the Chief Financial Officer of Mary Kay Holding Corporation as well as the Chief Financial Officer of Richmont Corporation. From 1980 to 1990, Mr. Byrd served in various accounting and finance positions at Mary Kay, Inc., including Chief Financial Officer and Vice President and Controller. He is also a member of the Office of the Chairman of Mary Kay Holding Corporation.



     Thomas J. Reynolds is a Managing Director of Richmont Corporation and a Director of Richmont Marketing Specialists. Mr. Reynolds has served as a Director of Richmont Marketing Specialists since 1997, and has served on Marketing Specialists Sales Company's Board of Directors since 1996. Prior to joining Richmont in 1986, Mr. Reynolds provided marketing, advertising and sales promotion expertise to clients including S.C. Johnson & Son, Inc., Frito-Lay, Inc., Miller Brewing Company, General Motors Corp., Ocean Spray Cranberries, Inc., Federal Express Corp., AT&T Corp., International Business Machines Corp. and Coca-Cola Enterprises Inc. and its subsidiaries. Mr. Reynolds is also a Professor Emeritus of Marketing and former Director of the Morris Hite Center for Product Development and Marketing Science at the University of Texas at Dallas.



     Bruce A. Butler is Executive Vice President and a Director of Richmont Marketing Specialists. Mr. Butler has served as a Director of Richmont Marketing Specialists since 1997. Mr. Butler has held several positions since 1991 (including Vice President -- Branch Manager, Tampa Operations and Director of Confection) and currently serves as Marketing Specialists Sales Company's Executive Vice President. Mr. Butler is responsible for all operating units in Marketing Specialists Sales Company and is a member of the Board of Directors of Marketing Specialists Sales Company. Mr. Butler began his career with Marketing Specialists Sales Company when his former employer, the Trigg Company, Inc., was acquired by Marketing Specialists Sales Company in 1991. Prior to that time, Mr. Butler held management positions with the Kroger Company and Paul Inman Associates, Inc., a Detroit based food broker.

     Jeffrey B. Hill is Executive Vice President and a Director of Richmont Marketing Specialists. Mr. Hill has served as a director of Richmont Marketing Specialists since 1998. With Marketing Specialists Sales Company, Mr. Hill has served as Executive Vice President and President of the Western Division. Mr. Hill held various management positions, including chief executive officer, with Bromar, Inc., a company acquired by Marketing Specialists Sales Company in 1997. He has also held management positions with Combe, Inc. and Johnson & Johnson.


     Ronald L. Smith is Executive Vice President, Chief Financial Officer and Assistant Treasurer of Richmont Marketing Specialists, a position he has held since March 1999. From 1980 to 1998, Mr. Smith held various accounting, financial and operations positions at Mary Kay Inc., including Chief Financial Officer and Treasurer, Senior Vice President and Vice President International. Most recently, Mr. Smith has served as Senior Vice President at Mary Kay Corporation. Mr. Smith is a certified public accountant and member of various accounting professional organizations.


     Richard A. Silvers is Executive Vice President and Chief Information Officer of Richmont Marketing Specialists, a position he has held since January 1998. Mr. Silvers has more than 25 years of technology-related experience, working with leading retailers to provide technology solutions. He is the former CIO of Tandy Corporation; Vice President, Management Information Systems for H.E. Butt; Vice President, Management Information Systems of Von's Grocery Company; and Vice President, Management Information Systems for Associated Grocers of Arizona. He also held various information systems positions with J. Weingarten and Harris-Teeter.



     Carrine K. Reilly is Vice President and Treasurer of Richmont Marketing Specialists. Prior to joining Marketing Specialists Sales Company in October 1998, she was Vice President & Controller of a real estate investment trust. Her previous experience includes business and tax consulting with American Express and Arthur Andersen LLP. Ms. Reilly is a certified public accountant.



     Nancy K. Jagielski is Secretary and General Counsel of Richmont Marketing Specialists. She joined Marketing Specialists Sales Company in August 1998 as Corporate Counsel and was quickly promoted to General Counsel to manage the legal department. Mrs. Jagielski has over 12 years of legal experience and has worked in the corporate sections of large law firms including Strasburger & Price L.L.P. and Akin, Gump, Strauss, Hauer, & Feld, L.L.P. and in house as Executive Vice President and General Counsel for a privately held healthcare business services company located in Dallas, Texas.


     All directors of Richmont Marketing Specialists serve one-year terms, and are elected at the annual meeting of shareholders. Our directors do not receive compensation from Richmont Marketing Specialists for serving as directors, nor do they receive any compensation for their attendance at board meetings.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The summary compensation table below sets forth information concerning compensation paid in the fiscal year ended 1998 to Richmont Marketing Specialists' Chief Executive Officer and Richmont Marketing Specialists' 5 other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                 ANNUAL COMPENSATION               COMPENSATION
                                            ------------------------------   ------------------------
                                                      VARIABLE     OTHER      SECURITIES
                                                      COMPEN-     ANNUAL      UNDERLYING    ALL OTHER
                                                       SATION     COMPEN-    OPTIONS/SARS    COMPEN-
                                            SALARY     BONUS     SATION(1)     GRANTED      SATION(2)
NAME AND PRINCIPAL POSITION          YEAR     ($)       ($)         ($)          (#)           ($)
---------------------------          ----   -------   --------   ---------   ------------   ---------
Ronald D. Pedersen.................  1998   451,000        --                     --          4,632
  President, CEO and Director
Bruce A. Butler....................  1998   317,153        --     277,383         --          5,618
  Executive Vice President and
  Director
Jeffrey B. Hill....................  1998   310,000        --      41,491        888          5,632
  Executive Vice President and
  Director
Richard Silvers....................  1998   183,192        --      43,708        533          2,660
  Executive Vice President and
  Chief Information Officer
  (commenced employment January 26,
  1998)
M. Brian Healy.....................  1998   123,077        --                    355             81
  Executive Vice President, Chief
  Financial Officer and Assistant
  Treasurer (commenced employment
  on May 18, 1998, and resigned on
  March 22, 1999)
Gary Guffey........................  1998   186,722        --                     --          4,230
  Executive Vice President and
  Director (resigned on June 15,
  1998)

---------------

(1) Other annual compensation includes reimbursement of $277,383, $43,708 and $33,696 in moving expenses for Messrs. Butler, Silvers and Hill, respectively.

(2) MSSC's matching contributions to the 401(k) Plan in 1998 for the executive officers were as follows: Mr. Pedersen, $4,500; Mr. Butler, $5,486; Mr. Hill, $5,493; Mr. Silvers, $2,538; Mr. Healy, $0; and Mr. Guffey, $4,153.80.
    MSSC paid for life insurance in 1998 for the officers in the amounts as follows: Mr. Pedersen, $132; Mr. Butler, $132; Mr. Hill, $132; Mr. Silvers, $122; Mr. Healy, $84; and Mr. Guffey, $76.

COMPENSATION COMMITTEE

     Our board of directors does not have a compensation committee. The board approves the compensation of executive officers based on the recommendations made by the human resources and financial planning and budgeting departments.

COMPENSATION PACKAGES

     The primary element of our compensation program consists of fixed compensation in the form of base salary and a discretionary bonus. Another element of our compensation program consists of variable compensation in the form of stock appreciation rights granted pursuant to our incentive plan. Our compensation policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Pedersen, our Chief Executive Officer, are discussed below.

     Base Salaries. Base salaries for executive officers are determined based on several factors, including the responsibilities of the position held, the experience and expertise of the individual, salary survey results for similarly situated companies, salaries historically paid by our company, and our company performance relative to our competition.

     Discretionary Bonus. In the past, we have paid performance bonuses annually in the sole discretion of our management. In 1998, performance bonuses were specifically tied to overall revenue and EBITDA goals for our company without regard to individual performance. Except for contractual obligations to pay specific bonuses, we did not pay bonuses to executives for 1998. In order to better motivate employees, beginning in 1999, our bonus policy will be based on three factors: individual performance, the performance of the individual's region and our overall company performance. In determining the amount of bonus payable, these factors will be weighted as follows: 25% for individual performance, 25% for regional performance and 50% for our overall company performance.

     Incentive Compensation Awards. The third component of non-shareholder, executive officer compensation consists of stock appreciation rights awarded under our incentive plan. These rights reflect our desire to provide an equity-based incentive for the executive officers and key personnel of Richmont Marketing Specialists. The incentive plan is administered by a committee appointed by the board of directors to administer and monitor the plan. The committee members are Messrs. Rochon, Byrd, Bouras and Butler. The committee has responsibility for deciding which employees will receive stock appreciation right awards, the number of stock appreciation rights to be received and the terms of the stock appreciation rights.

     Chief Executive Officer Compensation. In setting Mr. Pedersen's compensation, the board of directors considers factors such as corporate performance, without regard to any specific performance-related targets, and individual experience and expertise. In addition, the board considered Mr. Pedersen's salary history and compensation levels of chief executive officers of other comparable companies. No particular weight is given by the board to any of the foregoing factors.

OPTION/STOCK APPRECIATION RIGHT GRANTS IN LAST FISCAL YEAR

     Pursuant to Richmont Marketing Specialists' Incentive Plan, we have awarded senior management stock appreciation rights to 36 key employees. Each stock appreciation right entitles the employee to realize the appreciation in value of Richmont Marketing Specialists common stock over a 5 year period.

     The stock appreciation rights vest 5 years after the date of their grant and terminate 10 years from the date of their grant, unless sooner exercised or cancelled. Once vested, 20% of the stock appreciation rights become immediately exercisable and an additional 20% becomes exercisable each year thereafter for 4 years.

     Upon a "change of control", as defined under Richmont Marketing Specialists' Incentive Plan, all holders of outstanding stock appreciation rights, whether vested or unvested, are deemed to have exercised their stock appreciation rights immediately upon the occurrence of a change of control and cash is immediately due and payable in respect of the stock appreciation rights.

     The following table sets forth information regarding stock appreciation rights granted to Richmont Marketing Specialists' Chief Executive Officer and Richmont Marketing Specialists' 5 other most highly compensated executive officers during fiscal 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                       INDIVIDUAL STOCK APPRECIATION RIGHT GRANTS               POTENTIAL REALIZABLE
                            -----------------------------------------------------------------     VALUE AT ASSUMED
                                                      PERCENT OF                                   ANNUAL RATES OF
                                                      TOTAL STOCK                                    STOCK PRICE
                                 NUMBER OF        APPRECIATION RIGHTS                             APPRECIATION FOR
                                SECURITIES            GRANTED TO                                 STOCK APPRECIATION
                                UNDERLYING             EMPLOYEES        EXERCISE                    RIGHT TERM(1)
                            APPRECIATION RIGHTS        IN FISCAL         PRICE     EXPIRATION   ---------------------
NAME                            GRANTED(#)               YEAR            ($/SH)       DATE        5%($)      10%($)
----                        -------------------   -------------------   --------   ----------   ---------   ---------
Ronald D. Pedersen........           --                    --              --             --          --          --
Bruce M. Butler...........           --                    --              --             --          --          --
Jeffrey B. Hill...........          888                   9.3%            518       12/31/07     289,790     731,375
Richard Silvers...........          533                   5.6%            518       12/31/07     173,939     438,989
M. Brian Healy(2).........          355                   3.7%            518       12/31/07     115,851     292,385
Gary Guffey...............           --                    --              --             --          --          --


---------------

(1) The figures presented are based on the assumption that the stock price underlying the stock appreciation rights will appreciate at rates of 5% and 10% per year, respectively, compounded over the full 10 year term of the stock appreciation rights. However, the holding terms of the stock appreciation rights and actual appreciation in the value of the underlying stock, if any, may vary substantially from these assumptions.


(2) Mr. Healy resigned from his position with Richmont Marketing Specialists on March 22, 1999. In connection with this termination of employment, Mr. Healy's stock appreciation rights were surrendered.

AGGREGATED STOCK APPRECIATION RIGHT EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END SAR VALUES

     The following table provides information on the number of stock appreciation rights held by Richmont Marketing Specialists' Chief Executive Officer and Richmont Marketing Specialists' 5 other most highly compensated executive officers at fiscal year-end 1998.

    AGGREGATED OPTION/STOCK APPRECIATION RIGHT EXERCISES IN LAST FISCAL YEAR
              AND YEAR-END OPTION/STOCK APPRECIATION RIGHT VALUES

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING                 VALUE OF UNEXERCISED
                                                       UNEXERCISED STOCK              IN-THE-MONEY STOCK
                           SHARES                   APPRECIATION RIGHTS AT          APPRECIATION RIGHTS AT
                         ACQUIRED ON    VALUE         FISCAL YEAR END(#)              FISCAL YEAR END($)
                          EXERCISE     REALIZED   ---------------------------   ------------------------------
NAME                         (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(1)
----                     -----------   --------   -----------   -------------   -----------   ----------------
Ronald D. Pedersen.....       0          --            0               0             0              --
Bruce M. Butler........       0          --            0               0             0              --
Jeffrey B. Hill........       0          --            0             888             0              --
Richard Silvers........       0          --            0             533             0              --
M. Brian Healy.........       0          --            0             355             0              --
Gary Guffey............       0          --            0               0             0              --

---------------

(1) Because all outstanding stock appreciation rights have been issued for less than 5 years, none of the outstanding stock appreciation rights have vested or possess current value.

DEFERRED COMPENSATION

     Richmont Marketing Specialists has entered into deferred compensation plans with each of Messrs. Pedersen, Butler and Guffey. Under the plans, Mr. Pedersen will be entitled to receive $2,750,000, and Mr. Butler will be entitled to receive $1,250,000, upon the termination of their employment with Richmont Marketing Specialists. Payments are to be made in monthly installments over a period not to exceed 120 months. Mr. Guffey is currently receiving monthly payments under the deferred compensation plan; total payments to be made to Mr. Guffey over a ten year period will equal $950,000. See "Management Deferred Compensation Plans" for a further description of the plans.

EMPLOYMENT AGREEMENTS


     On April 2, 1996, Richmont Marketing Specialists entered into employment agreements with Ronald D. Pedersen and Bruce A. Butler. Under the employment agreements, the executives are employed in such executive capacity or capacities as determined by Richmont Marketing Specialists' board of directors. Under the terms of their respective employment agreements, Mr. Pedersen receives an annual base salary of $372,000, and Mr. Butler receives an annual base salary of $240,000, in each case subject to annual adjustment. In 1998, as adjusted, Mr. Pedersen received a salary of $451,000, and Mr. Butler received a salary of $317,153. On April 1, 1999, Richmont Marketing Specialists entered into an employment agreement with Jeffrey B. Hill, under which Mr. Hill will serve as President of Business Development of MSSC, or in any other capacity designated by management from time to time. Mr. Hill will receive an annual base salary of $330,000, subject to annual adjustment. In addition to the base salary, each executive is entitled to receive a bonus, pursuant to the company's bonus policy and subject to the sole and exclusive discretion of the board of directors.


     Mr. Pedersen's employment agreement provides for a 5 year term expiring on April 2, 2001. The Initial term of Mr. Butler's employment agreement provides for a 3 year term, and expired on April 2, 1999. At that time, Mr. Butler's employment agreement was automatically renewed for a one-year period. Mr. Hill's employment agreement provides for a 1 year term, expiring on April 1, 2000. Each of Mr. Pederson's and Mr. Butler's employment agreements is automatically renewed for a one-year period on its expiration date, and on each anniversary thereof, unless the board of directors delivers to the executive a notice of termination at least 1 year plus 120 days prior to the then-current expiration date. Mr. Hill's employment agreement automatically renews for a one-year period on the expiration date and on each anniversary thereof unless terminated by Richmont Marketing Specialists in accordance with the terms of his agreement. If Richmont Marketing Specialists terminates an executive without cause, such executive shall receive all compensation and benefits entitled him under his employment agreement through the expiration date. In addition, if Mr. Hill's contract is not renewed other than for cause, he is entitled to severance payments equal to his annual salary. Following the expiration date, Mr. Hill may not compete with Richmont Marketing Specialists for a period of 1 year; in addition, Messrs. Pedersen and Butler may not compete with Richmont Marketing Specialists for a period of 2 years following the expiration date in the event either is terminated for cause.

                         BENEFICIAL OWNERSHIP OF STOCK

     The following table sets forth the beneficial ownership of the common stock of Richmont Marketing Specialists by:

     - each person who is known by Richmont Marketing Specialists to own beneficially more than 5% of the common stock of Richmont Marketing Specialists;

     - each of Richmont Marketing Specialists' directors and executive officers who are shareholders; and

     - all directors and executive officers of Richmont Marketing Specialists as a group.


                                                               NUMBER     PERCENTAGE
                                                              OF SHARES   OF SHARES
                                                              ---------   ----------
STOCKHOLDERS OWNING 5% OR MORE OF RICHMONT MARKETING
  SPECIALISTS COMMON STOCK
MS Acquisition Limited......................................   82,581        60.0%
  4300 Westgrove Drive
  Dallas, Texas 75248
Jeffrey A. Watt.............................................   16,826        12.2%
OFFICERS AND DIRECTORS
John P. Rochon(1)...........................................       --          --
Ronald D. Pedersen..........................................   25,842        18.8%
Timothy M. Byrd(1)..........................................       --          --
Nick G. Bouras(1)...........................................       --          --
Bruce A. Butler.............................................    6,193         4.5%
All directors and executive officers of Richmont Marketing
  Specialists as a group....................................   32,035        23.3%


---------------


(1) Messrs. Rochon, Bouras and Byrd may be deemed to share beneficial ownership of the 82,581 shares of common stock owned by MS Acquisition Limited, a Texas limited partnership, by virtue of their status as shareholders in the corporation which is the managing general partner of Richmont Capital Partners I, L.P., which controls MS Acquisition. Messrs. Rochon, Bouras and Byrd disclaim beneficial ownership of such shares.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

STOCKHOLDERS AGREEMENT


     On October 7, 1997, Richmont Marketing Specialists entered into a stockholders agreement with MS Acquisition Limited, and Ronald D. Pederson, Bruce A. Butler, Gary R. Guffey and Jeffrey A. Watt. Messrs. Pedersen, Butler, Guffey and Watt are the minority stockholders of the Company. MS Acquisition and the minority stockholders constitute all of Richmont Marketing Specialists' common stockholders. Among other things, the stockholders agreement:



          (1) places significant restrictions on the ability of a minority stockholder to transfer, pledge or otherwise dispose of his shares of Richmont Marketing Specialists common stock prior to the initial public offering of Richmont Marketing Specialists common stock;



          (2) grants "tag-along" rights -- i.e., rights to participate in a sale of Richmont Marketing Specialists common stock on a pro rata basis -- to each minority stockholder in connection with the sale by MS Acquisition of more than 5% of its common stock of Richmont Marketing Specialists;



          (3) places on the minority stockholders "come along" obligations -- i.e., MS Acquisition has the right to require minority stockholders to participate in a sale of all Richmont Marketing Specialists common stock -- with respect to all Richmont Marketing Specialists common stock held by the minority stockholders, in connection with a sale by MS Acquisition of all of its Richmont Marketing Specialists common stock to a non-affiliated third party;



          (4) grants to MS Acquisition, first, Richmont Marketing Specialists, second and other minority stockholders, third, a right of first refusal in the event that a minority stockholder or his transferee desires to transfer any Richmont Marketing Specialists common stock;



          (5) grants, at any time during the first 15 days of each fiscal quarter occurring between January 1, 2001 and December 31, 2003, to each minority stockholder who is no longer an employee an option to sell, and requires Richmont Marketing Specialists to purchase, his Richmont Marketing Specialists common stock, at a per share price generally based on a negotiated multiple of Richmont Marketing Specialists' EBITDA less funded debt, and payable in cash, notes, or a combination of both;



          (6) grants, at any time during the first 15 days of the second full fiscal quarter occurring after the death or disability of a minority stockholder, to the legal guardian or representative of such deceased or disabled minority stockholder, an option to sell, and requires Richmont Marketing Specialists to purchase, the Richmont Marketing Specialists common stock owned by such deceased or disabled minority stockholder, at a per share price generally based on a negotiated multiple of Richmont Marketing Specialists' EBITDA less funded debt, and payable in cash, notes, or a combination of both; and



          (7) grants to Richmont Marketing Specialists an option to repurchase, at a purchase price described in the stockholders agreement, all or any of the Richmont Marketing Specialists common stock owned by any minority stockholder who has been terminated for cause by Richmont Marketing Specialists or Marketing Specialists Sales Company, has become disabled, or has transferred shares of Richmont Marketing Specialists common stock to a third party by operation of law pursuant to or otherwise in connection with any minority stockholder's divorce, bankruptcy or death.


     The terms of our senior credit facility and the notes currently restrict the amount of funds we may use, or our ability to incur additional indebtedness, each of which may be necessary to satisfy our commitments under the stockholders agreement.


     In addition, the stockholders agreement contains a voting agreement, under which 3 members of Richmont Marketing Specialists' board of directors will be nominated by Ronald D. Pedersen and 4 members will be nominated by MS Acquisition. The stockholders agreement will terminate upon the occurrence of specific events, including an initial public offering of the Richmont Marketing Specialists common stock.


     As of December 31, 1998, 2 of the 4 minority stockholders, owning an aggregate of 16.7% of Richmont Marketing Specialists common stock, were no longer employed by Richmont Marketing Specialists.


REGISTRATION RIGHTS AGREEMENT

     Under a registration rights agreement between Richmont Marketing Specialists and MS Acquisition dated as of October 7, 1997, Richmont Marketing Specialists granted demand registration rights and incidental registration rights to MS Acquisition with respect to the sale of Richmont Marketing Specialists common stock held by it. The registration rights agreement contains customary cutback provisions which may limit the number of shares of common stock that MS Acquisition may have registered in an underwritten offering.

EQUITY CONTRIBUTION AGREEMENT


     In connection with Richmont Marketing Specialists' becoming the holding company of Marketing Specialists Sales Company, on October 7, 1997, all of the stockholders of Marketing Specialists Sales Company exchanged their Marketing Specialists Sales Company common stock for an equivalent number of shares of Richmont Marketing Specialists common stock.


GATEWAY LEASE AGREEMENT

     On May 1, 1991, Richmont Marketing Specialists' predecessor entered into a 10 year lease with ABP Partners Ltd., a Texas partnership, relating to a 23,000 square foot building known as 2324 Gateway Drive in Irving, Texas. Ronald D. Pedersen is a general partner of ABP Partners Ltd.

     The Gateway lease contains customary covenants and provisions. Under the terms of the Gateway lease, Richmont Marketing Specialists pays monthly rent of $20,700. In August 1998, Richmont Marketing Specialists relocated its corporate headquarters and therefore, no longer occupies this lease space. ABP Partners Ltd. recently entered into a purchase agreement with a prospective purchaser for the sale of the building. Subject to the prospective purchaser's right to conduct due diligence, the sale is expected to close in June 1999. If the building is sold, Richmont Marketing Specialists expects to be released from further obligations under the Gateway lease.

MANAGEMENT DEFERRED COMPENSATION PLANS


     Richmont Marketing Specialists has entered into deferred compensation plans with the minority stockholders under which the minority stockholders will receive payments upon termination of active employment with Richmont Marketing Specialists. Payments of deferred compensation under these deferred compensation plans are to be made in monthly installments over a period not to exceed 120 months. Pursuant to amendments to each of these deferred compensation plans, dated November 20, 1995, the minority stockholders became fully vested in the deferred compensation plans. The minority stockholders are to receive aggregate deferred compensation of $6.9 million.


THE DEBT AGREEMENT


     Pursuant to an agreement among MS Acquisition, the minority stockholders and Marketing Specialists Sales Company, dated as of September 12, 1997, promissory notes held by MS Acquisition in the amount of $1.5 million and by the minority stockholders in the amount $2 million were cancelled and contributed to the capital of Richmont Marketing Specialists. In addition, MS Acquisition contributed $1.5 million in cash. Following the consummation of the transaction contemplated by the agreement, the stock ownership of Marketing Specialists Sales Company did not change.

                              DESCRIPTION OF NOTES

     The outstanding notes were, and the notes to be issued in the exchange offer will be, issued under an indenture dated as of December 19, 1997 between Richmont Marketing Specialists, its subsidiaries and Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association, as trustee. A copy of the indenture is filed as an exhibit to the registration statement which includes this prospectus and is available to you upon request.

     The terms of the outstanding notes and the notes to be issued in the exchange offer include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. You can find the definitions of terms used in this description under the subheading "Definitions" below.

     The terms of the notes to be issued in the exchange offer are identical in all material respects to the terms of the outstanding notes, except for transfer restrictions relating to the outstanding notes. Any outstanding notes that remain outstanding after the exchange offer, together with the notes issued in the exchange offer, will be treated as a single class of securities under the indenture for voting purposes. When we refer to the term "note" or "notes" in this "Description of Notes" section, we are referring to both the outstanding notes and the notes to be issued in the exchange offer. When we refer to "holders" of the notes, we are referring to those persons who are the registered holders of the notes on the books of the registrar appointed under the indenture.

     The indenture also contains provisions which would allow us to issue up to $50 million of additional notes having the same terms as the notes described in this section if we comply with the requirements contained in the indenture. If any additional notes are issued, they will be considered part of the same issue as the notes, and will vote on all matters with these notes. For purposes of this "Description of Notes" section, however, reference to the "notes" does not include the "additional notes."

     The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of these notes.

BRIEF DESCRIPTION OF THE NOTES AND THE SUBSIDIARY GUARANTEES

  The Notes

     The notes:

     - are general, unsecured obligations of Richmont Marketing Specialists;

     - are subordinated in right of payment to all existing and future Senior Indebtedness of Richmont Marketing Specialists;

     - are senior in right of payment to all existing and future Subordinated Obligations of Richmont Marketing Specialists; and

     - are unconditionally guaranteed by the guarantor subsidiaries identified immediately below.

  The Subsidiary Guarantees

     The notes are fully and unconditionally guaranteed by the following subsidiaries of Richmont Marketing Specialists, each of which is referred to as a "guarantor subsidiary":

     - Marketing Specialists Sales Company

     - Bromar, Inc.

     - Brokerage Services, Inc.

     - Atlas Marketing Company, Inc.

     - Century Food Brokers of Hickory, Inc.

     - East Coast Food Brokerage, Inc.

     - Ultimate Food Sales, Inc.

     - Cumberland Food Brokers, Inc.

     - Meatmaster Brokerage, Inc.

     Future subsidiaries of Richmont Marketing Specialists will also be required to guarantee the notes under the circumstances described below under the heading "Covenants -- Additional Guarantor Subsidiaries."

     The subsidiary guarantees:

     - are general, unsecured obligations of each guarantor subsidiary;

     - are subordinated in right of payment to all existing and future Senior Indebtedness of each guarantor subsidiary; and

     - are senior in right of payment to all existing and future Subordinated Obligations of each guarantor subsidiary.

     As of December 31, 1998, Richmont Marketing Specialists and the guarantor subsidiaries had an outstanding letter of credit issued under the senior credit facility in the amount of $1,371,777. As indicated above and discussed in detail under the heading "Subordination" below, payments on the notes and under the subsidiary guarantees will be subordinated to the payment of Senior Indebtedness, including the letter of credit. The indenture also permits Richmont Marketing Specialists and the guarantor subsidiaries to incur additional Senior Indebtedness.

     As of the date of this prospectus, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the heading "Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the covenants contained in the indenture. Unrestricted Subsidiaries will not guarantee these notes.

PRINCIPAL, MATURITY AND INTEREST

     We have issued outstanding notes in the aggregate principal amount of $100,000,000. The notes issued in the exchange offer will be treated as a continuation of the outstanding notes. The notes mature on December 15, 2007.

     The notes bear interest at a rate equal to 10 1/8% per annum, payable semi-annually in arrears on June 15 and December 15 of each year. We will make each interest payment to the holders of record of these Notes on the immediately preceding June 1 or December 1.

     Interest on the notes is computed on the basis of a 360 day year comprised of twelve 30 day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     Principal and interest payments on the notes will be made at the corporate trust office of the trustee, at 2200 Ross Avenue, 5th Floor, Dallas, Texas 75201 unless we elect to make interest payments by check mailed to the holders of the notes at their registered addresses.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee has also been appointed to act as paying agent and registrar. We may change the paying agent and registrar without prior notice to the holders of the notes, and Richmont Marketing Specialists or any of our wholly-owned subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     Any holder of these notes may transfer and exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted under the indenture. We are not required to transfer or exchange any note that has been selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered holder of a note will be treated as the owner for all purposes.

SUBORDINATION

     The payment of principal, premium and interest, if any, on the notes:

     - is subordinate in right of payment to all of Richmont Marketing Specialists' existing and future Senior Indebtedness;

     - ranks equal in right of payment with all of Richmont Marketing Specialists' existing and future Senior Subordinated Indebtedness and all Deferred Obligations that existed on or before December 19, 1997; and

     - is senior in right of payment to all of Richmont Marketing Specialists' existing and future Subordinated Obligations and any Deferred Obligations incurred after December 19, 1997.

     The notes are also effectively subordinated to any of Richmont Marketing Specialists' Secured Indebtedness to the extent of the value of the assets securing the Secured Indebtedness. However, payment on the notes made from the trust described under the heading "Defeasance" below is not subordinated to any Senior Indebtedness or subject to the payment restrictions described below.

     Holders of Richmont Marketing Specialists' Senior Indebtedness will be entitled to receive payment in full of all obligations due in respect of the Senior Indebtedness before the holders of the notes will be entitled to receive any payment on the notes in the event of any distribution to our creditors:

          (1) in any liquidation or dissolution of Richmont Marketing Specialists; or

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding affecting Richmont Marketing Specialists or its property.

     In addition, we may not make any payment on the notes, including any defeasance or optional redemption of the notes, if:

          (1) with respect to any of our Senior Indebtedness:

             (a) a payment default occurs and is continuing beyond the applicable grace period; or

             (b) any other default occurs which causes the maturity of the Senior Indebtedness to be accelerated in accordance with its terms; or


          (2) with respect to any of Designated Senior Indebtedness, any default occurs and is continuing that permits holders of the Designated Senior Indebtedness to accelerate its maturity, and the trustee receives a notice of the default, known as a "Payment Blockage Notice," from a representative of the holders of the Designated Senior Indebtedness.


     Payments on the notes shall be resumed:

          (1) in the case of a payment default or a default under which the maturity of the Senior Indebtedness is automatically accelerated, on the date on which such default is cured or waived; or

          (2) in the case of a nonpayment default, on the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of the Designated Senior Indebtedness has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice, provided that holders of Bank Indebtedness have the right to deliver a Payment Blockage Notice at least once during every 360 day period.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee may be the basis for a subsequent Payment Blockage Notice unless that nonpayment default has been cured or waived for a period of not less than 90 consecutive days.

     We must promptly notify the holders of Designated Senior Indebtedness if payment on the notes is accelerated because of an Event of Default. We may not pay the notes until 5 business days after the holders of the Designated Senior Indebtedness receive that notice and, thereafter, we may pay the notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

     As a result of the subordination provisions described in this section, in the event of a bankruptcy, liquidation or reorganization of Richmont Marketing Specialists, Holders of the notes may recover less ratably than holders of our Senior Indebtedness. See "Risk Factors" for a discussion of the risks to you associated with the subordination of the notes.

     Although the indenture contains limitations on the amount of additional Indebtedness that we and the guarantor subsidiaries may incur in the future, the amount of additional Indebtedness could be substantial. In any case, such Indebtedness may be Senior Indebtedness that ranks senior in right of payment to payments on the notes or the subsidiary guarantees. See
"Covenants -- Limitations on Indebtedness" below for a description of the restrictions on our ability to incur additional debt.

SUBSIDIARY GUARANTEES

     The guarantor subsidiaries have jointly and severally guaranteed our obligations under the notes and the indenture. The guarantor subsidiaries have also agreed to pay the expenses incurred by the trustee or the holders in enforcing any rights under the subsidiary guarantees.

     Payment under each subsidiary guarantee:

     - is subordinate in right of payment to all existing and future Senior Indebtedness of that guarantor subsidiary;

     - ranks equal in right of payment with the existing and future Senior Subordinated Indebtedness of that guarantor subsidiary and all Deferred Obligations of that guarantor subsidiary existing on December 19, 1997; and

     - is senior in right of payment to all existing and future Subordinated Obligations of that guarantor subsidiary and all Deferred Obligations of that guarantor subsidiary incurred after December 19, 1997.

     Each subsidiary guarantee will also be effectively subordinated to any Secured Indebtedness of that guarantor subsidiary to the extent of the value of the assets securing such Secured Indebtedness.

     Each subsidiary guarantee is limited in amount so as not to constitute a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors" for a discussion of these limitations.

     Future subsidiaries of Richmont Marketing Specialists will also be required to guarantee the Notes if that subsidiary incurs any Indebtedness. See "Covenants -- Future Guarantor Subsidiaries" for a discussion of our obligation to have future subsidiaries become guarantors of these notes.

     The subsidiary guarantee of a guarantor subsidiary will be released:

          (1) upon payment in full of all of the guaranteed obligations;

          (2) upon any merger or consolidation of the guarantor subsidiary with or into any Person other than Richmont Marketing Specialists or a subsidiary of Richmont Marketing Specialists if the guarantor subsidiary is not the surviving entity; or

          (3) upon the sale by Richmont Marketing Specialists or any of its subsidiaries of the capital stock of the guarantor subsidiary, resulting in the guarantor subsidiary no longer being a subsidiary of Richmont Marketing Specialists;

provided, in the case of any merger, consolidation or sale described in items
(2) or (3) above, any proceeds received by Richmont Marketing Specialists are applied in accordance with the covenant described below under the subheading "Repurchase at the Option of Holders -- Asset Sales and Sales of Subsidiary Stock."

OPTIONAL REDEMPTION

     At any time prior to December 15, 2000, Richmont Marketing Specialists may on one or more occasions redeem up to 35% of the notes originally issued under the indenture at a redemption price of 110.125% of the principal amount of the notes redeemed, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided that at least $65 million in aggregate principal amount of the notes remains outstanding after each redemption.

     Except pursuant to the preceding paragraph, we will not have the option of redeeming the notes prior to December 15, 2002.


     On and after December 15, 2002, we may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice to the holders of the notes, at the redemption prices, expressed as percentages of the principal amount of the notes, set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12 month period beginning on December 15 of the years indicated below:


                                                               REDEMPTION
YEAR                                                             PRICE
----                                                           ----------
2002........................................................    105.063%
2003........................................................    103.375%
2004........................................................    101.688%
2005 and thereafter.........................................    100.000%

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     If a Change of Control occurs, each holder will have the right to require Richmont Marketing Specialists to repurchase all or any part of the holder's notes. The purchase price will equal 101% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the date of purchase. Each of the following events constitutes a "Change of Control":

          (1) prior to the first public offering of Voting Stock of Richmont Marketing Specialists, the Permitted Holders either:


             (A) cease to be the "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of at least 35% of the aggregate total voting power of the Voting Stock of Richmont Marketing Specialists, whether as a result of any issuance of securities of Richmont Marketing Specialists, any merger, consolidation, liquidation or dissolution of

        Richmont Marketing Specialists, any direct or indirect transfer of securities by any Permitted Holder or otherwise; or

             (B) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors.

     For purposes of this item (1), the Permitted Holders shall be deemed to "beneficially own" any Voting Stock of an entity held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own, directly or indirectly, a majority of the voting power of the Voting Stock of the parent entity;

          (2) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in item (1) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Richmont Marketing Specialists; and

          (B) the Permitted Holders "beneficially own" (as defined in item (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Richmont Marketing Specialists than the person referred to in clause (A), and the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors.

     For the purposes of this item (2), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this item (2)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in item (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

          (3) during any period of 2 consecutive years, individuals who at the beginning of the 2 year period constituted the board of directors of Richmont Marketing Specialists cease for any reason to constitute a majority of the board of directors then in office. For purposes of this item (3), the board of directors at the beginning of the 2 year period shall be deemed to include any new directors whose election by the board of directors or whose nomination for election by the Richmont Marketing Specialists' shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved.

     Within 30 days following any Change of Control, unless we have previously mailed a redemption notice with respect to all then-outstanding notes, we will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the notes on a specified repurchase date pursuant to the procedures required by the indenture and described in that notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent such laws and regulations are applicable, in connection with the repurchase of notes made as a result of a Change of Control.

     On the repurchase date, we will purchase all the notes that have been tendered in accordance with the procedures set forth in the notice delivered to the holders. We will pay each holder that has tendered notes the purchase price plus any accrued interest up to the date of the repurchase.

     Prior to complying with any of the provisions described in this "Change of Control" section, but in any event within 30 days following the Change of Control, Richmont Marketing Specialists will (1) repay or offer to repay all Bank Indebtedness or (2) obtain the requisite consent under the agreement governing the Bank Indebtedness to permit the repurchase of the notes required by this covenant.

     The provisions described above require us to make an offer to repurchase notes in the event of a Change of Control regardless of whether or not any other provisions of the indenture are applicable. Our obligations under this "Change of Control" covenant may only be satisfied by completion of the change of control offer described above, or waived by the holders of all the outstanding notes. Except as described above with respect to a Change of Control, the indenture does not require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Our senior credit facility currently prohibits us from purchasing any notes, and also provides that certain Change of Control events with respect to us would constitute a default under our senior credit facility. Any future agreements governing Senior Indebtedness may also contain similar restrictions. In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we may seek the consent of our senior lenders to purchase the notes or attempt to refinance the borrowings that prohibit the purchase. If we do not obtain such a consent or repay those borrowings, we will remain prohibited from purchasing the notes. In that case, our failure to repurchase the notes would constitute an Event of Default which would, in turn, constitute a default under the agreements governing our Senior Indebtedness. In those circumstances, the subordination provisions of the indenture would restrict payments to the holders of the notes.

     The Change of Control purchase feature is a result of negotiations between us and the initial purchaser of the outstanding notes. We have no present intention of engaging in a transaction involving a Change of Control, although it is possible that we may decide to do so in the future. Subject to the limitations contained in the indenture, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of Indebtedness outstanding at that time or otherwise affect our capital structure or credit ratings.

     Richmont Marketing Specialists will not be required to make an offer to repurchase the notes upon a Change of Control if a third party makes the offer in the manner in compliance with the terms of the indenture, and that third party purchases all notes validly tendered and not withdrawn pursuant to the offer.

  Asset Sales and Sales of Subsidiary Stock

     We will not, and will not permit any of our Restricted Subsidiaries to, make any Asset Disposition unless:


          (1) Richmont Marketing Specialists or its Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Disposition at least equal to the fair market value of the assets or shares sold or disposed of; and


          (2) at least 85%, or 100% in the case of lease payments, of the consideration received by Richmont Marketing Specialists or the Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following are deemed to be cash:

             (a) any Indebtedness of Richmont Marketing Specialists, other than Disqualified Stock, or any Restricted Subsidiary that is assumed by the transferee of the assets pursuant to a customary novation agreement that releases Richmont Marketing Specialists or the Restricted Subsidiary from further liability; and

             (b) any securities received by Richmont Marketing Specialists or any Restricted Subsidiary from the transferee that are promptly converted by Richmont Marketing Specialists or such Restricted Subsidiary into cash.

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     In any year in which the aggregate amount of Net Available Cash from Asset
Dispositions exceeds $5 million, we will apply 100% of that excess as follows:

          (1) first, within 60 days of the receipt of the Net Available Cash, to repay Senior Indebtedness or other Indebtedness of any Wholly Owned Subsidiary that requires repayment by its terms, other than Preferred Stock; and

          (2) second, within 270 days of the receipt of the Net Available Cash, to reinvest in Additional Assets.

     If there is at least $10 million in Net Available Cash from any Asset Disposition that is not applied or invested as provided in the preceding paragraph, we will make an offer to the holders of the notes and, if we so elect or are required, to the holders of any other Indebtedness that ranks equal in right of payment with the notes, to ratably purchase the notes and that other Indebtedness. The offer price for the notes will be equal to 100% of the principal amount of the notes plus any accrued but unpaid interest.

     In the event there is insufficient Net Available Cash to repurchase all the notes and other Indebtedness ranking equally in right of payment with the notes that has been tendered, we will select the Notes and the other Indebtedness for redemption on a pro rata basis. If any Net Available Cash remains after the Notes and other Indebtedness are tendered and repurchased in accordance with the preceding paragraph, we will repay our other Indebtedness or Indebtedness of our Restricted Subsidiaries.

     Richmont Marketing Specialists will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent such laws and regulations are applicable, in connection with the repurchase of notes made in connection with an Asset Disposition.

SELECTION AND NOTICE

     If Richmont Marketing Specialists redeems less than all of the notes at any time, the trustee will select the notes for redemption on a pro rata basis, by lot or by such other method as the trustee in its sole discretion deems to be fair and appropriate.

     Richmont Marketing Specialists will not redeem notes in denominations of $1,000 or less in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of the notes to be redeemed at its registered address.

     If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount of the note to be redeemed. A new note in principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

COVENANTS

  Limitations on Indebtedness

     Richmont Marketing Specialists will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingent or otherwise, with respect to (collectively, "incur") any Indebtedness, including Indebtedness deemed incurred by reason of any person becoming a Restricted Subsidiary, unless:

          (1) if such Indebtedness is incurred on or prior to December 31, 1999, the Consolidated Coverage Ratio would be greater than 2.00:1.00; or

          (2) if such Indebtedness is incurred after December 31, 1999, the Consolidated Coverage Ratio would be greater than 2.25:1.00.

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     The restrictions set forth in the preceding paragraph do not apply to any of the following types of Indebtedness:

          (1) Bank Indebtedness or Indebtedness incurred pursuant to any other revolving credit, term loan or working capital financings; provided that the aggregate principal amount of such Indebtedness at any time outstanding does not exceed (x) the greater of $25 million and the Borrowing Base in effect from time to time, less (y) the aggregate amount of all repayments of principal on the Indebtedness that have been made with the Net Available Cash from Asset Dispositions;

          (2) Indebtedness between or among Richmont Marketing Specialists and any of its Wholly-Owned Restricted Subsidiaries; provided, however, that the following will be deemed to constitute the incurrence of Indebtedness:

             (a) any subsequent issuance or transfer of any capital stock that results in any Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary, or any other event having the same result; and

             (b) any subsequent sale or transfer of any such Indebtedness, except to Richmont Marketing Specialists or a Wholly Owned Subsidiary;

          (3) Indebtedness of Richmont Marketing Specialists or its Restricted Subsidiaries represented by the notes or the subsidiary guarantees;


          (4) Indebtedness of Richmont Marketing Specialists or its Restricted Subsidiaries outstanding on December 19, 1997, other than Indebtedness described in items (1) and (2) above;


          (5) Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Richmont Marketing Specialists, other than Indebtedness incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which the Restricted Subsidiary became a subsidiary; provided, however, that at the time the Restricted Subsidiary is acquired, and after giving effect to the incurrence of such Indebtedness, Richmont Marketing Specialists would have been able to incur $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test in the first paragraph of this covenant;

          (6) Indebtedness under performance bonds, bankers' acceptances, letters of credit, surety or appeal bonds or guarantees resulting from the endorsement of negotiable instruments provided by Richmont Marketing Specialists and its Restricted Subsidiaries in the ordinary course of business and which do not secure other Indebtedness;

          (7) Indebtedness under Currency Agreements and Interest Rate Agreements, in each case entered into for bona fide hedging purposes in the ordinary course of business; provided that the Currency Agreements and Interest Rate Agreements do not increase the Indebtedness outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable;

          (8) Indebtedness of Richmont Marketing Specialists or any Restricted Subsidiary consisting of obligations for purchase price adjustments in connection with the acquisition or disposition of assets by Richmont Marketing Specialists or any Restricted Subsidiary permitted under the indenture, provided that the principal amount of all Indebtedness incurred pursuant to this item (8), when taken together with all other outstanding Indebtedness incurred pursuant to this item (8), shall not exceed $3 million;

          (9) Indebtedness of Richmont Marketing Specialists or a Restricted Subsidiary owed to any Person in connection with workers' compensation insurance provided by such Person to Richmont Marketing Specialists or the Restricted Subsidiary or pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

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          (10) Purchase Money Indebtedness, Attributable Debt and Capitalized
     Lease Obligations in an aggregate principal amount not to exceed $2 million at any time outstanding;

          (11) Refinancing Indebtedness incurred in respect of any Indebtedness described in items (3) through (10) above or in the first paragraph of this covenant; and

          (12) Indebtedness not otherwise permitted to be incurred by the first paragraph of this covenant or by items (1) through (11) above, in an aggregate principal amount at any time outstanding not in excess of $15 million.

     Notwithstanding the preceding paragraph, neither Richmont Marketing Specialists nor its Restricted Subsidiaries may incur Indebtedness qualifying under items (1) through (12) above if the proceeds are used, directly or indirectly, to repay or refinance any Subordinated Obligations unless that Indebtedness will be subordinated to the notes to at least the same extent as the Subordinated Obligations.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in items (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, we will be permitted to classify that item of Indebtedness in any manner that complies with this covenant.

     The maximum amount of Indebtedness that Richmont Marketing Specialists or any Restricted Subsidiary may incur under this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

  No Senior Subordinated Indebtedness

     Richmont Marketing Specialists may not incur any Indebtedness that is subordinate or junior in any respect to any Senior Indebtedness and senior in right of payment to the notes. Richmont Marketing Specialists also may not become liable with respect to any Deferred Obligations unless they are expressly subordinated in right of payment to the notes.

     No guarantor subsidiary may incur any Indebtedness that is subordinate or junior in any respect to any of that guarantor subsidiary's Senior Indebtedness and senior in right of payment to the subsidiary guarantees. No guarantor subsidiary may become liable with respect to any Deferred Obligations unless they are expressly subordinated in right of payment to the subsidiary guarantees.

  Restrictions on Secured Indebtedness

     Richmont Marketing Specialists and the guarantor subsidiaries may not incur any Secured Indebtedness that is not Senior Indebtedness, unless, at the time the Secured Indebtedness is incurred:

     - in the case of Secured Indebtedness that ranks equal in right of payment to the notes or the subsidiary guarantees, the notes and the subsidiary guarantees are secured equally and ratably with the Secured Indebtedness for so long as the Secured Indebtedness is secured by a Lien; or

     - in the case of Secured Indebtedness that is subordinated in right of payment to the notes or the subsidiary guarantees, the notes and the subsidiary guarantees are secured on a senior basis for so long as the Secured Indebtedness is secured by a Lien.

  Restricted Payments

     Richmont Marketing Specialists will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on or in respect of its capital stock, including, without limitation, any payment in connection with any merger or

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

     consolidation involving Richmont Marketing Specialists or any of its Restricted Subsidiaries, except for:

             (a) dividends or distributions payable solely in capital stock, other than Disqualified Stock; and

             (b) dividends or distributions payable to Richmont Marketing Specialists or to another Restricted Subsidiary;

          (2) purchase, redeem, retire or otherwise acquire for value any capital stock of Richmont Marketing Specialists or its Restricted Subsidiaries held by any party other than Richmont Marketing Specialists or one of its Restricted Subsidiaries;

          (3) purchase, redeem, defease, retire or otherwise acquire for value any Subordinated Obligations prior to any scheduled maturity, repayment or sinking fund payment, other than:

             (a) purchases made in anticipation of satisfying a sinking fund obligation, installment payment or final maturity payment, in each case due within 1 year of the date of acquisition; and

             (b) reductions of Subordinated Obligations consisting of purchase price adjustments in connection with the acquisition or disposition of assets by Richmont Marketing Specialists or one of its Restricted Subsidiaries; and

          (4) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time the Restricted Payment is made:

          (1) no Default has occurred and is continuing, or would occur as a consequence of the Restricted Payment;

          (2) Richmont Marketing Specialists could, at the time such Restricted Payment is made and after giving effect to the Restricted Payment, incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Limitations on Indebtedness"; or

          (3) the Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after December 19, 1997, is less than the sum of:

             (a) 50% of the Consolidated Net Income accrued during the period from December 19, 1997 to the end of the most recent fiscal quarter ending prior to the date of the Restricted Payment for which financial statements are then available, or, if the Consolidated Net Income for that period is a deficit, minus 100% of such deficit;


             (b) 100% of the aggregate Net Cash Proceeds received by Richmont Marketing Specialists from the issuance or sale of its capital stock other than Disqualified Stock subsequent to December 19, 1997, other than Net Cash Proceeds received from the issuance or sale of its capital stock to any of its subsidiaries or to an employee stock ownership plan or other trust established by Richmont Marketing Specialists or any of its subsidiaries;



             (c) 100% of the aggregate Net Cash Proceeds received by Richmont Marketing Specialists from the issuance or sale of its capital stock other than Disqualified Stock to an employee stock ownership plan or other trust subsequent to December 19, 1997; provided, however, that if the plan or trust incurs any Indebtedness owing to, or guaranteed by, Richmont Marketing Specialists or any Restricted Subsidiary to finance the acquisition of the capital stock, the aggregate amount under this subsection (c) shall be limited to:


                (1) the Net Cash Proceeds received by Richmont Marketing Specialists from the issuance of its capital stock, less
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

                (2) the Indebtedness incurred to or guaranteed by Richmont Marketing Specialists or any Restricted Subsidiary, less

                (3) any increase in Richmont Marketing Specialists' Consolidated Net Worth resulting from principal repayments made by the plan or trust with respect to the Indebtedness incurred to finance the capital stock;

             (d) the amount by which the Indebtedness of Richmont Marketing Specialists or its Restricted Subsidiaries is reduced on Richmont Marketing Specialists' balance sheet upon the conversion or exchange of any Indebtedness of Richmont Marketing Specialists or its Restricted Subsidiaries issued after December 19, 1997 into Richmont Marketing Specialists' capital stock, less the amount of any cash or other property distributed by Richmont Marketing Specialists or any Restricted Subsidiary upon such conversion or exchange; and

             (e) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from any of the following:

                (1) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to Richmont Marketing Specialists or any Restricted Subsidiary from Unrestricted Subsidiaries;

                (2) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries; provided the amount of the net reduction in Investments resulting from a redesignation described in this section is limited to the amount of Investments previously made by Richmont Marketing Specialists or any Restricted Subsidiary in that Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; or

                (3) the sale, liquidation or repayment of any Investment in Unrestricted Subsidiaries, in an amount not to exceed lesser of (x) the net cash proceeds received by Richmont Marketing Specialists or any Restricted Subsidiary in connection with that sale, liquidation or repayment and (y) the initial amount of that Investment, which amount was included in the calculation of the amount of Restricted Payments.

     The preceding provisions do not prohibit:

          (1) the purchase or redemption of Richmont Marketing Specialists' capital stock or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Richmont Marketing Specialists' capital stock, other than Disqualified Stock and capital stock issued or sold to a subsidiary or an employee stock ownership plan or other trust established by Richmont Marketing Specialists or any of its subsidiaries; provided, however, that the amount of any Net Cash Proceeds from the sale that are utilized for the purchase or redemption will be excluded from clause (3)(b) or 3(c)of the preceding paragraph; and provided further that the amount of any purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

          (2) the purchase or redemption of Richmont Marketing Specialists' Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, any Indebtedness which is permitted to be incurred pursuant to items (1) through (12) of the second paragraph of the covenant described under "-- Limitations on Indebtedness"; provided, however, that such a purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

          (3) the purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under the heading "Repurchase at the Option of the Holders -- Asset Sales and Sales of Subsidiary Stock"; provided, however, that such a purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

          (4) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration the dividend would have complied with the provisions of this covenant; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments;
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


          (5) the repurchase of shares of, or options to purchase shares of, common stock of Richmont Marketing Specialists or any of its subsidiaries from any of their employees, former employees, directors or former directors, or permitted transferees of such employees, former employees, directors or former directors, pursuant to the terms of agreements or plans approved by the board of directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of these repurchases, other than repurchases made with respect to a deceased person that are funded using the proceeds of a life insurance policy relating to such person of which Richmont Marketing Specialists or a Restricted Subsidiary is the beneficiary, shall not exceed $5 million in any calendar year; provided further, however, that these repurchases shall be included in the calculation of the amount of Restricted Payments;


          (6) the purchase for total consideration not in excess of $10 million of any of Richmont Marketing Specialists' common stock held by members of its senior management who were not members of the board of directors on December 19, 1997, so long as no Default has occurred or is continuing or would result from the purchase; provided, however, that such purchase will be included in the calculation of the amount of Restricted Payments;

          (7) dividends, distributions or other payments made on or with respect to capital stock to the extent payable in shares of capital stock of such person, other than Disqualified Stock; or

          (8) other Restricted Payments in an aggregate amount not to exceed $3 million.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     Richmont Marketing Specialists will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its capital stock or pay any Indebtedness owed to Richmont Marketing Specialists;

          (2) make any loans or advances to Richmont Marketing Specialists; or

          (3) transfer any of its property or assets to Richmont Marketing Specialists.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) any agreement in effect or entered into on December 19, 1997;

          (2) any agreement governing Indebtedness of a Restricted Subsidiary in effect on the date on which that Restricted Subsidiary was acquired by Richmont Marketing Specialists, except to the extent such Indebtedness was incurred in connection with or in contemplation of that acquisition;

          (3) Refinancing Indebtedness, provided that the encumbrances and restrictions contained in any refinancing agreement or amendment, taken as a whole, are no less favorable to the noteholders than the encumbrances and restrictions contained in the original agreements;

          (4) customary non-assignment provisions in any lease, license or similar contract;

          (5) any agreement to transfer, option or other right with respect to, or any Lien on, any property or assets of Richmont Marketing Specialists or any Restricted Subsidiary, to the extent such agreement or Lien is permitted by the Indenture;

          (6) any security agreement or mortgage securing Indebtedness of a Restricted Subsidiary to the extent the encumbrance or restriction restricts the transfer of the property subject to the security agreement or mortgage; and

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

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition.

  Merger and Consolidation

     Richmont Marketing Specialists may not consolidate or merge with or into another Person, or convey, transfer or lease all or substantially all its assets to any Person, unless:

          (1) either (a) Richmont Marketing Specialists is the surviving corporation or (b) the Person formed by or surviving the consolidation or merger, or the Person to which the conveyance or transfer of assets has been made, is a corporation, limited liability company, limited partnership or business trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

          (2) the Person formed by or surviving the consolidation or merger or the Person to which the conveyance, transfer of assets has been made expressly assumes all of Richmont Marketing Specialists' obligations under the notes and the indenture under agreements reasonably satisfactory to the trustee;

          (3) immediately after giving effect to such transaction, no Default has occurred and is continuing;

          (4) the Person formed by or surviving the consolidation or merger, if other than Richmont Marketing Specialists:

             (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than Richmont Marketing Specialists' Consolidated Net Worth immediately prior to the transaction; and

             (b) will, on the date of the transaction and after giving effect to the transaction and any related financing transactions, be permitted to incur an additional $1.00 of Indebtedness under the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Limitations on Indebtedness"; and

          (5) Richmont Marketing Specialists has delivered to the trustee an officers' certificate and an opinion of its counsel, each stating that the consolidation, merger or transfer and the documents delivered under item
     (2) above comply with the terms of the indenture.

     This "Merger and Consolidation" covenant does not apply to (a) any consolidation, merger, conveyance, transfer or lease between or among Richmont Marketing Specialists and its Restricted Subsidiaries and (b) any merger of Richmont Marketing Specialists with an Affiliate incorporated solely for the purpose of reincorporating Richmont Marketing Specialists in another jurisdiction to realize tax or other benefits.

  Transactions with Affiliates

     Richmont Marketing Specialists will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction with any Affiliate (an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to Richmont Marketing Specialists or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction by Richmont Marketing Specialists or the Restricted Subsidiary with an unrelated party;

          (2) Richmont Marketing Specialists delivers to the trustee:

             (a) with respect to any Affiliate Transaction involving consideration in excess of $1 million, a resolution of its board of directors set forth in an officer's certificate certifying that the Affiliate

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        Transaction complies with this covenant and that the Affiliate
        Transaction has been approved by a majority of the disinterested members of the board of directors; and

             (b) with respect to any Affiliate Transaction involving consideration in excess of $5 million, an opinion as to the fairness or reasonableness of the Affiliate Transaction from a financial point of view issued by a nationally recognized accounting, appraisal or investment banking firm.

     The following items shall not be deemed to be Affiliate Transactions and are therefore not subject to the provisions of the preceding paragraph:

          (1) Restricted Payments permitted by the covenant described under the heading "-- Restricted Payments" above;

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by Richmont Marketing Specialists' board of directors or the board of directors of the relevant Restricted Subsidiary;

          (3) loans or advances to employees made in the ordinary course of business in accordance with the past practices up to $500,000 in the aggregate outstanding at any one time;

          (4) the payment of reasonable directors fees to persons who are not otherwise Affiliates of Richmont Marketing Specialists or its Restricted Subsidiaries;

          (5) transactions between or among Richmont Marketing Specialists and/or its Wholly Owned Subsidiaries;

          (6) indemnification or insurance provided to officers or directors of Richmont Marketing Specialists and its Restricted Subsidiaries approved in good faith by the relevant board of directors;

          (7) payments under, or amendments or extensions of, the lease agreement between Marketing Specialists Sales Company, a subsidiary of Richmont Marketing Specialists, and ABP Partners Ltd. relating to the Irving, Texas facility, provided that any amendments or extensions are on commercially reasonable terms as certified by a recognized commercial real estate firm that is not an Affiliate of Richmont Marketing Specialists;

          (8) leases of real property from any Permitted Holder, provided that the leases are on commercially reasonable terms as certified by a recognized commercial real estate firm that is not an Affiliate of Richmont Marketing Specialists;

          (9) fees paid to Permitted Holders other than any Management Stockholder for management services in an aggregate amount not to exceed $500,000 per year, plus related out-of-pocket expenses; and

          (10) sales of Richmont Marketing Specialists' capital stock to Affiliates.

  Limitation on Sales and Issuances of Capital Stock of Restricted Subsidiaries

     Richmont Marketing Specialists will not sell any shares of capital stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its capital stock or the capital stock of another Restricted Subsidiary, unless:

          (1) the issuance or sale is to Richmont Marketing Specialists or a Wholly Owned Subsidiary;

          (2) immediately after giving effect to the issuance or sale, the Restricted Subsidiary whose stock is sold or issued is no longer a Restricted Subsidiary; and

          (3) the shares of capital stock issued or sold are directors' qualifying shares.

     The proceeds of any sale of capital stock permitted by this section will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant

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

described under the subheading "Repurchase at the Option of Holders -- Asset Sales and Sales of Subsidiary Stock."

  Reports

     Whether or not required by the Securities and Exchange Commission, so long as any of these notes are outstanding, Richmont Marketing Specialists will furnish to the holders of the notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Richmont Marketing Specialists were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Richmont Marketing Specialists' certified independent accountants;

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if Richmont Marketing Specialists were required to file such reports; and

          (3) after any initial public offering of capital stock of Richmont Marketing Specialists, a copy of the annual report that is furnished to shareholders.

     Richmont Marketing Specialists will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

  Additional Guarantor Subsidiaries

     Any Restricted Subsidiary which incurs Indebtedness must become a guarantor subsidiary and execute and deliver to the trustee a supplemental indenture under which it guarantees payment of the notes, unless that Restricted Subsidiary is already a party to the indenture.

     Each additional subsidiary guarantee will also be limited in amount so as not to constitute a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors -- Fraudulent Transfer Considerations" for further information.

  Designation of Restricted and Unrestricted Subsidiaries

     The board of directors may designate any of Richmont Marketing Specialists' subsidiaries to be an Unrestricted Subsidiary unless that subsidiary, or any of its subsidiaries, owns any capital stock or Indebtedness of, or owns or holds any Lien on any property of, Richmont Marketing Specialists or any other Restricted Subsidiary of Richmont Marketing Specialists; provided, however, that either:

          (1) the subsidiary to be designated as an Unrestricted Subsidiary has total Consolidated assets of $1,000 or less; or

          (2) if the subsidiary to be designated as an Unrestricted Subsidiary has total Consolidated assets greater than $1,000, the designation would be permitted under the covenant described under the subheading "-- Restricted Payments."

     The board of directors may also designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

          (1) Richmont Marketing Specialists could incur $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test described under "-- Covenants -- Limitations on Indebtedness"; and

          (2) no Default shall have occurred and be continuing.

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

  Business Activities

     Richmont Marketing Specialists will not, and will not permit any Restricted Subsidiary to, engage in any business other than businesses related, ancillary or complementary to the businesses conducted on December 19, 1997.

  Sale and Leaseback Transactions

     Richmont Marketing Specialists will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction relating to any property unless:

          (1) Richmont Marketing Specialists or that Restricted Subsidiary could:

             (a) incur Indebtedness in an amount equal to the Attributable Debt relating to that sale and leaseback transaction under the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under the subheading "-- Limitations on Indebtedness"; and

             (b) create a Lien on the property securing the Attributable Debt without equally and ratably securing the notes under the covenant described above under the subheading "-- Limitations on Indebtedness";

          (2) the net cash proceeds received by Richmont Marketing Specialists or the Restricted Subsidiary in connection with the sale and leaseback transaction is at least equal to the fair value, as determined in good faith by the board of directors, of the property that is the subject of the sale and leaseback transaction; and

          (3) the transfer of the property that is the subject of the sale and leaseback transaction is permitted by, and Richmont Marketing Specialists applies the proceeds of the sale and leaseback transaction in compliance with, the covenant described above under the heading "Repurchase at the Option of Holders -- Asset Sales and Sales of Subsidiary Stock."

EVENTS OF DEFAULT

     Each of the following is an Event of Default:

          (1) a default for 30 days in the payment when due of interest on the notes, whether or not prohibited by the subordination provisions in the indenture;

          (2) a default in payment when due of the principal of or premium, if any, on the notes, whether or not prohibited by the subordination provisions in the indenture;

          (3) the failure by Richmont Marketing Specialists to comply with its obligations under the covenant described under the caption
     "Covenants -- Merger and Consolidation" above;

          (4) the failure by Richmont Marketing Specialists for 30 days after notice to comply with its obligations described under the captions "Repurchase at the Option of Holders -- Change of Control" or "Covenants" above, other that failures to pay on the Notes;

          (5) the failure by Richmont Marketing Specialists for 60 days after notice to comply with any of the other agreements contained in the notes or the indenture;

          (6) a default under any agreement governing Indebtedness of Richmont Marketing Specialists or any of its Restricted Subsidiaries, if that default:

             (a) is caused by a failure to pay principal or interest on the Indebtedness prior to the expiration of the applicable grace period provided in such Indebtedness on the date of such default; or

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

             (b) results in the acceleration of the Indebtedness prior to its express maturity;

     and, in each case, the total amount of the Indebtedness unpaid or accelerated exceeds $5 million;

          (7) certain events of bankruptcy, insolvency or reorganization with respect to Richmont Marketing Specialists or a Significant Subsidiary;

          (8) failure by Richmont Marketing Specialists or any Restricted Subsidiary to pay final judgments or decrees in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

          (9) any subsidiary guarantee ceases to be in full force and effect, except as contemplated by its terms, or any guarantor subsidiary denies or disaffirm its obligations under the indenture or its subsidiary guarantee, and this Default continues for 10 days.

     In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to Richmont Marketing Specialists or any Significant Subsidiary, the principal and interest on the notes will become immediately due and payable without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and interest on the notes to be immediately due and payable.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default, other than Defaults or Events of Default relating to the payment of principal or interest, if the trustee determines that withholding notice is in the interest of those holders.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense.

     Richmont Marketing Specialists is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within 30 days of becoming aware of any Default or Event of Default, Richmont Marketing Specialists is also required to deliver to the trustee a statement describing the Default and explaining the action Richmont Marketing Specialists is taking with respect to the Default.

AMENDMENTS AND WAIVERS

     Without the consent of each holder of an outstanding note affected, an amendment or waiver may not

          (1) reduce the principal amount of notes whose holders must consent to an amendment or waiver;

          (2) reduce the rate of or extend the time for payment of interest on any note;

          (3) reduce the principal of or change the fixed maturity of any note;

          (4) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under the caption "Optional Redemption" above;

          (5) make any note payable in money other than as stated on the notes;

          (6) make any change to the subordination provisions of the indenture that adversely affects the rights of any holder;

          (7) impair the right of any holder to (a) receive payments of principal and interest on the notes or (b) institute a suit for the enforcement of any payment on the notes;

          (8) modify the subsidiary guarantees in any manner adverse to the holders; or

          (9) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any holder of notes, Richmont Marketing Specialists and the trustee may amend or supplement the indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for the assumption of Richmont Marketing Specialists' obligations by a successor corporation;

          (3) to provide for uncertificated notes in addition to or in place of certificated notes;

          (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any the holders; or

          (5) to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

     However, no amendment may be made to the subordination provisions of the indenture if the amendment adversely affects the rights of any holder of outstanding Senior Indebtedness unless the holders of the affected Senior Indebtedness consent to such change.

     The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment.

DEFEASANCE

     Richmont Marketing Specialists may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all of the obligations of the guarantor subsidiaries discharged with respect to their subsidiary guarantees ("legal defeasance"), except for:

          (1) obligations relating to the issuance of temporary notes and the replacement of lost, stolen, destroyed or mutilated notes;

          (2) obligations to maintain a registrar and paying agent for the notes;

          (3) obligations related to the rights, powers, trusts, duties and immunities of the trustee; and

          (4) obligations relating to the defeasance provisions described in this section.

     In addition, Richmont Marketing Specialists may, at its option and at any time, elect to have its obligations and the obligations of the guarantor subsidiaries released with respect to certain covenants described in the indenture ("covenant defeasance"). In the event covenant defeasance occurs, failure to comply with those covenants will not constitute an Event of Default with respect to the notes. In addition, if covenant defeasance occurs, certain events described under the heading "Events of Default", not including payment defaults or defaults resulting from bankruptcy proceedings, will no longer constitute Events of Default with respect to the notes.

     In order to exercise either the legal defeasance option or the covenant defeasance option:

          (1) Richmont Marketing Specialists must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, money or U.S. Government Obligations in an amount that will be sufficient, in the opinion of a nationally-recognized firm of independent accountants, for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be;

          (2) no Default or Event of Default from bankruptcy or insolvency events shall have occurred and be continuing at any time in the period ending on the 123rd day after the date of deposit;

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

          (3) the defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Richmont Marketing Specialists is a party or is bound;

          (4) Richmont Marketing Specialists must deliver to the trustee an opinion of counsel to the effect that the defeasance trust created does not qualify as an "investment company" under the Investment Company Act of 1940;

          (5) in the case of legal defeasance, Richmont Marketing Specialists must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Richmont Marketing Specialists has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at me same times as would have been the case if the legal defeasance had not occurred;

          (6) in the case of covenant defeasance, Richmont Marketing Specialists must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (7) Richmont Marketing Specialists must deliver to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to the defeasance have been complied with by Richmont Marketing Specialists.

CONCERNING THE TRUSTEE

     Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association, is trustee under the Indenture and has been appointed by Richmont Marketing Specialists as registrar and paying agent for the notes.

     The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The indenture provides, however, that in case an Event of Default, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to this standard, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

     The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required.

DEFINITIONS

     Set forth below are some of the defined terms used in the indenture. You should read these definitions in order to understand the terms used in this "Description of Notes" section and to more fully understand the terms of the indenture governing the notes. The defined terms used in the indenture and set forth below may not necessarily correspond to common meanings for the same or similar terms, and may differ from terms used in similar agreements. We urge you to read the indenture for full disclosure of all these terms.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "Repurchase at the Option of Holders -- Asset Sales and Sales of Subsidiary Stock" and
"Covenants -- Affiliate Transactions" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock on a fully diluted basis of Richmont Marketing Specialists or of rights or warrants to purchase such Voting Stock, whether or not currently exercisable, and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence of this definition.


     "Asset Disposition" means any sale, lease, transfer or other disposition by Richmont Marketing Specialists or any of its Restricted Subsidiaries of shares of capital stock of a Restricted Subsidiary, other than directors' qualifying shares, or of property or other assets (each referred to as a "disposition" for purposes of this definition).

     Notwithstanding the preceding paragraph, the following are not Asset
Dispositions:

          (1) any disposition between or among Richmont Marketing Specialists and its Restricted Subsidiaries, or by a Restricted Subsidiary to a Wholly Owned Subsidiary;

          (2) any disposition of inventory in the ordinary course of business consistent with past practices of Richmont Marketing Specialists and its subsidiaries;

          (3) for purposes of the provisions described under "Repurchase at the Option of Holders -- Asset Sales and Sales of Subsidiary Stock" only, a disposition subject to or permitted by the covenant described under "Covenants -- Restricted Payments";

          (4) any settlement, surrender, waiver or release of contract rights or contract, tort or other claims;

          (5) any grant of licenses of intellectual property including patent, trademark and know-how;

          (6) a sale of obsolete or outdated equipment no longer used or useful in the business of Richmont Marketing Specialists or its Restricted Subsidiaries in an aggregate amount not to exceed $1 million in any fiscal year;


          (7) leases, subleases, licenses and sublicenses of assets that are not treated as capitalized leases on the books and records of Richmont Marketing Specialists or its Restricted Subsidiaries; and


          (8) any foreclosure upon a Lien that was not prohibited by the indenture and that secures any obligation of Richmont Marketing Specialists or its subsidiaries.

     "Attributable Debt" in respect of a sale and leaseback transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the sale and leaseback transaction, including payments made or to be made in any period for which such lease has been extended.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

     "Bank Indebtedness" means the principal and premium, if any, payable under or in respect of the senior credit facility and the other documents and security agreements related thereto, and any Refinancing Indebtedness with respect thereto, as amended from time to time.
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

     "Borrowing Base" means, as of the date of determination, an amount equal to the sum, without duplication, of (1) 80% of the net book value of Richmont Marketing Specialists' accounts receivable at the date of determination and (2) 50% of the net book value of Richmont Marketing Specialists' inventories at the date of determination. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet, it being understood that the accounts receivable and inventories of an acquired business may be included if the acquisition has been completed on or prior to the date of determination.

     "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by a Capitalized Lease Obligation shall be the capitalized amount of the obligation determined in accordance with GAAP, and the Stated Maturity of any Indebtedness represented by a Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under such lease.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent 4 consecutive fiscal quarters ending prior to the date of determination for which financial statements are available to (b) Consolidated Interest Expense for the same 4 fiscal quarters; provided, however, that:

          (1) if Richmont Marketing Specialists or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding on the date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if (a) the Indebtedness had been incurred on the first day of such period and (b) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness had occurred on the first day of such period;


          (2) if since the beginning of such period Richmont Marketing Specialists or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA, if positive, directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA, if negative, directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Richmont Marketing Specialists or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Richmont Marketing Specialists and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period, or, if the capital stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Richmont Marketing Specialists and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale;


          (3) if since the beginning of such period Richmont Marketing Specialists or any Restricted Subsidiary, by merger or otherwise, shall have made an Investment in any Restricted Subsidiary, or any Person which becomes a Restricted Subsidiary, or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (as described below), including the Incurrence of any Indebtedness in connection therewith as if such Investment or acquisition occurred on the first day of such period; and

          (4) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Richmont Marketing Specialists or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by
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

     Richmont Marketing Specialists or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition of "Consolidated Coverage Ratio", whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating such acquisition and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection with such acquisition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Richmont Marketing Specialists. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months.

     "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of Richmont Marketing Specialists and its Restricted Subsidiaries for such period, plus the following, to the extent incurred by Richmont Marketing Specialists and its Restricted Subsidiaries in such period but not included in the calculation of interest expense:

          (1) interest expense attributable to Capitalized Lease Obligations and Attributable Debt;

          (2) amortization of debt discount and debt issuance cost;

          (3) capitalized interest;

          (4) noncash interest expense;

          (5) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing;

          (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by Richmont Marketing Specialists or any Restricted Subsidiary, provided that payments of such amounts by Richmont Marketing Specialists or any Restricted Subsidiary is being made to, or is sought by, the holders of such Indebtedness pursuant to such guarantee;

          (7) net costs associated with Hedging Obligations, including amortization of fees;

          (8) interest paid or accrued in respect of any agreement classified as a long-term obligation on the consolidated balance sheet of Richmont Marketing Specialists;

          (9) Preferred Stock dividends in respect of all Preferred Stock of subsidiaries of Richmont Marketing Specialists and Disqualified Stock of Richmont Marketing Specialists held by Persons other than Richmont Marketing Specialists or a Wholly Owned Subsidiary; and


          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person other than Richmont Marketing Specialists in connection with Indebtedness incurred by such plan or trust.


     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of Richmont Marketing Specialists and its subsidiaries for such period; provided, however, that the following shall not be included in such Consolidated Net Income:

          (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

             (a) subject to the limitations contained in clause (4) below, Richmont Marketing Specialists' equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person

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

        during such period to Richmont Marketing Specialists or a Restricted Subsidiary as a dividend or other distribution subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below; and

             (b) Richmont Marketing Specialists' equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period, but only to the extent of the aggregate Investment of Richmont Marketing Specialists and any Restricted Subsidiary in such Person, shall be included in determining such Consolidated Net Income;

          (2) any net income (loss) of any person acquired by Richmont Marketing Specialists or a subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income (loss) of any Restricted Subsidiary if such subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Richmont Marketing Specialists, except that:

             (a) subject to the limitations contained in (4) below, Richmont Marketing Specialists' equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Richmont Marketing Specialists or another Restricted Subsidiary as a dividend subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause; and

             (b) Richmont Marketing Specialists' equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;


          (4) any gain or loss realized upon the sale or other disposition of any asset of Richmont Marketing Specialists or its consolidated subsidiaries, including pursuant to any Sale/Leaseback Transaction, which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any capital stock of any Person;


          (5) any extraordinary gain or loss; and

          (6) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of the covenant described under "-- Covenants -- Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Richmont Marketing Specialists or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under item
(3)(d) of the second paragraph of such covenant.

     "Consolidated Net Worth" means, with respect to Richmont Marketing Specialists and its Restricted Subsidiaries as of the end of Richmont Marketing Specialists' most recent fiscal quarter ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, the sum of the following amounts shown on the balance sheet of Richmont Marketing Specialists and the Restricted Subsidiaries, determined on a consolidated basis:

          (1) the par or stated value of all outstanding capital stock of Richmont Marketing Specialists other than Disqualified Stock; plus

          (2) paid-in capital or capital surplus relating to such capital stock; plus

          (3) any retained earnings or earned surplus less any accumulated deficit.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of Richmont Marketing Specialists in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Richmont Marketing Specialists or any Restricted Subsidiary in an
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

Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Deferred Obligations" means any Indebtedness issued to the employees of, stockholders of, or the holders of an equivalent equity interest in, any entity acquired by Richmont Marketing Specialists or any Restricted Subsidiary in connection with such acquisition.

     "Designated Senior Indebtedness" means (1) the Bank Indebtedness and (2) any other Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $10 million and is specifically designated by Richmont Marketing Specialists in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture. "Designated Senior Indebtedness" of a guarantor subsidiary shall have a correlative meaning.


     "Disqualified Stock" means, with respect to any Person, any capital stock which by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, or upon the happening of any event:


          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock; or

          (3) is redeemable at the option of the holder thereof, in whole or in part;

in each case, on or prior to the first anniversary of the Stated Maturity of the notes.


     "EBITDA" for any period means the Consolidated Net Income for such period, adjusted to exclude any noncash items attributable to purchase accounting for any acquisition transactions consummated subsequent to December 19, 1997 plus the following for such period to the extent deducted in calculating such Consolidated Net Income:


          (1) income tax expense;

          (2) Consolidated Interest Expense;

          (3) depreciation expense;

          (4) amortization expense; and

          (5) all other non-cash charges, excluding all such charges, for purposes of this clause (5), to the extent they represent future cash disbursements reasonably expected to materialize prior to the Stated Maturity of the notes.


Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a subsidiary of Richmont Marketing Specialists shall be added to Consolidated Net Income to compute EBITDA only to the extent, and in the same proportion, that the net income
(loss) of such subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Richmont Marketing Specialists by such subsidiary without prior approval, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such subsidiary or its stockholders.


     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness or other obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or


          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof in whole or in part;


provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

          (1) the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money;

          (2) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such Person in respect of letters of credit or other similar instruments, including reimbursement obligations with respect thereto;

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property, including stock or the assets of an ongoing business, or services, other than trade payables, which purchase price is due more than 6 months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, to the extent not included in clause (10) below;

          (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

          (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any subsidiary of Richmont Marketing Specialists, any Preferred Stock, but excluding, in each case, any accrued dividends;

          (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

             (a) the fair market value of such asset at such date of determination; and

             (b) the amount of such Indebtedness of such other Persons;

          (8) all Indebtedness of other Persons to the extent Guaranteed by such Person;

          (9) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

          (10) with respect to Richmont Marketing Specialists and its Restricted Subsidiaries, covenants not to compete, deferred payment agreements and deferred compensation liabilities, in each case to the extent reflected on the consolidated balance sheet of Richmont Marketing Specialists as long-term obligations.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, except with respect to the items set forth in clauses (4) and (10) of this definition, in which case the amount of such Indebtedness at any date shall be the amount recorded in accordance with GAAP on such Person's balance sheet for the most recent fiscal period for which financial statements are available.

     "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.


     "Investment" in any Person means any direct or indirect advance or loan, other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person, or other extension of credit, including by way of Guarantee or similar arrangement, or capital contribution to by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase or acquisition of capital stock, Indebtedness or other similar instruments issued by such Person.


     For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Covenants -- Restricted Payments":


          (1) "Investment" shall include the portion, proportionate to Richmont Marketing Specialists' equity interest in such subsidiary, of the fair market value of the net assets of any subsidiary of Richmont Marketing Specialists at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Restricted Subsidiary, Richmont Marketing Specialists shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount, if positive, equal to:


             (x) Richmont Marketing Specialists' "Investment" in such subsidiary at the time of such redesignation less


             (y) the portion, proportionate to Richmont Marketing Specialists' equity interest in such subsidiary, of the fair market value of the net assets of such subsidiary at the time of such redesignation; and


          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof.

     "Management Stockholders" means Ronald D. Pederson, Gary R. Guffey and Bruce A. Butler.


     "Net Available Cash" from an Asset Disposition means cash payments received therefrom, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form, in each case net of:


          (1) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in subsidiaries or joint ventures as a result of such Asset Disposition; and

          (4) appropriate amounts to be provided by the party or parties making such Asset Disposition as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by Richmont Marketing Specialists or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds" with respect to any issuance or sale of capital stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Permitted Holders" means:

          (1) Richmont Marketing Specialists Enterprises LLC, a Delaware limited liability company controlled by certain Affiliates of Richmont Marketing Specialists;

          (2) JR Investment Corp., a Delaware corporation, including John P. Rochon and the other current stockholders of JR Investment Corp.;

          (3) MS Acquisition Limited, a Texas limited partnership;

          (4) the Management Stockholders; and

          (5) any Affiliates of the Person listed in items (1) through (4), including any Person owned or controlled by any such Person, any member of any such Person's family, any trust for the benefit of any such Person or a member of his family, or any Person owned or controlled by any of the foregoing and any Person acting in the capacity of an underwriter in connection with a public or private offering of Richmont Marketing Specialists' capital stock.

     "Permitted Investment" means an Investment by Richmont Marketing Specialists or any Restricted Subsidiary in:

          (1) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Richmont Marketing Specialists or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3) Temporary Cash Investments;

          (4) receivables owing to Richmont Marketing Specialists or any Restricted Subsidiary, if created or acquired in the ordinary course of business consistent with past practices of Richmont Marketing Specialists or such Restricted Subsidiary and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Richmont Marketing Specialists or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business consistent with past practices of Richmont Marketing Specialists or such Restricted Subsidiary and not exceeding $500,000 in the aggregate outstanding at any one time;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Richmont Marketing Specialists or any Restricted Subsidiary or in satisfaction of judgments;

          (8) a Person engaged in a Related Business; provided, however, that no Permitted Investments may be made pursuant to this clause (8) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (8), exceed $5 million in the aggregate outstanding at any time, other than Permitted Investments in Persons which become Restricted Subsidiaries;

          (9) any Person to the extent of such Investment represents the non-cash portion of the consideration received for an Asset Disposition permitted pursuant to the covenant described under "Repurchase at the Option of Holders -- Asset Sales and Sales of Subsidiary Stock"; and

          (10) notes repurchased pursuant to an offer described under "Repurchase at the Option of Holders -- Change of Control" or "Repurchase at the Option of Holders -- Asset Sales and Sales of Subsidiary Stock" or otherwise purchased by Richmont Marketing Specialists.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" as applied to the capital stock of any corporation, means capital stock of any class or classes, however designated, which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital stock of any other class of such corporation.

     "Public Equity Offering" means an underwritten public offering of common stock of Richmont Marketing Specialists pursuant to an effective registration statement under the Securities Act.

     "Purchase Money Indebtedness" means Indebtedness:

          (1) consisting of the deferred purchase price of tangible property, conditional sale obligations, obligation under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

          (2) incurred to finance the acquisition by Richmont Marketing Specialists of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, that such Indebtedness is incurred within 180 days after such acquisition by Richmont Marketing Specialists of such asset.

     "Refinancing Indebtedness" means Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend, including pursuant to any defeasance or discharge mechanism, any Indebtedness existing on December 19, 1997 or incurred in compliance with the indenture, including Indebtedness of Richmont

Marketing Specialists that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, and including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

          (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced;

          (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;


          (3) the Refinancing Indebtedness is incurred in an aggregate principal amount or, if issued with original issue discount, an aggregate issue price, that is equal to or less than the aggregate principal amount or, if issued with original issue discount, the aggregate accreted value, then outstanding of the Indebtedness being refinanced; and


          (4) if the Indebtedness being refinanced is subordinated in right of payment to the notes, such Refinancing Indebtedness is subordinated in right of payment to the notes to the extent of the Indebtedness being refinanced;

and provided further, however, that Refinancing Indebtedness shall not include:

          (1) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of Richmont Marketing Specialists; or

          (2) Indebtedness of Richmont Marketing Specialists or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Restricted Subsidiary" means any subsidiary of Richmont Marketing Specialists other than an Unrestricted Subsidiary.

     "Secured Indebtedness" means any Indebtedness of Richmont Marketing Specialists secured by a Lien. "Secured Indebtedness" of any guarantor subsidiary has a correlative meaning.


     "Senior Indebtedness" of Richmont Marketing Specialists means the principal of, premium, if any, and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of Richmont Marketing Specialists, regardless of whether or not a claim for post filing interest is allowed in such proceedings, on, and fees and other amounts owing in respect of, Bank Indebtedness of Richmont Marketing Specialists and all other Indebtedness of Richmont Marketing Specialists, whether outstanding on December 19, 1997 or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the notes; provided, however, that Senior Indebtedness does not include:


          (1) any obligation of Richmont Marketing Specialists to any subsidiary;

          (2) any liability for federal, state, local or other taxes owed or owing by Richmont Marketing Specialists;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business, including Guarantees thereof or instruments evidencing such liabilities;

          (4) any Indebtedness or obligation of Richmont Marketing Specialists that by its terms is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of Richmont Marketing Specialists, including any Senior Subordinated Indebtedness and any Subordinated Obligations;

          (5) any obligations with respect to any capital stock;

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

          (6) any Indebtedness incurred in violation of the indenture;

          (7) any Indebtedness issued to the shareholders of Atlas in connection with the Atlas acquisition; or

          (8) any Deferred Obligation of Richmont Marketing Specialists.

If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness. "Senior Indebtedness" of any guarantor subsidiary has a correlative meaning.

     "Senior Subordinated Indebtedness" means the notes and any other Indebtedness of Richmont Marketing Specialists that specifically provides that such Indebtedness is to rank equal in right of payment with the notes and is not subordinated by its terms to any Indebtedness or other obligation of Richmont Marketing Specialists which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a guarantor subsidiary has a correlative meaning.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Richmont Marketing Specialists within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred.

     "Subordinated Obligation" means any Indebtedness of Richmont Marketing Specialists, whether outstanding on December 19, 1997 or thereafter incurred, which is subordinate or junior in right of payment to the notes pursuant to a written agreement. "Subordinated Obligation" of any guarantor subsidiary shall have a correlative meaning.

     "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof;


          (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million or the foreign currency equivalent thereof, and whose long-term debt is rated "A" or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);


          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation, other than an Affiliate of Richmont Marketing Specialists, organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" or higher according to Moody's or "A-1" or higher according to Standard & Poors; and

          (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poors or "A" by Moody's.

     "Unrestricted Subsidiary" means:

          (1) any subsidiary of Richmont Marketing Specialists that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors in the manner provided below; and

          (2) any subsidiary of an Unrestricted Subsidiary.


     The board of directors may designate any subsidiary of Richmont Marketing Specialists, including any newly acquired or newly formed subsidiary of Richmont Marketing Specialists, to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries owns any capital stock or Indebtedness of, or owns or holds any Lien on any property of, Richmont Marketing Specialists or any other Restricted Subsidiary of Richmont Marketing Specialists that is not a subsidiary of the subsidiary to be so designated; provided, however, that either:


          (1) the subsidiary to be so designated has total Consolidated assets of $1,000 or less; or

          (2) if such subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under the heading "Covenants -- Restricted Payments."

     The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

          (1) Richmont Marketing Specialists could incur $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test described under "Covenants -- Limitations on Indebtedness" and

          (2) no Default shall have occurred and be continuing. Any such designation by the board of directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of the board of directors giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.


     "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.


     "Voting Stock" of a Person means all classes of capital stock of such Person then outstanding that normally entitle the holders of such interests to participate in the management or to elect those participating in the management of such Person.


     "Wholly Owned Subsidiary" means a Restricted Subsidiary of Richmont Marketing Specialists all the capital stock of which, other than directors' qualifying shares, is owned by Richmont Marketing Specialists or another Wholly Owned Subsidiary.


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                           DESCRIPTION OF OTHER DEBT

SENIOR CREDIT FACILITY

     Richmont Marketing Specialists has available to it a revolving credit facility which provides for borrowings in an amount not to exceed the lesser of $25,000,000 and a borrowing base comprised of certain percentages of eligible accounts receivable. The senior credit facility has been established under an Amended and Restated Credit Agreement, dated as of December 18, 1997, among Richmont Marketing Specialists, the lenders party thereto and The Chase Manhattan Bank, as agent. As of December 31, 1998, Richmont Marketing Specialists' borrowing base under the senior credit facility would have been approximately $12.1 million, net of an outstanding letter of credit in the amount of approximately $1.4 million. Richmont Marketing Specialists had no outstanding borrowings under the senior credit facility as of December 31, 1998. The senior credit facility will terminate on October 14, 2002. Borrowings under the senior credit facility are used to provide working capital for Richmont Marketing Specialists and its subsidiaries, to finance certain permitted acquisitions and for other general corporate purposes.

     Interest on indebtedness outstanding under the senior credit facility will be payable at a rate per annum, selected at the option of Richmont Marketing Specialists, equal to the Base Rate (as defined below) plus a margin of between 0.00% and 0.75%, or the adjusted LIBOR Rate (as defined below) plus a margin of between 1.00% and 2.50%, which margins, in each case, will be determined by reference to an Interest Coverage Ratio defined in the credit agreement. The senior credit facility also provides that a commitment fee of between 0.25% and 0.5625% per annum, depending on the Interest Coverage Ratio, will be payable on the undrawn amount available for borrowing under the facility.

     "Base Rate" means the higher of:

          (a) the rate which Chase announces from time to time as its prime lending rate;

          (b) 0.50% in excess of the Federal Funds Rate; and

          (c) 1.00% in excess of the secondary market rate for 3 month certificates of deposit, as adjusted for assessments and statutory reserves.

     "Adjusted LIBOR Rate" means the London Interbank Offered Rate, adjusted for statutory reserves at all times.

     Interest based on the Base Rate and the Adjusted LIBOR Rate shall be determined based on the number of days elapsed over a 360 day year. Interest based on the Base Rate is payable monthly, and interest based on the Adjusted LIBOR Rate is payable at the end of each month as well as at the end of the applicable interest period.

     The obligations under the senior credit facility are unconditionally guaranteed by each of the existing subsidiaries of Richmont Marketing Specialists and are to be guaranteed by each newly acquired or organized subsidiary of Richmont Marketing Specialists.

     The obligations of Richmont Marketing Specialists under the senior credit facility and the obligations of the guarantors under their guarantees will be secured by a security interest in substantially all of their respective assets and by a pledge of all the capital stock of each subsidiary of Richmont Marketing Specialists.

     The senior credit facility may be prepaid at any time, in whole or in part, at the option of Richmont Marketing Specialists. Voluntary permanent reductions of the unutilized portion of the senior credit facility will be permitted at any time.

     The credit agreement governing the senior credit facility contains representations and warranties, negative, affirmative and financial covenants, and conditions and events of default, all of which are customarily required for similar financings, in addition to other representations, warranties, covenants, conditions and events of default appropriate for the specific transactions contemplated by Richmont Marketing Specialists.

     The covenants contained in the credit agreement include restrictions and limitations on the following, subject in each case to specified exceptions:

- dividends                                - capital expenditures
- redemptions and repurchases of capital   - the issuance of stock
stock                                      - transactions with affiliates
- the incurrence of debt                   - the making of loans
- liens                                    - investments and certain payments
- leases                                   - mergers and asset sales
- sale-leaseback transactions

     In addition, Richmont Marketing Specialists is required to maintain compliance with financial covenants, such as minimum levels of operating cash flow to fixed charges and operating cash flow to cash interest.

     The credit agreement also permits Richmont Marketing Specialists to make additional acquisitions if:

          (1) the purchase price for any individual acquisition does not exceed $40 million;

          (2) the aggregate purchase of all permitted acquisitions does not exceed $65 million;

          (3) Richmont Marketing Specialists would be in pro forma compliance with the Debt Service Coverage Ratio set forth in the credit agreement after giving effect to such acquisition;

          (4) the purchase price for any acquisition does not exceed 5.5x the Adjusted EBITDA, as defined in the credit agreement, of the company to be acquired; and

          (5) the company to be acquired is in the same line of business as Richmont Marketing Specialists.

     Events of default under the credit agreement include the following, subject in some cases to agreed-upon grace periods:

          (1) the failure to pay principal, interest, fees or other amounts when due;

          (2) violation of covenants;

          (3) the failure of any representation or warranty made by Richmont Marketing Specialists to be true in all material aspects;

          (4) cross-default and cross-acceleration with other indebtedness;

          (5) change of control;

          (6) specified events of bankruptcy;

          (7) material judgments being entered against Richmont Marketing Specialists;

          (8) specified ERISA events;

          (9) the invalidity of the guarantees of the indebtedness under the credit agreement or of the security interests granted to the lenders; and

          (10) material adverse change in the business or financial condition of Richmont Marketing Specialists and its subsidiaries, taken as a whole.

OTHER INDEBTEDNESS

     In conjunction with the acquisition of other food brokerage companies, Richmont Marketing Specialists has incurred deferred payment obligations to certain of the former owners and key employees of the acquired companies as consideration for future consulting services and covenants not to compete. The obligations are evidenced by promissory notes or contracts. As of December 31, 1998, Richmont Marketing Specialists has $18.2 million in debt relating to deferred payment and compensation plans, $26.9 million relating to covenants not to compete and $24.1 million in promissory notes payable. Under these various debt instruments, Richmont Marketing Specialists' subsidiaries have agreed to pay to these individuals specified amounts upon their retirement or the termination of their employment with Richmont Marketing Specialists or, in the event of their death, to their designated beneficiary. Although the terms vary, most payments are monthly and continue for a period of up to 10 years. The amounts to be paid under most of these agreements are not based upon length of service, but are fixed amounts, although some may be adjusted based on the performance of Richmont Marketing Specialists.


     In addition, Richmont Marketing Specialists' subsidiaries have entered into split commission agreements with the owners of some acquired businesses. Under these contracts, Richmont Marketing Specialists is to pay a percentage of commissions on the revenues of certain principal lines for a period of up to 10 years. For the year ended December 31, 1998, Richmont Marketing Specialists made payments of approximately $1.5 million in connection with these split commission agreements.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of notes received in the exchange offer where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until
            , 1999, all dealers effecting transactions in the notes issued in the exchange offer may be required to deliver a prospectus.

     Neither Richmont Marketing Specialists nor any of the guarantor subsidiaries will receive any proceeds from any sale of notes by broker-dealers. Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or though brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such notes. Any broker-dealer that resells notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and profit on any such resale of notes issued in the exchange and any commission or concessions received by any such persons maybe deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the consummation of the exchange offer, Richmont Marketing Specialists will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Richmont Marketing Specialists has agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than the commissions or concessions of any broker-dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act. We note, however, that, in the opinion of the Securities and Exchange Commission, indemnification against liabilities arising under federal securities laws is against public policy and may be unenforceable.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of material United States federal income tax consequences associated with the exchange of outstanding notes for the notes to be issued in the exchange offer and the ownership and disposition of those new notes to holders who acquired the outstanding notes at the initial offering from the initial purchaser of the outstanding notes for the original offering price and who acquire new notes in the exchange offer. The summary is based upon current laws, regulations, rulings and judicial decisions all of which are subject to change possibly with retroactive effect. The discussion below does not address all aspects of United States federal income taxation that may be relevant to holders in light of their particular circumstances, or to holders subject to special treatment under United States federal income tax law, including, without limitation, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons who hold outstanding notes or notes issued in the exchange offer as part of a straddle, hedge, conversion transaction or other integrated investment or persons whose functional currency is not the United States dollar. In addition, the discussion does not address any aspect of state, local or foreign taxation.

     YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP, SALE OR OTHER DISPOSITION OF NOTES IN LIGHT OF YOUR PARTICULAR TAX AND INVESTMENT SITUATION AND THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS APPLICABLE TO YOU.

THE EXCHANGE OFFER

     The exchange of outstanding notes for the notes issued in the exchange offer will not be treated as an "exchange" for United States federal income tax purposes because the notes issued in the exchange offer will not differ materially in kind or extent from the outstanding notes. Rather, the notes received by a holder in the exchange offer will be treated as a continuation of the outstanding notes in the hands of the exchanging holder. As a result, there will be no federal income tax consequences to holders exchanging their outstanding notes for notes issued in the exchange offer. In addition, any exchanging holder of outstanding notes will have the same adjusted tax basis and holding period in the notes issued in the exchange offer as such holder had in the outstanding notes immediately prior to the exchange.

U.S. HOLDERS

     For purposes of this discussion, a "U.S. Holder" means a holder of notes issued in the exchange offer that is:

          (1) a citizen or resident of the United States for United States federal income tax purposes;

          (2) a corporation or partnership created or organized in the United States or under the laws of the United States or any state thereof, or the District of Columbia;

          (3) an estate the income of which is subject to United States federal income taxation regardless of its source; or

          (4) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and 1 or more United States persons have the authority to control all substantial decisions of such trust.

     A "non-U.S. Holder" is any holder that is not a U.S. Holder.

TAX TREATMENT OF THE NEW NOTES

  U.S. Holders

     Stated interest payable on the notes issued in the exchange offer generally will be includable in the gross income of a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with the holder's regular method of tax accounting for United States federal income tax purposes. If a note issued in the exchange offer is redeemed, sold, or otherwise disposed of (collectively, a "disposition"), a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the note to the extent such amount does not represent accrued but unpaid interest and the holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note issued in the exchange offer generally will equal the U.S. Holder's purchase price for the outstanding note, net of accrued interest, less any principal payments received by the U.S. Holder. The capital gain or loss will be long-term capital gain or loss, provided that the holder has held the note for more than 1 year at the time of the disposition. The deduction of capital losses may be subject to certain limitations.

  Non-U.S. Holders

     An investment in the notes issued in the exchange offer by a non-U.S. Holder generally will not give rise to any United States federal income tax consequences, if the interest received or any gain recognized on the disposition of the notes by such holder is not effectively connected with the conduct of a trade or business in the United States, provided that

          (1) in the case of payments of interest:

             (a) the non-U.S. Holder satisfies and complies with certain certification and reporting requirements;

             (b) the non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Richmont Marketing Specialists entitled to vote; and

             (c) the non-U.S. Holder is not a controlled foreign corporation that is related to Richmont Marketing Specialists actually or constructively through stock ownership; or

          (2) in the case of gain, the non-U.S. Holder holds the notes issued in the exchange offer as a capital asset, and the non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

     A non-U.S. Holder that does not qualify for an exemption from withholding under the preceding paragraph generally will be subject to withholding of United States federal income tax at the rate of 30%, or a lower rate if a treaty applies, on payments of interest on the notes issued in the exchange offer.

     If a non-U.S. Holder is engaged in a trade or business in the United States and interest or other payments with respect to the notes issued in the exchange offer are effectively connected with the conduct of such trade or business, the non-U.S. Holder will generally be subject to United States federal income tax on such amounts on a net income basis in the same manner as if the non-U.S. Holder were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax at a 30% rate or, if applicable, a lower rate specified by a treaty.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Non-corporate U.S. Holders may be subject to backup withholding at a rate of 31% on payments of principal and interest on, and the proceeds from the disposition of, the notes issued in the exchange offer. In general, backup withholding will be imposed only if a U.S. Holder:

          (1) fails to furnish a correct taxpayer identification number ("TIN"), which, for an individual, would be his or her social security number;

          (2) furnishes an incorrect TIN;

          (3) is notified by the IRS that it has failed to report interest or dividend income; or

          (4) fails to certify that such holder has provided a correct TIN and that the U.S. Holder is not subject to backup withholding.

     In addition, payments of principal and interest to U.S. Holders generally will be subject to information reporting. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to avoid backup withholding. In addition, each non-U.S. Holder will be required to provide an IRS Form W-8 to certify its status as a non-U.S. person.

     Backup withholding generally will not apply to payments made to a non-U.S. Holder that provides the certification described above or otherwise establishes an exemption from backup withholding. Payments by a United States office of a broker of the proceeds from a disposition of the notes generally will be subject to backup withholding at a rate of 31% unless the non-U.S. Holder certifies it is a non-U.S. Holder under penalties of perjury or otherwise establishes an exemption.

     Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's United States federal income tax liability, or if withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS. Certain holders, including, among others, corporations and foreign individuals who comply with certain certification requirements, are not subject to backup withholding. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THEIR QUALIFICATION FOR EXEMPTION FROM BACKUP WITHHOLDING AND THE PROCEDURE FOR OBTAINING SUCH AN EXEMPTION.


     The United States Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-U.S. Holders after December 31, 2000. The Treasury regulations generally would not alter the treatment of non-U.S. Holders described above. The Treasury regulations would, however, alter the procedures for claiming the benefits of an income tax treaty and may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a note issued in the exchange offer. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE EFFECT, IF ANY, OF SUCH TREASURY REGULATIONS ON AN INVESTMENT IN THE NOTES OFFERED IN THE EXCHANGE OFFER.


                                   BOOK ENTRY

     Except as set forth below, the notes issued in the exchange offer will initially be issued in the form of one or more registered notes in global form without coupons (each a "Global Note"). Each Global Note will be deposited with, or on behalf of, the Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     DTC has advised us that it is (1) a limited purpose trust company organized under the laws of the State of New York, (2) a member of the Federal Reserve System, (3) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (4) a "Clearing Agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers, including the initial purchaser of the outstanding notes, banks and trust companies, clearing corporations, and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Holders who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

     We expect, pursuant to procedures established by DTC, that (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Note and (2) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interest of Participants), the

Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interest in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer notes or to pledge the notes as collateral will be limited to such extent.

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes (the "Certificated Notes"), and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to giving of any directions, instruction or approval to the trustee thereunder. As a result, the ability of a person having a beneficial interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system or to otherwise take action with respect to such interest, may be affected the lack of a physical certificate evidencing such interest.

     Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such Global Note. We understand that under existing industry practice, in the event we request any action of holders of notes or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participant would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither Richmont Marketing Specialists nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

     Payments with respect to the principal of, premium, if any, and interest on any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such notes under the indenture. Under the terms of the indenture, Richmont Marketing Specialists and the trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither Richmont Marketing Specialists nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of interest in the Global Note, including principal, premium, if any, and interest. Payments by the Participants and the Indirect Participants to the beneficial owners of interests in the Global Note will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

CERTIFICATED NOTES

     If:

          (1) Richmont Marketing Specialists notifies the trustee in writing that DTC is no longer willing or able to act as a depositary, or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of this notice or cessation;

          (2) Richmont Marketing Specialists, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in definitive form under the indenture; or

          (3) upon the occurrence of other events described in the indenture,

then, upon surrender by DTC of the Global Notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any issuance of certificated notes, the trustee will be required to register the certificated notes in the name of the beneficial owner indicated by the DTC, or the nominee of such person, and cause the certificates to be delivered to that person.

     Neither Richmont Marketing Specialists nor the trustee will be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes. Each of Richmont Marketing Specialists and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

                                 LEGAL MATTERS

     The validity of the notes offered by this prospectus will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel for Richmont Marketing Specialists. Skadden, Arps, Slate, Meagher & Flom LLP has also represented Chase Securities Inc., the initial purchaser of the outstanding notes, and may represent current holders of the outstanding notes, each in connection with certain legal matters unrelated to the offering of the outstanding notes or this exchange offer.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 1998 and 1997, and for each of the 3 years in the period ended December 31, 1998, as set forth in their report. We have included our financial statements in this prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited the financial statements of Atlas for each of the 2 years in the period ended December 31, 1997, as set forth in their report. We have included these financial statements in this prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited the financial statements of Bromar for the 10 month period ended October 31, 1996, as set forth in their report. We have included these financial statements in this prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                    INDEX TO HISTORICAL FINANCIAL STATEMENTS


HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS OF RICHMONT
  MARKETING SPECIALISTS INC.
Report of Independent Auditors..............................  F-2
Consolidated Balance Sheets at December 31, 1998 and 1997...  F-3
Consolidated Statements of Operations for the Years Ended
  December 31, 1998, 1997 and 1996..........................  F-4
Consolidated Statements of Shareholders' Equity (Deficit)
  for the Years Ended December 31, 1998, 1997 and 1996......  F-5
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1998, 1997 and 1996..........................  F-6
Notes to the Consolidated Financial Statements..............  F-7
Consolidated Balance Sheets at March 31, 1999 and December
  31, 1998 (Unaudited)......................................  F-21
Consolidated Statements of Operations for the Three Months
  Ended March 31, 1999 and 1998 (Unaudited).................  F-22
Consolidated Statements of Cash Flows for the Three Months
  Ended March 31, 1999 and 1998 (Unaudited).................  F-23
Notes to Consolidated Financial Statements..................  F-24

HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS OF ATLAS
  MARKETING COMPANY, INC. AND SUBSIDIARIES
Report of Independent Auditors..............................  F-28
Consolidated Statements of Operations for the years ended
  December 31, 1997 and 1996................................  F-29
Consolidated Statements of Cash Flows for the years ended
  December 31, 1997 and 1996................................  F-30
Notes to the Consolidated Financial Statements..............  F-31

HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS OF BROMAR, INC.
  AND SUBSIDIARIES
Report of Independent Auditors..............................  F-36
Consolidated Statement of Income for the Ten Months Ended
  October 31, 1996..........................................  F-37
Consolidated Statement of Cash Flows for the Ten Months
  Ended October 31, 1996....................................  F-38
Notes to the Consolidated Financial Statements..............  F-39

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Richmont Marketing Specialists Inc.

     We have audited the accompanying consolidated balance sheets of Richmont Marketing Specialists Inc. (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Richmont Marketing Specialists Inc. at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Dallas, Texas
February 26, 1999

                      RICHMONT MARKETING SPECIALISTS INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                  1998            1997
                                                              ------------    ------------
Current assets:
  Cash and cash equivalents.................................  $ 26,633,832    $ 41,394,614
  Accounts receivable, net of allowance for doubtful
     accounts of $4,325,079 and $3,161,148 as of December
     31, 1998 and 1997, respectively........................    28,295,152      26,193,450
  Current portion of notes receivable.......................       110,438         119,689
  Deferred taxes............................................  1,932,286...       1,702,362
  Prepaid expenses and other current assets.................       967,164         949,200
                                                              ------------    ------------
          Total current assets..............................    57,938,872      70,358,315
Other assets................................................     7,047,070       8,964,954
Property and equipment, net.................................    23,019,089      22,168,367
Intangible assets...........................................    86,756,991     110,037,865
                                                              ------------    ------------
          Total assets......................................  $174,762,022    $211,529,501
                                                              ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $  5,085,651    $  4,377,949
  Accrued expenses..........................................     8,980,959       7,309,829
  Income taxes payable......................................            --         750,629
  Promotional advances......................................     1,566,308       1,695,319
  Current portion of long-term obligations..................     9,434,064      10,736,870
                                                              ------------    ------------
          Total current liabilities.........................    25,066,982      24,870,596
Deferred taxes..............................................    10,025,601      10,170,702
Long-term obligations less current portion:
  Notes payable.............................................   119,500,145     124,042,842
  Covenants not to compete..................................    10,550,070      10,774,398
  Deferred compensation liabilities and payment
     agreements.............................................    30,324,378      30,382,121
  Capital lease obligations.................................     1,421,609       2,010,013
                                                              ------------    ------------
          Total long-term obligations.......................   161,796,202     167,179,374
Other liabilities...........................................       901,075              --
Commitments and contingencies (Note 8)......................            --              --
Redeemable common stock (Note 11)...........................            --              --
Shareholders' equity (deficit):
  Common stock, $.01 stated value:
  Authorized shares -- 10,000,000
  Issued and outstanding shares -- 197,474 as of December
     31, 1998 and 1997......................................         1,975           1,975
  Additional paid-in capital................................    31,305,469      31,305,469
  Retained deficit..........................................   (52,829,915)    (20,493,248)
  Treasury stock at cost -- 59,839 shares as of December 31,
     1998 and 1997..........................................    (1,505,367)     (1,505,367)
                                                              ------------    ------------
          Total shareholders' equity (deficit)..............   (23,027,838)      9,308,829
                                                              ------------    ------------
          Total liabilities and shareholders' equity........  $174,762,022    $211,529,501
                                                              ============    ============


See accompanying notes.

                      RICHMONT MARKETING SPECIALISTS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEAR ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                          1998           1997          1996
                                                      ------------   ------------   -----------
Revenue.............................................  $218,294,383   $155,932,228   $73,447,480
Expenses:
  Salaries..........................................   117,358,921     90,075,054    42,305,511
  Fringe benefits...................................    18,575,818      7,960,622     4,180,124
  Automobiles and related expenses..................    18,989,156     14,476,865     6,944,402
  Sales and marketing...............................    13,866,026     11,122,139     5,181,416
  Lease termination charge..........................     1,700,000             --            --
  General and administrative........................    31,827,238     22,005,526    10,804,094
  Depreciation and amortization.....................    32,734,666     14,355,384     5,553,999
                                                      ------------   ------------   -----------
          Total expenses............................   235,051,825    159,995,590    74,969,546
                                                      ------------   ------------   -----------
Operating loss......................................   (16,757,442)    (4,063,362)   (1,522,066)
Other income (expense):
  Interest expense..................................   (17,488,710)    (5,408,717)   (2,670,656)
  Other income......................................     1,835,829        876,201       508,518
                                                      ------------   ------------   -----------
Loss before income taxes............................   (32,410,323)    (8,595,878)   (3,684,204)
Income tax benefit..................................       (73,656)    (1,168,861)     (551,638)
                                                      ------------   ------------   -----------
Net loss............................................  $(32,336,667)  $ (7,427,017)  $(3,132,566)
                                                      ============   ============   ===========
Net loss per share..................................  $    (234.95)  $     (53.96)  $    (34.80)
                                                      ============   ============   ===========

See accompanying notes.

                      RICHMONT MARKETING SPECIALISTS INC.

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                       COMMON STOCK     ADDITIONAL
                                     ----------------     PAID-IN       RETAINED      TREASURY
                                     SHARES    AMOUNT     CAPITAL       DEFICIT         STOCK         TOTAL
                                     -------   ------   -----------   ------------   -----------   ------------
Balance at December 31, 1995.......  141,645   $1,416   $   599,636   $ (7,933,719)  $(1,505,367)  $ (8,838,034)
  Proceeds from sale of shares.....   61,311      613    25,705,833             --            --     25,706,446
  Shares repurchased and
     canceled......................   (5,482)     (54)           --     (1,999,946)           --     (2,000,000)
  Net loss.........................       --       --            --     (3,132,566)           --     (3,132,566)
                                     -------   ------   -----------   ------------   -----------   ------------
Balance at December 31, 1996.......  197,474    1,975    26,305,469    (13,066,231)   (1,505,367)    11,735,846
  Contribution to capital..........       --       --     5,000,000             --            --      5,000,000
  Net loss.........................       --       --            --     (7,427,017)           --     (7,427,017)
                                     -------   ------   -----------   ------------   -----------   ------------
Balance at December 31, 1997.......  197,474    1,975    31,305,469    (20,493,248)   (1,505,367)     9,308,829
  Net loss.........................       --       --            --    (32,336,667)                 (32,336,667)
                                     -------   ------   -----------   ------------   -----------   ------------
Balance at December 31, 1998.......  197,474   $1,975   $31,305,469   $(52,829,915)  $(1,505,367)  $(23,027,838)
                                     =======   ======   ===========   ============   ===========   ============

See accompanying notes.

                      RICHMONT MARKETING SPECIALISTS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31,
                                                              ------------------------------------------
                                                                  1998           1997           1996
                                                              ------------   ------------   ------------
OPERATING ACTIVITIES
  Net loss..................................................  $(32,336,667)  $ (7,427,017)  $ (3,132,566)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
  Provision for losses on accounts receivable...............    11,404,800      6,271,190      2,569,294
  Compensation expense for stock appreciation rights........       223,614             --             --
  Compensation expense related to deferred compensation
    plans...................................................       270,768        117,722        117,722
  Restructure expense related to lease obligations..........     1,700,000             --             --
  Amortization of intangible assets.........................    27,349,844     10,483,724      3,163,227
  Depreciation..............................................     5,384,822      3,871,660      2,390,772
  Imputed interest expense on deferred compensation and
    deferred payment agreements and covenants not to
    compete.................................................     1,949,205      2,086,578      1,327,639
  Amortization of debt issue costs..........................       531,271             --             --
  (Gain) loss on disposal of property and equipment.........       112,907       (216,980)       105,816
  Deferred income taxes.....................................      (171,394)    (1,389,252)      (827,249)
  Changes in operating assets and liabilities:
    Accounts and notes receivable...........................   (13,079,969)    (9,320,470)    (1,327,134)
    Prepaid expenses and other current assets...............       (36,219)       420,861       (429,510)
    Other assets............................................       (79,451)      (712,627)      (921,735)
    Accounts payable and accrued expenses...................      (570,798)    (3,533,561)     1,884,878
    Income taxes payable....................................      (871,508)      (354,855)      (158,288)
    Promotional advances....................................      (129,011)       (78,037)       (99,843)
                                                              ------------   ------------   ------------
         Net cash provided by operating activities..........     1,652,214        218,936      4,663,023
INVESTING ACTIVITIES
  Purchases of property and equipment.......................    (6,843,238)    (2,784,156)    (1,489,485)
  Proceeds from sale of equipment...........................     2,265,006        840,976             --
  Cash paid in purchases of businesses, net of cash
    acquired................................................            --    (33,919,031)   (26,059,659)
                                                              ------------   ------------   ------------
         Net cash used in investing activities..............    (4,578,232)   (35,862,211)   (27,549,144)
FINANCING ACTIVITIES
  Net change in line of credit..............................            --     (5,195,894)       280,000
  Proceeds from debt issuance to stockholders...............            --             --      1,050,000
  Principal payments on debt and capital lease
    obligations.............................................    (5,631,368)    (8,997,574)    (2,265,882)
  Proceeds from debt offering, net of underwriting
    commission..............................................            --     97,000,000             --
  Payments on covenants not to compete, and deferred payment
    agreements..............................................    (5,891,829)    (6,131,030)    (1,906,938)
  Payment of professional fees related to issuance of senior
    subordinated notes......................................      (310,567)    (2,038,613)            --
  Issuance of common stock..................................            --             --     25,706,446
  Cash contribution to capital..............................            --      2,400,000             --
                                                              ------------   ------------   ------------
         Net cash provided by (used in) financing
           activities.......................................   (11,833,764)    77,036,889     22,863,626
                                                              ------------   ------------   ------------
Net increase (decrease) in cash and cash equivalents........   (14,759,782)    41,393,614        (22,495)
Cash and cash equivalents at beginning of period............    41,393,614             --         22,495
                                                              ------------   ------------   ------------
Cash and cash equivalents at end of period..................  $ 26,633,832   $ 41,393,614   $         --
                                                              ============   ============   ============
Supplemental Disclosures of Non-Cash Activities
  Conversion of notes payable to shareholders to equity.....            --      2,600,000             --
  Capital leases entered into during the period.............            --             --        375,583
  Issuance of notes payable for repurchase of common
    stock...................................................            --             --      2,000,000

See accompanying notes.

                      RICHMONT MARKETING SPECIALISTS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     In October 1997, the shareholders of Marketing Specialists Sales Company
(MSSC) exchanged all of their common stock for an equal number of shares of common stock of Richmont Marketing Specialists Inc. (Richmont Marketing Specialists). Accordingly, Richmont Marketing Specialists became the holding company of MSSC. References in these Notes to Consolidated Financial Statements to the "Company" refer to Richmont Marketing Specialists and, for any period before October 1997, to MSSC.

     The Company is one of the largest food brokers in the United States, with extensive operations covering the west, southwest, and southeast regions of the country and expanding operations in the midwest. The Company provides a comprehensive array of sales, marketing, merchandising, and order management services to over 1700 manufacturers, known as principals, of consumer-packaged goods and markets the products of these principals to leading retailers and wholesalers, known as customers, operating in a variety of trade channels, including grocery stores, mass merchandisers, membership warehouses, drug stores, and convenience stores.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Revenue Recognition

     Revenue is earned from commissions on sales of food products on behalf of manufacturers and producers (principals). Commission revenue is recorded as income when product shipment has occurred and notification of such shipment is received from the principals.

  Fair Value of Financial Instruments

     The fair values of cash and cash equivalents, accounts receivable, trade payables and short-term debt approximate carrying value at December 31, 1998 due to the short period of time to maturity. Management estimates the fair value of long-term debt to approximate the carrying value at December 31, 1998 based upon current market interest rates in relation to the imputed interest rate of each instrument and the relative liquidity of each instrument.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Net Loss Per Share

     The net loss per share is computed based upon the weighted average number of shares outstanding of 137,635, 137,635 and 90,006 for the years ended December 31, 1998, 1997 and 1996, respectively. The weighted average number of shares outstanding for the year ended December 31, 1996 includes the effect of the 61,311 shares issued November 7, 1996.

                      RICHMONT MARKETING SPECIALISTS INC.

  Statement of Cash Flows

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of accounts and notes receivable. As of December 31, 1998 and 1997, no individual principal represents a significant concentration of accounts receivable. The Company generally does not require collateral on accounts and notes receivable as the Company's customers are generally large, well-established companies. The Company periodically performs credit evaluations of its principals and maintains reserves for potential losses. The established reserves and the credit losses have historically been within Company estimates. The Company wrote off accounts receivable of approximately $10,698,000, $6,632,000, and $1,072,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization are computed using accelerated methods over the estimated useful lives.

  Intangible Assets

     Intangible assets include goodwill, covenants not to compete, principal relationships, and trained workforce. Goodwill represents the excess of the purchase price over the fair value of net assets of various businesses acquired. Effective January 1, 1998, the Company revised the estimated useful life of its goodwill related to prior acquisitions from ten to five years. Acquisitions prior to January 1, 1993 with unamortized goodwill at January 1, 1998 were written off in the first quarter. The net loss for the year of 1998 would have decreased by $9.4 million without this change. In addition, the net loss per share for the year ended December 31, 1998 would have decreased $68.30 without this change.

     Covenants not to compete are recorded at fair value based on independent appraisal and are being amortized over the term of the related agreement, generally three to ten years. principal relationships and trained workforce are recorded at fair value based on independent appraisals and are amortized over periods ranging from one to seven years.

     Periodically, the carrying value of intangible assets is reviewed if the facts and circumstances suggest that they may be impaired. If the review indicates that the intangible assets will not be recoverable, as determined by the undiscounted cash flow method, the asset will be reduced to its estimated recoverable value. At December 31, 1998, the Company does not believe that an impairment of assets has occurred.

  Promotional Advances

     Promotional advances represent amounts received from principals for the future promotion of their products. Such amounts are recorded as liabilities until they are spent on behalf of and under the direction of the principals.

  Prior Year Reclassification

     Certain prior year balances have been reclassified to conform to current year presentation.

                      RICHMONT MARKETING SPECIALISTS INC.

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                     DECEMBER 31,
                                              ---------------------------   USEFUL LIVES
                                                  1998           1997         (YEARS)
                                              ------------   ------------   ------------
Land........................................  $  4,152,316   $  3,789,058        --
Buildings and leasehold improvements........     9,495,972      8,427,954        40
Furniture, fixtures and equipment...........    16,515,027     15,713,850       5-7
Purchased software..........................     2,904,115             --        3
Assets under capital leases.................     5,481,986      5,481,986    Lease term
                                              ------------   ------------
                                                38,549,416     33,412,848
                                              ------------   ------------
Less accumulated depreciation and
  amortization..............................   (15,530,327)   (11,244,481)
                                              ------------   ------------
                                              $ 23,019,089   $ 22,168,367
                                              ============   ============

3. INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                                  DECEMBER 31,
                                                           ---------------------------
                                                               1998           1997
                                                           ------------   ------------
Goodwill.................................................  $ 66,003,306   $ 63,016,815
Covenants not to compete.................................    30,881,946     30,216,051
Principal relationships..................................    29,106,749     29,106,749
Trained workforce........................................     5,251,000      5,251,000
Other....................................................       433,679        433,679
                                                           ------------   ------------
                                                            131,676,680    128,024,294
Less accumulated amortization............................   (44,919,689)   (17,986,429)
                                                           ------------   ------------
                                                           $ 86,756,991   $110,037,865
                                                           ============   ============

     Amortization expense related to intangible assets for the years ended December 31, 1998, 1997 and 1996 was, $27,349,844, $10,483,724 and $3,163,227
respectively.

4. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1998         1997
                                                              ----------   ----------
Salaries, bonus, taxes and benefits.........................  $3,343,593   $4,753,174
Insurance...................................................   1,065,400      969,788
Software maintenance........................................   1,091,700           --
Tax reserve.................................................   1,000,000           --
Lease restructure, current portion..........................     723,000           --
Interest....................................................     505,159      375,314
Other.......................................................   1,252,107    1,211,553
                                                              ----------   ----------
                                                              $8,980,959   $7,309,829
                                                              ==========   ==========

                      RICHMONT MARKETING SPECIALISTS INC.

5. LINES OF CREDIT

     On October 14, 1997, the Company entered into a bank credit facility. On December 18, 1997, this facility was amended and restated and further amended on August 12, 1998 effective June 30, 1998 and on March 5, 1999 effective October 1, 1998 (collectively, the "Credit Agreement"). The Credit Agreement provides for borrowings not to exceed the lesser of $25,000,000 or a maximum borrowing base calculated on certain percentages of eligible accounts receivable. The available borrowings will be reduced for any outstanding letters of credit. Borrowings under the facility will be used to provide working capital for the Company, to finance certain permitted acquisitions, and to facilitate other general corporate purposes. Borrowings under the Credit Agreement bear interest at the prime rate plus a margin of between 0.00% and 0.75% or the LIBOR rate plus a margin of between 1.00% and 2.50%, based upon defined calculations, at the option of the Company. The Company is required to pay commitment fees under the facility at a rate range from .25% to .5625%, based upon defined calculations. The facility will mature on October 14, 2002. The facility also places restrictions and limitations on dividends, redemptions, and repurchases of capital stock, additional indebtedness, capital expenditures, mergers and asset sales of the Company.

     The Credit Agreement requires the Company to maintain certain financial ratios and meet certain indebtedness tests. Amounts outstanding under this facility are collateralized by substantially all of the Company's assets.

     On December 31, 1998, there were no borrowings under the facility; however, a $1.4 million letter of credit was outstanding. The amount available under the facility as amended was approximately $12.1 million.

                      RICHMONT MARKETING SPECIALISTS INC.

6. LONG-TERM OBLIGATIONS

  Debt

     Debt consists of the following:

                                                                  DECEMBER 31,
                                                           ---------------------------
                                                               1998           1997
                                                           ------------   ------------
Senior Subordinated Notes, unsecured, bearing interest at
  10 1/8% payable semi-annually and principal due
  December 15, 2007......................................  $100,000,000   $100,000,000
Unsecured notes payable to other entities, bearing
  interest at rates ranging from 5.6% to 12%, principal
  and interest payable under various arrangements over
  terms ranging from one to fourteen years...............     6,953,790      8,364,915
Unsecured notes payable to related parties, bearing
  interest at rates ranging from 7.5% to 8.5%, principal
  and interest payable on demand.........................            --        661,310
Unsecured notes payable to former owners of Atlas,
  bearing interest at 10%, principal and interest payable
  monthly in the amount of $262,500 over terms ranging
  from one to five years.................................    11,655,660     12,109,121
Unsecured notes payable to related parties, bearing
  interest at rates ranging from 6.5% to 8.5%, principal
  and interest payable under various arrangements over
  terms ranging from one to ten years....................     5,514,955      8,312,358
                                                           ------------   ------------
                                                            124,124,405    129,447,704
Less current portion.....................................    (4,624,260)    (5,404,862)
                                                           ------------   ------------
                                                           $119,500,145   $124,042,842
                                                           ============   ============

     The combined aggregate maturities of debt at December 31, 1998, are as follows:

1999........................................................   $  4,624,260
2000........................................................      4,708,231
2001........................................................      4,454,929
2002........................................................      3,994,225
2003........................................................      1,003,016
Thereafter..................................................    105,339,744
                                                               ------------
                                                               $124,124,405
                                                               ============

     On December 19, 1997, the Company issued $100,000,000 of 10 1/8% Senior Subordinated Notes due 2007 (the Notes). The proceeds, net of a $3,000,000 underwriting commission, were $97,000,000. In connection with the issuance of the Notes, the Company incurred approximately $5,300,000 in deferred financing fees, which amount includes the underwriting commission. These fees are capitalized and are being amortized over the term of the Notes.

     Interest on the Notes is payable semiannually on June 15 and December 15 of each year, commencing June 15, 1998. The principal on the Notes is payable on December 15, 2007, the maturity date. Except as described below, the Company may not redeem the Notes prior to December 15, 2002. On or after such date, the Company may redeem the Notes, in whole or in part, at the following redemption prices: 2002 -- 105.063%; 2003 -- 103.375%; 2004 -- 101.688%; 2005 or
thereafter -- 100.000%, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time

                      RICHMONT MARKETING SPECIALISTS INC.

to time on or prior to December 15, 2000, the Company may, subject to certain requirements, redeem up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more public equity offerings by the Company, at redemption price equal to 110.125% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after each such redemption. The Notes are not subject to any sinking fund requirement. Upon a change of control, each holder of the Notes will have the right to require the Company to make an offer to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

     The Notes are unsecured and will be subordinated in right of payment to all existing and future senior indebtedness of the Company. The Notes are fully and unconditionally guaranteed on an unsecured, senior subordinated basis by each of the Company's principal operating subsidiaries, all of which are wholly owned. Audited financial statements of the guarantor subsidiaries have been omitted from these financial statements because the indebtedness is guaranteed by all direct subsidiaries of the parent which has no operations or assets separate from its investments in its subsidiaries.

     Additionally, the terms on the Notes subject the Company to certain limitations and restrictions primarily related to obtaining additional indebtedness, payments of dividends, and sales of assets and subsidiary stock.

     The Notes are also subject to an Exchange and Registration Rights Agreement whereby the Company must file a registration statement with the Securities and Exchange Commission within 16 months of the original date of issuance of the Notes. The registered notes must be identical in all material respects to the Notes, except for transfer restrictions relating to the Notes.

  Covenants Not to Compete

     The Company is obligated to make payments under agreements with former owners of acquired companies and various other individuals for future consulting services and covenants not to compete. The costs associated with such agreements are recognized on a straight-line basis over the period in which the services are to be rendered, which typically ranges from seven to ten years.

     Future payments under these agreements at December 31, 1998 are as follows:


1999........................................................   $ 4,581,568
2000........................................................     2,509,730
2001........................................................     2,336,242
2002........................................................     1,932,052
2003........................................................     1,721,184
Thereafter..................................................     2,513,052
                                                               -----------
          Total payments....................................    15,593,828
Amount representing interest................................    (2,486,774)
                                                               -----------
                                                                13,107,054
Less current portion........................................    (2,556,984)
                                                               -----------
                                                               $10,550,070
                                                               ===========


  Deferred Payment and Compensation Plans

     In conjunction with acquisitions of other brokerage companies, deferred payment agreements are generally executed or assumed with the former owners and certain key employees of the acquired

                      RICHMONT MARKETING SPECIALISTS INC.

companies. Under these agreements, the Company agrees to pay them certain amounts upon either termination or retirement of such executive or, in the event of their death, to their designated beneficiary. Terms vary; however, most payments are monthly and continue for a period of up to ten years. The amounts to be paid under most of these agreements are not based upon length of service but are a fixed amount. The present value of these payments, discounted at rates varying from 8% to 10%, was capitalized as an intangible asset at the date of the acquisition as a component of the purchase price.

     Beginning in 1991, the Company also initiated deferred compensation agreements for certain key employees whereby the Company has agreed to pay them a certain sum monthly for ten years upon the earlier of their retirement, termination, or death. Compensation and interest expense is accrued ratably over the employees' expected service period such that the accrual, at the anticipated vesting date, equals the then present value of the future benefits. These deferred compensation liabilities have been recorded at their net present value using inputed interest rates ranging from 8% to 10%. Deferred compensation expense was $270,768, $117,722 and $117,722 for the years ended December 31, 1998, 1997 and 1996, respectively.

     The future aggregate minimum payments for the deferred payment and compensation agreements at December 31, 1998 are as follows:


1999........................................................   $  3,194,520
2000........................................................      5,054,968
2001........................................................      5,269,560
2002........................................................      5,259,182
2003........................................................      5,255,270
Thereafter..................................................     28,477,971
                                                               ------------
          Total payments....................................     52,511,471
Amount representing interest................................    (20,500,520)
                                                               ------------
                                                                 32,010,951
Less current portion........................................     (1,686,573)
                                                               ------------
                                                               $ 30,324,378
                                                               ============


  Leases

     The Company leases its office facilities and certain office equipment under long-term capital and operating lease agreements, which expire in various years through 2007. Some of the Company's leases provide for escalating minimum rent. Rent expense is recognized on a straight-line basis over the life of such leases. During the second quarter of 1998, the Company completed an assessment of its office facilities requirements in an effort to streamline its operations and improve its cost structure. In connection with this assessment, management approved a plan to consolidate redundant offices that had resulted from prior business acquisitions and to vacate the offices. The Company vacated these offices prior to June 30, 1998. The lease terminations occurred in Dallas, Houston and San Antonio, Texas, as well as in Charlotte, North Carolina. The employees and related assets were consolidated into other offices in the same geographic area. The Company recorded a charge of $1.7 million for the rental payments under the respective lease agreements because the abandoned office space had no substantive future benefit to the Company. At December 31, 1998, this reserve for future payments totals $1.4 million.

                      RICHMONT MARKETING SPECIALISTS INC.

     The annual future minimum lease payments under all noncancelable capital leases, including leases for facilities which are no longer in use, at December 31, 1998 are as follows:

                                                               CAPITAL
                                                                LEASES
                                                              ----------
1999........................................................  $  704,208
2000........................................................     650,878
2001........................................................     465,497
2002........................................................     255,995
2003........................................................     105,396
Thereafter..................................................     142,169
                                                              ----------
          Total minimum lease payments......................   2,324,143
Amounts representing interest...............................    (336,287)
                                                              ----------
Present value of minimum lease payments.....................   1,987,856
Less current portion........................................    (566,247)
                                                              ----------
                                                              $1,421,609
                                                              ==========

     The annual future minimum lease payments under all noncancelable operating leases, including leases for facilities no longer in use, at December 31, 1998 are as follows:

                                                RELATED
                                                PARTIES        OTHERS          TOTAL
                                               ----------    -----------    -----------
1999.........................................  $1,082,940    $ 5,832,248    $ 6,915,188
2000.........................................   1,082,940      4,431,145      5,514,085
2001.........................................     883,388      3,621,560      4,504,948
2002.........................................     771,054      2,588,457      3,359,511
2003.........................................     269,993      1,587,918      1,857,911
Thereafter...................................     192,000      1,504,996      1,696,996
                                               ----------    -----------    -----------
          Total..............................  $4,282,315    $19,566,324    $23,848,639
                                               ==========    ===========    ===========

     Included under property and equipment are amounts that have been capitalized of $5,481,986 with accumulated amortization of $3,918,702 and $3,316,692 in 1998 and 1997, respectively. Amortization of leased assets is included in depreciation expense.

     Rent expense for the years ended December 31, 1998, 1997 and 1996 was $8,732,996, $6,223,182 and $2,636,246, respectively, of which $686,284, $763,020 and $743,340, respectively, was paid to related parties. Payments under capital lease obligations to related parties was $353,400, $346,895 and $346,895 for the years ended December 31, 1998, 1997 and 1996, respectively.

     The Company paid interest of approximately $14,243,142, $1,510,646, $811,506, in 1998, 1997 and 1996, respectively.

                      RICHMONT MARKETING SPECIALISTS INC.

7. INCOME TAXES

     The Company utilizes the liability method of accounting for income taxes whereby deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates.

     Significant components of the (benefit) for income taxes are as follows:

                                                              DECEMBER 31,
                                                   -----------------------------------
                                                     1998         1997         1996
                                                   ---------   -----------   ---------
Current:
  Federal........................................  $      --   $   177,828   $ 372,665
  State..........................................     97,738        42,563     (97,054)
                                                   ---------   -----------   ---------
                                                      97,738       220,391     275,611
Deferred:
  Federal........................................    (32,700)   (1,170,631)   (651,590)
  State..........................................   (138,694)     (218,621)   (175,659)
                                                   ---------   -----------   ---------
                                                    (171,394)   (1,389,252)   (827,249)
                                                   ---------   -----------   ---------
          Total tax expense (benefit)............  $ (73,656)  $(1,168,861)  $(551,638)
                                                   =========   ===========   =========

     The Company's provision (benefit) for income taxes reconciles to the amount computed by applying the federal statutory income tax rate to income before income taxes as follows:

                                                   1998          1997          1996
                                               ------------   -----------   -----------
Benefit at U.S. statutory rates..............  $(11,019,509)  $(2,922,599)  $(1,252,629)
State income tax, net of federal tax
  benefit....................................       (75,213)     (116,198)     (179,991)
Nondeductible amortization of intangibles....     2,982,376       777,293       246,111
Nondeductible amortization of expenses.......       451,338       358,873       221,627
Cancellation of indebtedness income..........            --       680,000            --
Change in valuation allowance on deferred tax
  assets.....................................     7,587,352                     492,957
Other........................................            --        53,770       (79,713)
                                               ------------   -----------   -----------
Income tax expense (benefit).................  $    (73,656)  $(1,168,861)  $  (551,638)
                                               ============   ===========   ===========

                      RICHMONT MARKETING SPECIALISTS INC.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                             DECEMBER 31,
                                               ----------------------------------------
                                                   1998          1997          1996
                                               ------------   -----------   -----------
Deferred tax liabilities:
  Identified intangibles.....................  $  8,278,681   $ 9,949,858   $ 6,544,033
  Book over tax depreciation.................            --            --       631,100
  Revenue and expense recognition............            --       515,367            --
  Other......................................     1,746,920     1,733,367            --
                                               ------------   -----------   -----------
          Total deferred tax liabilities.....    10,025,601    12,198,592     7,175,133
Deferred tax assets:
  Net operating loss.........................       549,359            --            --
  Deferred compensation agreements...........     1,714,657     2,148,016     1,047,049
  Allowance for doubtful accounts............     2,619,927       788,269       756,516
  Book over tax depreciation.................       411,956       290,227            --
  Intangible assets..........................     6,346,473     2,779,991     2,790,184
  Self insurance reserve.....................     1,319,189       392,672       191,101
  Deferred state taxes.......................            --       114,461        84,981
  Other......................................       100,259       758,798       222,878
                                               ------------   -----------   -----------
                                                 13,061,820     7,272,434     5,092,709
Valuation allowance for deferred tax
  assets.....................................   (11,129,534)   (3,542,182)   (3,542,182)
                                               ------------   -----------   -----------
          Total deferred tax assets, net of
            valuation allowance..............     1,932,286     3,730,252     1,550,527
                                               ------------   -----------   -----------
Net deferred tax (liability).................  $ (8,093,315)  $(8,468,340)  $(5,624,606)
                                               ============   ===========   ===========

     The valuation allowance for deferred tax assets was not changed during 1997 and was increased by $7,587,352, and $492,957 during 1998 and 1996, respectively. The Company paid income taxes of $752,286, $586,782 and $658,668 during 1998, 1997 and 1996, respectively.

     At December 31, 1998, the Company had $1,615,761 of net operating loss carryforwards available to offset future taxable income for years 1999 through 2018.

8. COMMITMENTS AND CONTINGENCIES

     The Internal Revenue Service ("IRS") has asserted deficiencies in federal corporate income taxes for Atlas for tax years 1993 through 1995. The proposed adjustments relate to the deductibility of certain compensation and benefit expenses, and may result in additional federal and state tax liabilities as of December 31, 1998. Under the purchase agreement with Atlas, the Company's exposure for contingent obligations, including the matter discussed herein, is limited to $1,000,000. As a result, as of December 31, 1998, the Company has recorded a reserve of $1,000,000 to cover potential IRS claims associated with this matter with a corresponding increase to goodwill related to the Atlas acquisition.

     The Company has guaranteed approximately $1,000,000 of long-term obligations related to a building it currently occupies that is leased from a previous owner of an acquired company.

                      RICHMONT MARKETING SPECIALISTS INC.

     The Company is subject to certain claims arising in the normal course of business. In management's opinion, any such contingencies would not materially affect the Company's consolidated financial position or consolidated operating results.

9. BENEFIT PLANS

  401(k) Savings Plan

     The Company sponsors a 401(k) savings plan for all employees who have been employed by the Company at least one year. The Company matches employee contributions up to 3% of the employee's salary. The Company made contributions totaling $2,015,903, $1,248,398 and $571,265 in 1998, 1997 and 1996,
respectively.

  Incentive Plan

     In 1998, the Company adopted an incentive plan ("Incentive Plan"), which allows the granting of senior management appreciation rights ("SMARTs") to employees of the Company. Total SMARTs authorized for awards are 20,566 and 9,520 were granted and outstanding as of December 31, 1998.

     The SMARTs are exercisable in 20% annual increments for five consecutive years commencing on the fifth anniversary of the Grant Date, as defined under the Incentive Plan. If the recipient's employment with the Company terminates for any reason prior to 100% vesting, all potential value of the SMARTs are forfeited. Any SMARTs that remain unexercised in the fifth year following full vesting will be paid to the holder in five equal annual installments. The Company has the right to defer the exercisability of the SMARTs if payment on exercised amounts would cause a conflict with or a violation of any agreement or instrument to which the Company is a party. The value of each SMARTs unit will fluctuate in accordance with the value of the Company's equity, which will be determined annually. Future increases and decreases in the appraised value of the Company will result in recognition of an increase or decrease in compensation expense.

     Upon termination of employment of any holder of SMARTs, the SMARTs that have been vested will be exchanged for the right to receive deferred compensation pursuant to a SMART Deferred Compensation Agreement. The amount of deferred compensation payable pursuant to such agreements will depend on the date of such termination, the reasons therefore, as well as the Company's financial performance.

     The SMARTs and Deferred Compensation Agreements represent unfunded and unsecured obligations of the Company. Outstanding amounts under the SMARTs and Deferred Compensation Agreements are due in full upon certain provisions of the respective agreements, including a change in control.

     Non-cash compensation expense of $223,614 was recognized by the Company for the year ended December 31, 1998 relating to the granting of SMARTs and is included in long term obligations.

10. ACQUISITIONS

     On October 31, 1996, the Company purchased all of the issued and outstanding stock of Bromar, Inc., a California based food broker corporation, in exchange for $26,005,000 cash paid at closing. The Company received the following assets and liabilities from Bromar, Inc in the acquisition: $9.5 million of accounts receivable, $6.2 million of intangible assets, $11.6 million of fixed assets, $2.9 million of other assets, $4.1 million of accounts payable, and $16.5 million of assumed debt. The purchase price was allocated based on estimated fair values at the date of acquisition.

                      RICHMONT MARKETING SPECIALISTS INC.

     On January 1, 1997, the Company acquired substantially all of the assets and liabilities of Westexico Sales Co., Inc., a Texas-based food broker corporation, in exchange for a 6.31% note payable totaling $2,000,000 with a present value of $1,606,198.

     On March 1, 1997, the Company purchased all of the issued and outstanding stock of Gene Sanford & Associates, Inc., an Arizona-based food broker corporation, in exchange for $80,000 cash, two 6.2% notes payable totaling $143,987, and covenants not to compete with certain key employees totaling $2,604,000.

     On May 31, 1997, the Company purchased all of the issued and outstanding stock of Tower Marketing, Inc., a Texas-based food broker corporation, in exchange for 9.5% notes payable to Tower shareholders with a present value of $3,258,285 and covenants not to compete with certain key employees with a present value of approximately $11,110,000. In addition, liabilities of $10,605,000 were assumed in the acquisition. Of the total purchase price, for financial reporting purposes, approximately $8,170,000 has been allocated to principal relationships, $4,880,000 to covenants not to compete, $1,020,000 to trained workforce, $5,093,000 to assets, $3,615,000 to current liabilities, and $6,990,000 to long-term obligations, with the remaining amount allocated to goodwill. The purchase price was allocated based on estimated fair values at the date of acquisition. Obligations related to the covenants not to compete were initially recorded based on preliminary estimates of amounts due to key employees and officers. During the first quarter of 1998, the estimated liabilities were increased by approximately $2.0 million to reflect the final estimate of the liabilities associated with the covenants not to compete based on more complete information.

     On July 1, 1997, the Company acquired substantially all of the principal contracts, agreements, and commitments of Pioneer Food Sales, Inc., a Washington-based food broker corporation, in exchange for a note payable totaling $340,000 with a present value of $250,749 (9.5% interest rate imputed) and covenants not to compete with certain key employees with a present value of $376,123.

     On July 1, 1997, the Company acquired substantially all of the assets and liabilities of L'Amoreaux & Associates, a California-based food broker corporation, in exchange for various notes payable totaling $1,865,000 with a present value of $1,250,494 (9.5% interest rate imputed) and covenants not to compete with certain key employees with a present value of $402,304.

     On December 31, 1997, the Company purchased all of the issued and outstanding stock of Atlas, a North Carolina-based food broker corporation, for total consideration of approximately $45,700,000, which includes approximately $19,800,000 in cash, $12,100,000 in promissory notes to be issued to certain Atlas stockholders, and $13,800,000 to repay substantially all of the indebtedness of Atlas. In addition, liabilities of $6,373,000 were assumed in the acquisition. Of the total purchase price, for financial reporting purposes, approximately $10,750,000 has been allocated to principal relationships, $6,490,000 to covenants not to compete, $2,460,000 to trained workforce, $19,899,000 to assets, $6,228,000 to current liabilities, and $1,700,000 to long-term obligations, with the remaining amount allocated to goodwill. The purchase price was allocated based on estimated fair values.

     All of the acquisitions were accounted for under the purchase method. The operating results of the acquired companies have been included in the consolidated results of operations since the date of acquisition.

                      RICHMONT MARKETING SPECIALISTS INC.

     The following represents the unaudited pro forma results of operations of the Company as if the acquisitions of Bromar, Tower and Atlas had occurred on January 1, 1996 after giving effect to certain adjustments, including interest expense directly associated with the acquisitions and the proceeds of the Senior Subordinated Notes and amortization of intangibles:

                                                                 1997          1996
                                                              -----------   -----------
                                                              (IN THOUSANDS EXCEPT PER
                                                                     SHARE DATA)
Revenue.....................................................   $216,068      $211,022
Net loss....................................................   $(27,878)     $(26,463)
Loss per share..............................................   $(202.55)     $(294.01)

     The above pro forma information assumes goodwill would be amortized over 10 years. As discussed previously in Note 1, effective January 1, 1998, the Company revised the estimated useful life of its goodwill from 10 to 5 years. The net loss for 1997 and 1996 would be $(30,781,000) and $(31,067,000), respectively if goodwill was amortized over 5 years or a loss per share of $(223.64) and $(345.17), respectively.

     Pro forma results presented are not necessarily indicative of what actually would have occurred if the acquisitions had been consummated on January 1, 1996.

11. SHAREHOLDERS' EQUITY

     During 1996, a series of transactions occurred through which an investor acquired 82,581 shares of the Company's common stock (21,270 shares from existing shareholders (Minority Shareholders) in April and 61,311 newly issued shares in November) and the Company became a majority-owned subsidiary of this privately held company. Net proceeds to the Company were $25,706,446. In connection with the November transaction, the Minority Shareholders sold back to the Company 5,482 shares of its common stock for $2,000,000 in notes payable. These shares were then canceled by the Company. As a result of these transactions, the new investor has 60% ownership and the Minority Shareholders have 40% ownership of the Company.

     On October 7, 1997, the majority shareholder, the Minority Shareholders and the Company entered into an agreement (Shareholders Agreement) which provides for the buyback of the Minority Shareholders' shares under various circumstances. If, prior to the termination of the Shareholders Agreement, any Minority Shareholder desires to sell any of his shares to an independent third party, such selling Minority Shareholder must offer those shares on the same terms and conditions: first, to the majority shareholder; second, to the Company; and finally, to the other Minority Shareholders before completing the sale to the third party.

     During the first 15 days of each fiscal quarter of the Company occurring after December 31, 2000, but prior to December 31, 2003, each of the Minority Shareholders who is not an employee at such time shall have the option to sell to the Company, and the Company shall have the obligation to purchase, his shares for cash, promissory notes, or a combination of both, at a per share price based on a negotiated multiple (reflecting prevailing market and industry conditions) of earnings before interest, taxes, depreciation, amortization and extraordinary, non-recurring and discretionary expenses (EBITDA), less funded debt. Based on the Company's interpretation of the Shareholder's Agreement, the amount of this obligation, if any, is not significant. As of December 31, 1998, Minority Shareholders owning an aggregate of 16.7% of the Company's common stock were no longer employed by the Company.

     Further, in the event of death or disability of a Minority Shareholder, a representative of the deceased or disabled Minority Shareholder can, at any time during the first 15 days of the second full fiscal quarter occurring after the death or disability, require the Company to purchase the shares at the formula price described in the preceding paragraph.

                      RICHMONT MARKETING SPECIALISTS INC.

     In addition, the Company shall have the option to repurchase the shares of a Minority Shareholder in the event of the termination for cause, divorce, bankruptcy, disability or death of such Minority Shareholder, at a 5.25 multiple of EBITDA less funded debt. In the event any Minority Shareholder voluntarily ceases employment with the Company, the Minority Shareholder shall retain certain rights as set forth in the Shareholders Agreement, including the right to sell his shares under the terms of the Shareholders Agreement.

     Notwithstanding the provisions described above, the Shareholders Agreement will automatically terminate on the earliest to occur of: (1) the effective date of an initial public offering of the Company's capital stock, (2) a merger or consolidation in which a change of control occurs, (3) a sale of substantially all of the Company's assets or capital stock, (4) the mutual consent of the parties or (5) April 2, 2021.

                      RICHMONT MARKETING SPECIALISTS INC.



                          CONSOLIDATED BALANCE SHEETS



                                     ASSETS



                                                               MARCH 31,     DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
                                                              (UNAUDITED)
Current Assets:
  Cash and cash equivalents.................................  $ 21,978,001   $ 26,633,832
  Accounts receivable, net of allowance for doubtful
     accounts of $4,560,305 and $5,225,079 as of March 31,
     1999 and December 31, 1998, respectively...............    28,741,622     28,295,152
  Current portion of notes receivable.......................       110,438        110,438
  Deferred taxes............................................     1,932,286      1,932,286
  Prepaid expenses and other current assets.................     1,540,112        967,164
                                                              ------------   ------------
          Total current assets..............................    54,302,459     57,938,872
Other assets................................................     6,663,861      7,047,070
Property and equipment, net.................................    22,929,775     23,019,089
Intangible assets...........................................    81,550,016     86,756,991
                                                              ------------   ------------
          Total assets......................................  $165,446,111   $174,762,022
                     LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable..........................................  $  3,063,406   $  5,085,651
  Accrued expenses..........................................    14,644,931      8,980,959
  Promotional advances......................................     1,503,966      1,566,308
  Current portion of long-term obligations..................     9,367,396      9,434,064
                                                              ------------   ------------
          Total current liabilities.........................    28,579,699     25,066,982
Deferred taxes..............................................     9,649,740     10,025,601
Long-term obligations less current portion:
  Notes payable.............................................   118,334,462    119,500,145
  Covenants not to compete..................................     9,999,916     10,550,070
  Deferred compensation liabilities and payment
     agreements.............................................    30,024,955     30,324,378
  Capital lease obligations.................................     1,283,775      1,421,609
                                                              ------------   ------------
          Total long-term obligations.......................   159,643,108    161,796,202
Other liabilities...........................................       813,583        901,075
Commitments and contingencies
Redeemable common stock.....................................            --             --
Shareholders' Equity (deficit)
  Common stock, $.01 stated value:
  Authorized shares -- 10,000,000
  Issued and outstanding shares -- 197,474 as of March 31,
     1999 and December 31, 1998.............................         1,975          1,975
  Additional paid-in capital................................    31,305,469     31,305,469
  Retained deficit..........................................   (63,042,096)   (52,829,915)
  Treasury stock at cost -- 59,839 shares as of March 31,
     1999 and December 31, 1998.............................    (1,505,367)    (1,505,367)
                                                              ------------   ------------
          Total shareholders' equity (deficit)..............   (33,240,019)   (23,027,838)
                                                              ------------   ------------
          Total liabilities and shareholders' equity
            (deficit).......................................  $165,446,111   $174,762,022
                                                              ============   ============



See accompanying notes.

                       RICHMONT MARKETING SPECIALIST INC.



                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                              THREE MONTHS ENDED MARCH 31,
                                                              ----------------------------
                                                                  1999            1998
                                                              -------------   ------------
                                                               (UNAUDITED)    (UNAUDITED)
Revenues....................................................  $ 52,503,383    $53,089,581
Expenses:
  Salaries..................................................    28,907,758     29,415,867
  Payroll taxes and benefits................................     5,181,758      4,974,347
  Automobiles and related expenses..........................     4,761,143      4,655,248
  Sales and marketing.......................................     3,790,164      3,229,277
  General and administrative................................     9,172,887      6,974,565
  Depreciation and amortization.............................     7,279,658      9,640,166
                                                              ------------    -----------
          Total expenses....................................    59,093,368     58,889,470
                                                              ------------    -----------
Operating loss..............................................    (6,589,985)    (5,799,889)
Other income (expenses):
  Interest expenses.........................................    (4,297,530)    (4,315,623)
  Other income..............................................       312,950        753,650
                                                              ------------    -----------
Loss before income taxes....................................   (10,574,565)    (9,361,862)
Income tax benefit..........................................      (362,384)    (1,593,605)
                                                              ------------    -----------
Net loss....................................................  $(10,212,181)   $(7,768,257)
                                                              ============    ===========
Net loss per share..........................................  $     (74.20)   $    (56.44)
                                                              ============    ===========



See accompanying notes.

                      RICHMONT MARKETING SPECIALISTS INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                               QUARTERS ENDED MARCH 31,
                                                              --------------------------
                                                                  1999          1998
                                                              ------------   -----------
                                                              (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
  Net loss..................................................  $(10,212,181)  $(7,768,257)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
  Depreciation..............................................     1,428,601     1,325,282
  Amortization of intangible assets and deferred acquisition
     costs..................................................     5,851,057     8,314,884
  Amortization of bond issuance costs.......................       170,555       131,131
  Compensation expense for stock appreciation rights........        55,904            --
  Compensation expense related to deferred compensation
     plans..................................................       300,411        11,334
  Imputed interest expense on deferred compensation,
     deferred payment agreements, and covenants not to
     compete................................................       317,480       673,109
  Provision for losses on accounts receivable...............     4,015,258     2,008,500
  Gain on disposal of assets................................       (16,281)      (26,195)
  Deferred income taxes.....................................      (375,861)   (2,152,474)
  Changes in operating assets and liabilities:
     Accounts and notes receivable..........................    (4,461,728)   (4,086,589)
     Prepaid expenses and other current assets..............      (500,825)     (315,087)
     Other assets...........................................       (68,059)      367,605
     Accounts payable and accrued expenses..................     3,506,649     1,804,184
     Income taxes payable...................................            --      (871,508)
     Promotional advances...................................        58,041       714,143
                                                              ------------   -----------
          Net cash provided by operating activities.........        69,021       130,062
INVESTING ACTIVITIES
  Additions related to system conversion....................            --    (1,300,000)
  Purchases of property and equipment.......................    (1,410,554)     (579,695)
  Proceeds from disposal of assets..........................       183,048        83,937
  Cash paid in purchase of business.........................        72,123            --
                                                              ------------   -----------
          Net cash used in investigating activities.........    (1,299,629)   (1,795,758)
FINANCING ACTIVITIES
  Payment of professional fees related to bond offering.....            --      (310,567)
  Principal payments on covenants not to compete and
     deferred payment agreements............................    (1,628,380)   (1,771,070)
  Principal payments on debt and lease obligations..........    (1,796,843)   (1,435,234)
                                                              ------------   -----------
          Net cash used in financing activities.............    (3,425,223)   (3,516,871)
                                                              ------------   -----------
Net decrease in cash and cash equivalents...................    (4,655,831)   (5,182,567)
Cash and cash equivalents at beginning of period............    26,633,832    41,393,614
                                                              ------------   -----------
Cash and cash equivalents at end of period..................  $ 21,978,001   $36,211,047
                                                              ============   ===========



See accompanying notes.

                      RICHMONT MARKETING SPECIALISTS INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


                                 MARCH 31, 1999



1. BASIS OF PRESENTATION



     The accompanying unaudited consolidated financial statements have been prepared by Richmont Marketing Specialists Inc. (the "Company") in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows of the Company for the periods indicated have been made. Certain prior year balances have been reclassified to conform to current year presentation. The balance sheet at December 31, 1998 has been derived from the audited financial statements at that date.



     Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. These footnotes should be read in conjunction with the Company's historical financial statements.



2. INTANGIBLE ASSETS



     Intangible assets include goodwill, covenants not to compete, principal relationships, and trained workforce. Goodwill represents the excess of the purchase price over the fair value of net assets of various businesses acquired. Effective January 1, 1998, the Company revised the estimated life of its goodwill related to prior acquisitions from ten to five years. Acquisitions prior to January 1, 1993 with unamortized goodwill at January 1, 1998 were written off in the first quarter of 1998. The net loss for the first quarter of 1998 would have decreased by $4.0 million without this change.



     Covenants not to compete are recorded at fair value based on independent appraisal and are being amortized over the term of the related agreement, generally three to ten years. Principal relationships and trained workforce are recorded at fair value based on independent appraisals and are amortized over periods ranging from one to seven years.



     Periodically, the carrying value of intangible assets is reviewed if the facts and circumstances suggest that they may be impaired. If the review indicates that the intangible assets will not be recoverable, as determined by the undiscounted cash flow method, the asset will be reduced to its estimated recoverable value.



3. LINES OF CREDIT



     On October 14, 1997, the Company entered into a bank credit facility. On December 18, 1997, this facility was amended and restated and further amended on August 12, 1998 effective June 30, 1998 and on March 3, 1999 effective October 1, 1998 (collectively, the "Credit Agreement"). The Credit Agreement provides for borrowings not to exceed the lesser of $25,000,000 or a maximum borrowing base calculated on certain percentages of eligible accounts receivable. The available borrowings will be reduced for any outstanding letters of credit. Borrowings under the facility will be used to provide working capital for the Company, to finance certain permitted acquisitions, and to facilitate other general corporate purposes. Borrowings under the Credit Agreement bear interest at the prime rate plus a margin of between 0.00% and 0.75% or the LIBOR rate plus a margin of between 1.00% and 2.50%, based upon defined calculations, at the option of the Company. The Company is required to pay commitment fees under the facility at a rate ranging from .25% to .5625%, based upon defined calculations. The facility will mature on October 14, 2002. The facility also places restrictions and limitations on dividends, redemptions, and repurchases of capital stock, additional indebtedness, capital expenditures, mergers, and asset sales.



     The Credit Agreement requires the Company to maintain certain financial ratios and meet certain indebtedness tests. As of March 31, 1999, the Company was in default of certain covenant requirements of

                      RICHMONT MARKETING SPECIALISTS INC.

the Credit Agreement. Under an amendment to the Credit Agreement, which management expects to negotiate, all covenants would be waived through September 30, 1999. Amounts outstanding under this facility are collateralized by substantially all of the Company's assets.



     At March 31, 1999, there were no borrowings under the facility, however, a $1.3 million letter of credit was outstanding. If the Credit Agreement is not amended, the Company will have no borrowings available under the facility. If an amendment to the Credit Agreement is obtained and the terms of the borrowing base calculation remain the same, the amount available for borrowings under the facility as amended would be approximately $10.6 million as of March 31, 1999.



4. LONG-TERM OBLIGATIONS



  Debt



                                                            MARCH 31,     DECEMBER 31,
                                                               1999           1998
                                                           ------------   ------------
Senior Subordinated Notes, unsecured, bearing interest at
  10 1/8% payable semi-annually and principal due
  December 15, 2007......................................  $100,000,000   $100,000,000
Unsecured notes payable to former owners of Atlas,
  bearing interest at 10%, principal and interest payable
  monthly in the amount of $262,500 over terms ranging
  from one to five years.................................    11,184,943     11,655,660
Unsecured notes payable to other entities, bearing
  interest at rates ranging from 5.6% to 12%, principal
  and interest payable under various arrangements over
  terms ranging from one to fourteen years...............     6,375,001      6,953,790
Unsecured notes payable to related parties, bearing
  interest at rates ranging from 6.5% to 8.5%, principal
  and interest payable under various arrangements over
  terms ranging from one to ten years....................     5,398,778      5,514,955
                                                           ------------   ------------
                                                           $122,958,722    124,124,405
Less current portion.....................................    (4,624,260)    (4,624,260)
                                                           ------------   ------------
                                                           $118,334,462   $119,500,145
                                                           ============   ============



     On December 19, 1997, the Company issued $100,000,000 of 10 1/8% Senior Subordinated Notes due 2007 (the Notes). The proceeds, net of a $3,000,000 underwriting commission, were $97,000,000. In connection with the issuance of the Notes, the Company incurred approximately $5,300,000 in deferred financing fees, which amount includes the underwriting commission. These fees are capitalized and are being amortized over the term of the Notes.



     Interest on the Notes is payable semiannually on June 15 and December 15 of each year, commencing June 15, 1998. The principal on the Notes is payable on December 15, 2007, the maturity date. Except as described below, the Company may not redeem the Notes prior to December 15, 2002. On or after such date, the Company may redeem the Notes, in whole or in part, at the following redemption prices: 2002 -- 105.063%; 2003 -- 103.375%; 2004 -- 101.688%; 2005 or
thereafter -- 100.000%, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to December 15, 2000, the Company may, subject to certain requirements, redeem up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more public equity offerings by the Company, at redemption price equal to 110.125% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding

                      RICHMONT MARKETING SPECIALISTS INC.

immediately after each such redemption. The Notes are not subject to any sinking fund requirement. Upon a change of control, each holder of the Notes will have the right to require the Company to make an offer to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.



     The Notes are unsecured and will be subordinated in right of payment to all existing and future senior indebtedness of the Company. The Notes will be fully and unconditionally guaranteed on an unsecured, senior subordinated basis by each of the Company's principal operating subsidiaries, all of which are wholly owned.



     Additionally, the terms on the Notes subject the Company to certain limitations and restrictions primarily related to obtaining additional indebtedness, payments of dividends, and sales of assets and subsidiary stock.



     The Notes are also subject to an Exchange and Registration Rights Agreement whereby the Company must file a registration statement with the Securities Exchange Commission within 16 months of the original date of issuance of the Notes. The registered notes must be identical in all material respects to the Notes, except for transfer restrictions relating to the Notes.



  Deferred Payment and Compensation Plans



     In conjunction with acquisitions of other brokerage companies, deferred payment agreements are generally executed or assumed with the former owners and certain key employees of the acquired companies. Under these agreements, the Company agrees to pay them certain amounts upon either termination or retirement of such executive or, in the event of their death, to their designated beneficiary. Terms vary; however, most payments are monthly and continue for a period of up to ten years. The amounts to be paid under most of these agreements are not based upon length of service, but are fixed amounts. The present value of these payments, discounted at rates varying from 8% to 10%, was capitalized as intangible assets at the date of the acquisition as a component of the purchase price.



     Beginning in 1991, the Company also initiated deferred compensation agreements for certain key employees whereby the Company has agreed to pay them a certain sum monthly for ten years upon the earlier of their retirement, termination, or death. Compensation expense and interest expense is accrued ratably over the employee's expected service period such that the accrual, at the anticipated vesting date, equals the then present value of the future benefits. These deferred compensation liabilities have been recorded at their net present value using imputed interest rates ranging from 8% to 10%.



  Covenants Not to Compete



     The Company is obligated to make payments under agreements with former owners of acquired companies and various other individuals for future consulting services and covenants not to compete. The costs associated with such agreements are recognized on a straight-line basis over the period in which the services are to be rendered, which typically ranges from seven to ten years.



5. LEASE RESTRUCTURING



     During the second quarter of 1998, the Company completed an assessment of its office facilities requirements in an effort to streamline its operations and improve its cost structure. In connection with this assessment management approved a plan to consolidate redundant offices that had resulted from prior business acquisitions and to vacate the offices. The Company vacated these offices prior to June 30, 1998. The lease terminations occurred in Dallas, Houston and San Antonio, Texas, as well as in Charlotte, North Carolina. The employees and related assets were consolidated into other offices in the same geographic area. The Company recorded a charge of $1.7 million for the rental payments under the

                      RICHMONT MARKETING SPECIALISTS INC.

respective lease agreements because the abandoned office space had no substantive future benefit to the Company. At March 31, 1999, the remainder of this reserve for future payments totals $1.3.



6. INCOME TAXES



     The Company utilizes the liability method of accounting for income taxes whereby deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.



     The Company recorded a deferred tax benefit of $375,861 for the quarter ended March 31, 1999. The Company's income tax provision varies from the statutory rate primarily because of the non-deductibility of certain portions of meal and entertainment expenses and officer's life insurance premiums, the difference in book and tax treatment of intangible assets, state income taxes imposed by the various states on the Company's operations, and the valuation allowance provided for deferred tax assets which may not be deductible in the future.



7. SUBSEQUENT EVENTS



     On April 28, 1999, the Company signed a definitive merger agreement (the "Merger Agreement") with Merkert American Corporation, a Canton,
Massachusetts-based food broker. The Merger is expected to create one of the largest food brokers in the country with operations throughout the United States.



     Under the terms of the Merger Agreement, Richmont Marketing Specialists stockholders will receive approximately 6.7 million shares of Merkert American common stock in exchange for their shares of common stock of the Company. Merkert American will be the surviving corporation in the Merger, and will be treated as the acquiring entity for accounting purposes.



     The Merger is subject to customary conditions and approvals and is expected to be consummated in the third quarter of 1999.



     The combined company may recognize certain restructuring costs in connection with the Merger, including costs associated with the elimination of duplicative facilities and employees.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Atlas Marketing Company, Inc. and Subsidiaries

     We have audited the accompanying consolidated statements of operations and cash flows of Atlas Marketing Company, Inc. and Subsidiaries for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Atlas Marketing Company, Inc. and Subsidiaries for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Charlotte, North Carolina
March 25, 1998

                 ATLAS MARKETING COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1997          1996
                                                              -----------   -----------
Revenue.....................................................  $46,971,606   $49,647,608
Expenses:
  Salaries..................................................   31,746,998    28,964,531
  Fringe benefits...........................................    1,095,806     1,091,517
  Automobile and related expenses...........................    2,517,489     1,618,823
  Sales and marketing.......................................    3,159,831     2,506,793
  General and administrative................................    6,453,640     5,451,216
  Depreciation..............................................    1,760,625     2,227,335
  Amortization..............................................      999,450     1,108,171
  Bonus compensation........................................    1,568,308     4,372,714
                                                              -----------   -----------
          Total expenses....................................   49,302,147    47,341,100
                                                              -----------   -----------
Operating income (loss).....................................   (2,330,541)    2,306,508
Other income (expense):
  Interest expense..........................................   (1,008,364)   (1,122,325)
  Other income..............................................     (465,572)      157,228
                                                              -----------   -----------
Income (loss) before taxes..................................   (3,804,477)    1,341,411
Income tax expense (benefit)................................   (1,005,000)    1,460,100
                                                              -----------   -----------
Net (loss)..................................................  $(2,799,477)  $  (118,689)
                                                              ===========   ===========

See accompanying notes.

                 ATLAS MARKETING COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                                  1997             1996
                                                              ------------     ------------
OPERATING ACTIVITIES
Net income (loss)...........................................  $ (2,799,477)    $  (118,689)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Equity in income of affiliate..........................        (3,947)        (16,075)
     Depreciation...........................................     1,760,625       2,227,335
     Amortization...........................................       999,450       1,108,171
     Deferred taxes.........................................    (1,116,000)        (98,800)
     Stock bonuses..........................................       378,125       1,191,663
     Allowance for doubtful accounts........................       600,000              --
     Gain on sale of property and equipment.................       (89,478)       (106,542)
     Changes in assets and liabilities:
       Accounts receivable..................................       300,410        (293,872)
       Other current assets.................................       371,291         (19,734)
       Due to employees.....................................       267,223              --
       Accounts payable.....................................       463,497         258,920
       Accrued expenses.....................................       363,572       1,268,520
       Income taxes payable.................................      (733,310)        526,459
       Market development funds payable.....................        41,704          11,958
                                                              ------------     -----------
Cash provided by operating activities.......................       803,685       5,939,314
INVESTING ACTIVITIES
  Proceeds from sale of property and equipment..............       616,495         462,658
  Purchase of property and equipment........................      (620,830)     (2,117,630)
  Cash paid in business acquisitions........................            --         (31,027)
  Cash paid for non-compete agreement.......................       (20,000)             --
  Cash paid for investment in affiliate.....................      (375,000)        (90,000)
                                                              ------------     -----------
Cash used by investing activities...........................      (399,335)     (1,775,999)
FINANCING ACTIVITIES
  Payments on notes payable.................................      (618,022)       (760,853)
  principal payments on long-term borrowings................   (14,832,228)     (3,123,737)
  Proceeds from borrowings from MSSC........................    16,043,658              --
  Purchase and retirement of common stock...................            --        (271,684)
                                                              ------------     -----------
Cash provided by (used in) financing activities.............       593,408      (4,156,274)
                                                              ------------     -----------
Net increase (decrease) in cash.............................       997,758           7,041
Cash at beginning of period.................................        53,333          46,292
                                                              ------------     -----------
Cash at end of period.......................................  $  1,051,091     $    53,333
                                                              ============     ===========

See accompanying notes.

                 ATLAS MARKETING COMPANY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

MERGER AGREEMENT

     The Company was acquired by Marketing Specialists Sales Company ("MSSC") on December 19, 1997 for approximately $45.7 million. The accompanying consolidated financial statements reflect operations through December 31, 1997 and do not reflect the effects of purchase accounting pursuant to Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations" ("APB16") as a result of the acquisition by MSSC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of the Business

     Atlas Marketing Company, Inc. (the "Company") provides food brokerage services to various principals in the food supply industry through its operating offices in North Carolina, South Carolina, Georgia, Virginia and West Virginia, with representatives in North Carolina, South Carolina, Virginia, West Virginia, Maryland, Delaware, Tennessee, Florida, Louisiana, Alabama, Texas, Oklahoma, Kentucky, Ohio and Pennsylvania.

  Basis of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     The Company had a 50% ownership investment in Meatmaster Brokerage, Inc., which was accounted for under the equity method up through December 19, 1997 at which point the Company acquired the remaining interest.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Revenue is earned from commissions or sales of products on behalf of manufactures and producers (principals). Commission revenue is recognized as income when product shipment has occurred and/or notification of such shipment is received from the principal.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of accounts and notes receivable. As of December 31, 1997 and 1996 and no individual principal represents a significant concentration of accounts receivable. The Company generally does not require collateral on accounts and notes receivable as the Company's customers are generally large, well established companies within the food supply industry. The Company periodically performs credit evaluations of its principals and maintains reserves for potential losses.

                 ATLAS MARKETING COMPANY, INC. AND SUBSIDIARIES

  Property and Equipment

     Depreciation on property and equipment is provided using accelerated methods over the following estimated useful lives:

Building....................................................     19 years
Leasehold improvements......................................      5 years
Equipment...................................................  5 - 7 years
Data processing equipment...................................      5 years
Furniture and fixtures......................................  5 - 7 years
Vehicles....................................................      5 years

  Intangible Assets

     Intangible assets include goodwill, principal lists and covenants not to compete. Goodwill and principal lists represent the excess of the purchase price over the value of net tangible assets of various businesses acquired. These amounts are being amortized over a period of ten years based on the straight-line method. Covenants not to compete are recorded at the net present value of the payments to be made under the agreements and are being amortized over the term of the related agreement, generally three to five years. The carrying values of intangibles are reviewed if the facts and circumstances indicate impairment of their carrying value. Any impairment in the carrying value of such intangibles is recorded when identified.

  Marketing Development Funds Payable

     Marketing development funds payable represent amounts received from principals for the future promotion/marketing of their products. Such amounts are recorded as liabilities until they are spent on behalf and/or under the direction of the principals.

  Income Taxes

     The Company utilizes the liability method of accounting for income taxes whereby deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates.

  Stock Based Compensation

     The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, no compensation expense is recognized for stock or stock options issued at fair value. For stock options granted at exercise prices below the estimated fair value, the Company records compensation expense over the vesting period for the difference between the exercise price of the share and the estimated fair value. Compensation expense is recognized upon grant if the options vest immediately.

     In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS 123). SFAS 123 provides for a fair value based method of accounting for employee stock options and similar equity instruments. However, for companies that elect to continue to account for stock based compensation arrangements under APB 25, SFAS 123 requires disclosure of the pro forma effect on net income as if the fair value based method proscribed by SFAS 123 had been applied. The Company continued to account for stock based compensation arrangements under APB No. 25. The SFAS 123 pro forma net income would not be materially different from the reported net loss.

                 ATLAS MARKETING COMPANY, INC. AND SUBSIDIARIES

     The options outstanding at December 31, 1997 were issued in July 1993. Therefore the disclosure requirements of SFAS 123 are not applicable.

2. INTANGIBLE ASSETS

     Amortization expense charged against income was $999,450 and $1,108,171 for 1997 and 1996, respectively.

3. EMPLOYEE STOCK OWNERSHIP PLAN

     The Company maintains the Atlas Marketing Company, Inc. Employee Stock Ownership Plan covering all full-time employees with one year of service. Contributions are determined at the discretion of the Board of Directors. No contributions were made or accrued for in 1996 or 1997. The plan was terminated effective January 1, 1998 in connection with the purchase of the Company by MSSC.

4. EMPLOYEE BENEFIT PLANS

     During 1995, the Company established the Atlas Marketing Company, Inc. Employees 401(k) Plan and Trust covering all full-time employees with one year of service. Employer matching contributions are determined annually, in advance, at the discretion of the Board of Directors. For 1997 and 1996, the Board of Directors determined that employee contributions would be matched on a dollar for dollar basis up to a maximum of 6% of eligible compensation. The Company recorded $1,088,566 and $1,066,484 of benefit plan expense in 1997 and 1996, respectively.

     The Company also maintains the Atlas Marketing Company, Inc. Employee Benefit Plan and Trust, a self-insured medical benefits plan covering all full-time employees, with optional coverages available for part-time personnel. The Company contributes an amount necessary to meet plan expenses, net of employee contributions for optional benefits. The Company medical benefit plan contributions, included in general and administrative expenses, was $2,323,647 and $1,848,216 for 1997 and 1996, respectively.

5. INCOME TAXES

     Significant components of the provision (benefit) for income taxes are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              -----------   ----------
Current:
Federal.....................................................  $    96,000   $1,274,700
State.......................................................       15,000      284,200
                                                              -----------   ----------
                                                                  111,000    1,558,900
Deferred:
Federal.....................................................     (973,000)     (86,100)
State.......................................................     (143,000)     (12,700)
                                                              -----------   ----------
                                                               (1,116,000)     (98,800)
                                                              -----------   ----------
          Total tax expense (benefit).......................  $(1,005,000)  $1,460,100
                                                              ===========   ==========

                 ATLAS MARKETING COMPANY, INC. AND SUBSIDIARIES

     Federal and state income tax expense as a percentage of income before income taxes was different than the statutory income tax rates for both years. The reasons for the differences between the actual tax expense and the "expected" tax expense for those years (computed by applying the federal corporate rate of 34%) are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                             -------------------------
                                                                1997           1996
                                                             -----------    ----------
Computed "expected" tax expense............................  $(1,293,500)   $  456,100
State income taxes, net of federal benefit.................     (133,000)      175,700
Amortization of intangibles................................      229,500       223,200
Non-deductible expenses....................................      192,000       605,100
                                                             -----------    ----------
                                                             $(1,005,000)   $1,460,100
                                                             ===========    ==========

     The Company has received notices from the Internal Revenue Service (IRS) asserting deficiencies in federal corporate income taxes for the Company's taxable years 1993 through 1995. The proposed adjustments, relating to the deductibility of certain compensation and benefit expenses, may result in additional federal and state tax liabilities as of December 31, 1997 of approximately $5.8 million plus interest. The Company has analyzed these matters with tax counsel and believes that it has meritorious defenses and has filed a response protesting the proposed adjustments. No amount has been recorded in the financial statements relating to adjustments proposed by the IRS.

6. RELATED-PARTY TRANSACTIONS

     In 1996, the Company issued 240,740 shares to officers and directors for payment of compensation which had a value of $2.5 million. The Company repurchased and retired 18,106 shares from officers and directors in 1996 at a cost of $187,000.

     Following is a summary of related-party balances at December 31, 1997 and 1996:

                                                                 1997          1996
                                                              -----------   ----------
Receivables from officers and directors.....................  $     1,792   $    5,739
                                                              ===========   ==========
Due to MSSC.................................................  $16,330,583           --
Accrued compensation payable to officers....................           --    1,784,070
Notes due to officers.......................................           --      400,000
                                                              -----------   ----------
                                                              $16,330,583   $2,184,070
                                                              ===========   ==========

     Additionally, the Company has entered into several lease agreements for office facilities in which individuals who were officers and directors in 1997 and 1996 (prior to the purchase of the Company by MSSC) have an ownership interest. Lease payments made to these individuals in 1997 and 1996 totaled $123,812 and $158,027, respectively.

                 ATLAS MARKETING COMPANY, INC. AND SUBSIDIARIES

7. LEASES

     The Company has entered into various operating lease agreements primarily for the lease of vehicles, office and warehouse space. Annual future minimum lease payments required by noncancelable lease agreements at December 31, 1997 are as follows:

                                                    RELATED
                                                    PARTIES       OTHERS       TOTAL
                                                   ----------   ----------   ----------
1998.............................................  $  367,648   $  828,455   $1,196,103
1999.............................................     431,004      395,679      826,683
2000.............................................     431,004       95,946      526,950
2001.............................................     431,004           --      431,004
2002.............................................     365,754           --      365,754
Thereafter.......................................     114,668           --      114,668
                                                   ----------   ----------   ----------
                                                   $2,141,082   $1,320,080   $3,461,162
                                                   ==========   ==========   ==========

     Rent expense under noncancellable lease agreements was $680,728 and $586,624 for 1997 and 1996, respectively.

     The Company has subleased certain office and warehouse facilities. The total minimum rentals to be received under the sublease is $29,360 in 1998.

8. CONTINGENCIES

     The Company is subject to legal actions from time to time which have arisen in the ordinary course of business. The Company intends to vigorously contest all such claims and, in the opinion of management, the resolution of such claims will not materially affect the financial position of the Company.

9. SUPPLEMENTAL CASH FLOW DISCLOSURES

     Supplemental disclosures of cash flow information is provided below:

                                                             YEAR ENDED DECEMBER 31,
                                                            --------------------------
                                                               1997            1996
                                                            ----------      ----------
Cash paid during the year for:
  Interest................................................  $1,118,328      $1,115,281
  Income taxes............................................     838,356       1,065,299
Noncash investing and financing activities:
  Business acquisition through issuance of notes
     payable..............................................          --         503,951
  Purchase of stock through issuance of notes payable.....     881,358         239,147
  Business acquisition through increase in due to MSSC....     286,925              --
  Issuance of stock through receipt of notes..............     325,000              --
  Covenant not to compete through issuance of note
     payable..............................................     188,940              --

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Bromar, Inc. and Subsidiaries

     We have audited the accompanying consolidated statement of income and cash flows of Bromar Inc. and Subsidiaries for the ten months ended October 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Bromar Inc. and Subsidiaries for the ten months ended October 31, 1996, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Irvine, California
March 7, 1997

                         BROMAR, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                                                                  TEN MONTHS
                                                                    ENDED
                                                               OCTOBER 31, 1996
                                                               ----------------
Total revenue...............................................     $56,048,862
Expenses:
Operating expenses:
  Salaries..................................................      30,364,770
  Fringe benefits...........................................       5,138,957
  Automobiles and related expenses..........................       4,846,270
  General and administrative................................       6,163,433
  Occupancy and related expenses............................       3,002,364
  Sales and marketing.......................................       2,481,575
  Depreciation and amortization.............................       2,371,262
  Interest expense..........................................         700,030
  Bonus to employees........................................         346,000
                                                                 -----------
          Total operating expenses..........................      55,414,661
                                                                 -----------
  Income before income taxes................................         634,201
  Income taxes..............................................         407,000
                                                                 -----------
  Net income................................................     $   227,201
                                                                 ===========

See accompanying notes.

                         BROMAR, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  TEN MONTHS
                                                                    ENDED
                                                               OCTOBER 31, 1996
                                                               ----------------
OPERATING ACTIVITIES
  Net income................................................     $   227,201
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................       2,371,262
     Gain on disposal of property and equipment.............        (431,107)
     Provision for doubtful accounts........................          40,000
     Deferred income taxes..................................         (90,438)
     Changes in operating assets and liabilities:
     Accounts and notes receivable..........................        (141,497)
     Prepaid expenses and other current assets..............        (312,093)
     Accounts payable and accrued liabilities...............        (652,725)
     Other assets...........................................          92,525
                                                                 -----------
Net cash provided by operating activities...................       1,103,128
INVESTING ACTIVITIES
  Purchases of property and equipment.......................      (1,174,436)
  Proceeds from sale of equipment...........................       1,019,844
  Payments on purchase agreements...........................      (1,265,657)
                                                                 -----------
Net cash used in investing activities.......................      (1,420,249)
FINANCING ACTIVITIES
  Net change in line of credit..............................       1,762,410
  Proceeds from long-term debt..............................         422,243
  principal payments on long-term debt and capital lease
     obligations............................................      (1,312,045)
  principal payments on retirement agreements...............         (55,028)
  Repurchase of common stock................................        (630,001)
  Repayments on notes for common stock......................         132,754
                                                                 -----------
Net cash provided by financing activities...................         320,333
                                                                 -----------
Increase in cash and cash equivalents.......................           3,212
Cash and cash equivalents at beginning of period............          26,480
                                                                 -----------
Cash and cash equivalents at end of period..................     $    29,692
                                                                 ===========

See accompanying notes.

                         BROMAR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 1996

MERGER AGREEMENT

     Shareholders of record at October 15, 1996 of the Company entered into a merger agreement effective October 31, 1996 with MSSC California, Inc. (MSSC), a wholly owned subsidiary of Marketing Specialists Sales Company. Upon consummation of the respective parties' obligations in accordance with terms of the agreement, 529,879 shares of common stock outstanding at October 31, 1996 will be converted into the right to receive an aggregate amount of $26,005,000 in cash whereupon the Company will become a wholly owned subsidiary of Marketing Specialists. As a result of this merger, Bromar's operations will be consolidated with those of Marketing Specialists in future periods.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

     Bromar Inc. (the "Company") is a broker and wholesaler of food and related products to grocery retailers and food service outlets primarily in the western United States. The Company's wholly owned subsidiaries include Brokerage Services, Inc., a food brokerage, and Service Assets Corporation, which leases vehicles to the Company.

  Basis of Presentation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses. Actual results could differ from those estimates.

  Revenue Recognition

     Substantially all of the Company's revenue is in the form of commissions earned from the food manufacturers and processors that it represents. Commissions are recognized as revenue when an order is placed with the manufacturers and processors as the earning process is substantially complete and the order is filled shortly thereafter by the manufacturer with no additional effort required on the part of the Company.

  Property and Equipment

     Depreciation and amortization are computed using the straight-line method over the assets' useful lives, which range from three to forty years, or over the term of the lease, whichever is shorter.

  Goodwill

     Goodwill represents the excess of the purchase price over the value of net tangible assets of various businesses acquired. Goodwill is amortized on the straight-line method over a period of five to ten years. Amortization expense for goodwill was approximately $176,000 for the ten months ended October 31, 1996.

                         BROMAR, INC. AND SUBSIDIARIES

  Statements of Cash Flows

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     During the ten months ended October 31, 1996 the Company purchased four brokerage companies for an aggregate purchase price of $2,722,500. These purchases were financed by the Company and, accordingly, represent noncash transactions.

2. PROPERTY AND EQUIPMENT

     Depreciation and amortization expense related to property and equipment was $1,128,672 for the ten months ended October 31, 1996. Amortization of assets purchased under capitalized lease agreements was included in depreciation and amortization expense.

3. FINANCING ARRANGEMENTS

  Long-Term Debt

     The Company paid interest of approximately $700,000 for the ten months ended October 31, 1996.

4. INCOME TAXES

     The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates.

     Significant components of the provision (benefit) for income taxes are as follows:

                                                              TEN MONTHS ENDED
                                                              OCTOBER 31, 1996
                                                              ----------------
Current:
  Federal..................................................       $411,000
  State....................................................         87,000
                                                                  --------
                                                                   498,000
Deferred:
  Federal..................................................        (86,000)
  State....................................................         (5,000)
                                                                  --------
                                                                   (91,000)
                                                                  --------
                                                                  $407,000
                                                                  ========

     The Company's income tax provision varies from the statutory rate primarily because of the nondeductibility of certain portions of meal and entertainment expenses and state income taxes imposed by the various states on the Company's operations.

     The Company paid income taxes of $802,000 for the ten months ended October 31, 1996.

     The Company is currently under examination by the Internal Revenue Service for the 1993 tax year.

5. DEFERRED COMPENSATION AND RETIREMENT PLANS

  Profit Sharing and Stock Plans

     The Company has a profit sharing plan and a stock plan covering substantially all employees with one year or more of service. Total annual contributions to these plans is at management's discretion subject to

                         BROMAR, INC. AND SUBSIDIARIES
certain limitations. No contributions were made to either the profit sharing plan or the stock plan for the ten months ended October 31, 1996.

  Retirement Agreements

     The Company is committed, through unfunded retirement agreements with three former officers of the Company, to provide retirement benefits in an amount equal to five times the average annual salary of the ten years preceding the retirement of each officer. Payments under such agreements are to be made in 240 equal semimonthly installments and are to begin the month following retirement. In the event of their death, any unpaid benefits are paid to the officer's beneficiary.

     Under the agreement, payments are allocated between retirement benefits and consulting services. Charges to expense under the retirement portion of the agreements were recorded during the period of active employment and were calculated to result in an accrued amount at the officers' retirement date equal to the then present value of one-half of the estimated payments. Future obligations under the retirement portion of the agreement are as follows at October 31, 1996:

1997........................................................   $ 66,492
1998........................................................     79,096
1999........................................................     69,198
2000........................................................     75,272
2001........................................................     81,880
Thereafter..................................................    164,132
                                                               --------
                                                               $536,070
                                                               ========

     Under the agreements, the officers and their surviving spouses are obligated to render consulting and other services at the Company's request and, therefore, the remaining one-half of the payments are considered to be applicable to such services to be performed by the officer and his surviving spouse after retirement and will be charged to expense in the year of payment. If an officer and his surviving spouse die before all payments are received by them, the Company will accrue the amount equal to the then present value of the remaining payments to be made to such officer's designated beneficiary or estate. Compensation expense incurred relating to the consulting portion of the agreement was approximately $175,000 for the ten months ended October 31, 1996.

6. EMPLOYEE STOCK PLANS

     The Company has adopted a stock option plan under which certain key employees may be offered the opportunity to purchase varying amounts of the Company's capital stock. There were 150,000 shares reserved for grant under this plan. All options granted under this plan have been granted at the fair market value of the Company's common stock at the date of grant. The Company had no shares of common stock available for future grant under the stock option plan during the ten month period ended October 31, 1996.

                         BROMAR, INC. AND SUBSIDIARIES

7. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company occupies certain buildings and uses certain office equipment under long-term operating lease agreements, which expire in various years through 2001. The annual future minimum lease payments for such leases (with initial or remaining terms in excess of one year) are as follows:

1997........................................................   $3,130,939
1998........................................................    1,689,546
1999........................................................    1,067,830
2000........................................................      297,308
                                                               ----------
                                                               $6,185,623
                                                               ==========

     Rent expense was $2,475,019 for the ten months ended October 31, 1996.

  Covenants Not to Compete

     The Company is contingently obligated to make payments under agreements with various individuals for future consulting services when such services are performed and upon compliance with covenants not to compete. The costs associated with such agreements are recognized on the straight-line basis over the period in which the services are to be rendered, which typically ranges from seven to ten years. The timing of payments due under these agreements are specifically defined in each agreement and as such, the payment stream does not necessarily correspond with the amortization period. Estimated future payments under these agreements and the estimated related cost to be charged to operations are as follows at October 31, 1996, actual payments and costs may differ based on future events:

                                                              PAYMENTS DUE
                                                              ON AGREEMENTS
                                                              -------------
1997........................................................   $1,017,933
1998........................................................      819,386
1999........................................................      801,948
2000........................................................      771,689
2001........................................................      628,698
Thereafter..................................................    2,243,181
                                                               ----------
                                                               $6,282,835
                                                               ==========

  Contingencies

     The Company is subject to certain claims arising in the normal course of business. In management's opinion, any such contingencies would not materially affect the Company's consolidated financial position, consolidated operating results or cash flows.

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALES REPRESENTATIVE, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY RICHMONT MARKETING SPECIALISTS, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF RICHMONT MARKETING SPECIALISTS, INC. SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

  UNTIL             , ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  $100,000,000

                               RICHMONT MARKETING
                               SPECIALISTS, INC.

                            10 1/8% SERIES B SENIOR
                               SUBORDINATED NOTES
                                    DUE 2007

                               -----------------
                                   PROSPECTUS
                               -----------------

                                          , 1999


------------------------------------------------------
------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of the registrant may be indemnified by the registrant against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the registrant unless a court determines otherwise. The registrant's certificate of incorporation, which is filed as an exhibit to this registration statement, contains provisions authorizing such indemnity.

     Article VII of the registrant's by-laws, which are filed as an exhibit to this registration statement, authorize the registrant to indemnify its present and former directors and to pay or reimburse these individuals for fees and expenses in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of such individuals to repay such amounts if so required.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
-------
  1.1     Purchase Agreement, dated as of December 16, 1997, among
          Richmont Marketing Specialists Inc. and Chase Securities
          Inc.
  2.1     Stock Purchase Agreement, dated as of November 6, 1997, by and among Atlas Marketing Company, Inc., Quincy Cummings and
          Gynn Eller and MSSC Carolina, Inc. and Richmont Marketing
          Specialists Inc.
  2.2     Stock Purchase Agreement, dated as of November 6, 1997, by and among Richmont Marketing Specialists Inc., MSSC
          Carolina, Inc., Atlas Marketing Company, Inc. Employee Stock
          Ownership Plan and Clark Brinkley, Barney Deal, Doug Heyel,
          Joel Lineberger, Fred Manning, Donald Olin and Gary Propst
  2.3     Agreement and Plan of Merger, dated as of April 21, 1997, by and among Tower Marketing, Inc., MSSC Texas, Inc. and
          Marketing Specialists Sales Company
  2.4     Agreement and Plan of Merger, dated as of October 18, 1996, by and among Bromar, Inc., MSSC California, Inc. and
          Marketing Specialists Sales Company
  2.5     Agreement and Plan of Merger by and among Merkert American
          Corporation, Richmont Marketing Specialists Inc. and the
          stockholders of Richmont Marketing Specialists Inc. dated
          April 28, 1999*
  3.1     Certificate of Incorporation of Richmont Marketing
          Specialists Inc.
  3.2     By-laws of Richmont Marketing Specialists Inc.
  4.1     Indenture, dated as of December 19, 1997, among Richmont
          Marketing Specialists Inc. and Texas Commerce Bank National
          Association, as Trustee
  4.2     Form of certificate of 10 1/8% Senior Subordinated Note
          (included as Exhibit B to Exhibit 4.1)
  4.3     Exchange and Registration Rights Agreement, dated as of
          December 19, 1997, by and among Richmont Marketing
          Specialists Inc. and Chase Securities Inc.
  5.1     Opinion and consent of Skadden, Arps, Slate, Meagher & Flom
          LLP as to the legality of the notes to be issued by Richmont
          Marketing Specialists Inc. in the Exchange Offer.*
  9.1     Voting Agreement, dated April 28, 1999 between Merkert
          American Corporation, MS Acquisition Limited, Ronald D.
          Pedersen, Bruce A. Butler, Gary R. Guffey and Jeffrey A.
          Watt.*

EXHIBIT
-------
  9.2     Form of Post-Merger Voting Agreement by and among MS
          Acquisition Limited, Ronald D. Pedersen, Bruce A. Butler,
          Gary R. Guffey, Jeffrey A. Watt, Monroe & Company, LLC and
          JLM Management Company, LLC.*
 10.1     Amended and Restated Credit Agreement, dated as of December
          19, 1997, by and among Richmont Marketing Specialists Inc., the lenders named therein and The Chase Manhattan Bank, as
          Agent.
 10.2     First Amendment to the Amended and Restated Credit
          Agreement, dated as of June 30, 1998.
 10.3     Second Amendment to the Amended and Restated Credit
          Agreement, dated as of February 26, 1999.
 10.4     Equity Contribution Agreement, dated as of October 7, 1997, among MS Acquisition Limited, certain Stockholders named
          therein, Marketing Specialists Sales Company and Richmont
          Marketing Specialists Inc.
 10.5     Company and Stockholders Agreement, dated as of October 7,
          1997, by and among MS Acquisition Limited, Richmont
          Marketing Specialists Inc., Ronald D. Pedersen, Jeffrey A.
          Watt, Bruce A. Butler and Gary R. Guffey
 10.6     Registration Rights Agreement, dated as of October 7, 1997, by and among Richmont Marketing Specialists Inc. and MS
          Acquisition Limited.
 10.7     Amended and Restated Warrant Agreement, dated as of October
          7, 1997, by and between Ronald D. Pedersen, Jeffrey A. Watt,
          Bruce A. Butler and Gary R. Guffey and William B. Robinson
 10.8     Employment Agreement, dated April 2, 1996, between Marketing
          Specialists Sales Company and Ronald D. Pedersen
 10.9     Employment Agreement, dated April 2, 1996, between Marketing
          Specialists Sales Company and Bruce A. Butler
 10.10    Employment Agreement, April 1, 1999, between Marketing
          Specialists Sales Company and Jeffrey B. Hill
 10.11    Office Lease between BSDAL I Limited Partnership and
          Marketing Specialists Sales Company, dated April 27, 1998
 10.12    Amendment No. 1 to Office Lease, dated June 26, 1998
 10.13    Amendment No. 2 to Office Lease, dated July 24, 1998
 10.14    Richmont Marketing Specialists Inc. Incentive Plan, dated as of January 1, 1998
 12.1     Statement re: Computation of Ratio of Earnings to Fixed
          Charges
 21.1     Subsidiaries of Richmont Marketing Specialists Inc.
 23.1     Consent of Ernst & Young LLP*
 23.2     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1)*
 25.1     Form T-1 Statement of Eligibility of Chase Bank of Texas,
          National Association to act as Trustee under the Indenture
 27.1     Financial Data Schedule (for SEC use only)
 99.1     Form of Letter of Transmittal
 99.2     Form of Notice of Guaranteed Delivery
 99.3     Letter to Brokers
 99.4     Letter to Clients


---------------
* Filed with this amendment

ITEM 22. UNDERTAKINGS

     The Undersigned registrants hereby undertake:

     (1) To file during any period in which offers to sale are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liabilities under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on the sixteenth day of June, 1999.


                                          RICHMONT MARKETING
                                          SPECIALISTS INC.

                                          By:    /s/ RONALD D. PEDERSEN
                                            ------------------------------------
                                          Name: Ronald D. Pedersen
                                          Title: President, Chief Executive
                                          Officer & Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the sixteenth day of June, 1999.


                                          By:      /s/ RONALD L. SMITH
                                            ------------------------------------
                                          Name: Ronald L. Smith
                                          Title: Executive Vice President &
                                                 Chief Financial Officer

                                          By:       /s/ BRIAN BARNES
                                            ------------------------------------
                                          Name: Brian Barnes
                                          Title: Controller

                                          By:      /s/ NICK G. BOURAS
                                            ------------------------------------
                                          Name: Nick G. Bouras
                                          Title: Director

                                          By:      /s/ TIMOTHY M. BYRD
                                            ------------------------------------
                                          Name: Timothy M. Byrd
                                          Title: Director

                                          By:      /s/ BRUCE A. BUTLER
                                            ------------------------------------
                                          Name: Bruce A. Butler
                                          Title: Director

                                          By:    /s/ THOMAS J. REYNOLDS
                                            ------------------------------------
                                          Name: Thomas J. Reynolds
                                          Title: Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on the sixteenth day of June, 1999.


                                          MARKETING SPECIALISTS SALES COMPANY

                                          By:    /s/ RONALD D. PEDERSEN
                                            ------------------------------------
                                          Name: Ronald D. Pedersen
                                          Title: President, Chief Executive
                                                 Officer
                                                 and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the sixteenth day of June, 1999.


                                          By:      /s/ RONALD L. SMITH
                                            ------------------------------------
                                          Name: Ronald L. Smith
                                          Title: Chief Financial Officer

                                          By:       /s/ BRIAN BARNES
                                            ------------------------------------
                                          Name: Brian Barnes
                                          Title: Controller

                                          By:      /s/ NICK G. BOURAS
                                            ------------------------------------
                                          Name: Nick G. Bouras
                                          Title: Director

                                          By:      /s/ TIMOTHY M. BYRD
                                            ------------------------------------
                                          Name: Timothy M. Byrd
                                          Title: Director

                                          By:    /s/ THOMAS J. REYNOLDS
                                            ------------------------------------
                                          Name: Thomas J. Reynolds
                                          Title: Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on the sixteenth day of June, 1999.


                                          BROMAR, INC.

                                          By:      /s/ BRUCE A. BUTLER
                                            ------------------------------------
                                          Name: Bruce A. Butler
                                          Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the sixteenth day of June, 1999.


                                          By:      /s/ RONALD L. SMITH
                                            ------------------------------------
                                          Name: Ronald L. Smith
                                          Title: Treasurer

                                          By:       /s/ BRIAN BARNES
                                            ------------------------------------
                                          Name: Brian Barnes
                                          Title: Controller

                                          By:      /s/ NICK G. BOURAS
                                            ------------------------------------
                                          Name: Nick G. Bouras
                                          Title: Director

                                          By:      /s/ TIMOTHY M. BYRD
                                            ------------------------------------
                                          Name: Timothy M. Byrd
                                          Title: Director

                                          By:    /s/ RONALD D. PEDERSEN
                                            ------------------------------------
                                          Name: Ronald D. Pedersen
                                          Title: Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on the sixteenth day of June, 1999.


                                          BROKERAGE SERVICES, INC.

                                          By:      /s/ BRUCE A. BUTLER
                                            ------------------------------------
                                          Name: Bruce A. Butler
                                          Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the sixteenth day of June, 1999.


                                          By:      /s/ RONALD L. SMITH
                                            ------------------------------------
                                          Name: Ronald L. Smith
                                          Title: Treasurer

                                          By:       /s/ BRIAN BARNES
                                            ------------------------------------
                                          Name: Brian Barnes
                                          Title: Controller

                                          By:      /s/ NICK G. BOURAS
                                            ------------------------------------
                                          Name: Nick G. Bouras
                                          Title: Director

                                          By:      /s/ TIMOTHY M. BYRD
                                            ------------------------------------
                                          Name: Timothy M. Byrd
                                          Title: Director

                                          By:    /s/ RONALD D. PEDERSEN
                                            ------------------------------------
                                          Name: Ronald D. Pedersen
                                          Title: Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on the sixteenth day of June 1999.


                                          ATLAS MARKETING COMPANY, INC.

                                          By:      /s/ BRUCE A. BUTLER
                                            ------------------------------------

                                          Name: Bruce A. Butler

                                          Title: President and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the sixteenth day of June, 1999.


                                          By:      /s/ RONALD L. SMITH
                                            ------------------------------------
                                          Name: Ronald L. Smith
                                          Title: Treasurer

                                          By:       /s/ BRIAN BARNES
                                            ------------------------------------
                                          Name: Brian Barnes
                                          Title: Controller

                                          By:      /s/ NICK G. BOURAS
                                            ------------------------------------
                                          Name: Nick G. Bouras
                                          Title: Director

                                          By:      /s/ TIMOTHY M. BYRD
                                            ------------------------------------
                                          Name: Timothy M. Byrd
                                          Title: Director

                                          By:    /s/ THOMAS J. REYNOLDS
                                            ------------------------------------
                                          Name: Thomas J. Reynolds
                                          Title: Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on the sixteenth day of June, 1999.


                                          CENTURY FOOD BROKERS OF HICKORY, INC.

                                          By:    /s/ RONALD D. PEDERSEN
                                            ------------------------------------
                                          Name: Ronald D. Pedersen
                                          Title: Chief Executive Officer and
                                                 Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the sixteenth day of June, 1999.


                                          By:      /s/ TIMOTHY M. BYRD
                                            ------------------------------------
                                          Name: Timothy M. Byrd
                                          Title: Chief Financial Officer
                                                 and Director

                                          By:       /s/ BRIAN BARNES
                                            ------------------------------------
                                          Name: Brian Barnes
                                          Title: Controller

                                          By:      /s/ NICK G. BOURAS
                                            ------------------------------------
                                          Name: Nick G. Bouras
                                          Title: Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on the sixteenth day of June, 1999.


                                          EAST COAST FOOD BROKERAGE, INC.

                                          By:    /s/ RONALD D. PEDERSEN
                                            ------------------------------------
                                          Name: Ronald D. Pedersen
                                          Title: Chief Executive Officer and
                                                 Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the sixteenth day of June, 1999.


                                          By:      /s/ TIMOTHY M. BYRD
                                            ------------------------------------
                                          Name: Timothy M. Byrd
                                          Title: Chief Financial Officer and
                                                 Director

                                          By:       /s/ BRIAN BARNES
                                            ------------------------------------
                                          Name: Brian Barnes
                                          Title: Controller

                                          By:      /s/ NICK G. BOURAS
                                            ------------------------------------
                                          Name: Nick G. Bouras
                                          Title: Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on the sixteenth day of June, 1999.


                                          ULTIMATE FOOD SALES, INC.

                                          By:    /s/ RONALD D. PEDERSEN
                                            ------------------------------------
                                          Name: Ronald D. Pedersen
                                          Title: Chief Executive Officer and
                                                 Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the sixteenth day of June, 1999.


                                          By:      /s/ TIMOTHY M. BYRD
                                            ------------------------------------
                                          Name: Timothy M. Byrd
                                          Title: Chief Financial Officer and
                                                 Director

                                          By:       /s/ BRIAN BARNES
                                            ------------------------------------
                                          Name: Brian Barnes
                                          Title: Controller

                                          By:      /s/ NICK G. BOURAS
                                            ------------------------------------
                                          Name: Nick G. Bouras
                                          Title: Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on the sixteenth day of June, 1999.


                                          CUMBERLAND FOOD BROKERS, INC.

                                          By:    /s/ RONALD D. PEDERSEN
                                            ------------------------------------
                                          Name: Ronald D. Pedersen
                                          Title: Chief Executive Officer and
                                                 Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the sixteenth day of June, 1999.


                                          By:      /s/ TIMOTHY M. BYRD
                                            ------------------------------------
                                          Name: Timothy M. Byrd
                                          Title: Chief Financial Officer and
                                                 Director

                                          By:       /s/ BRIAN BARNES
                                            ------------------------------------
                                          Name: Brian Barnes
                                          Title: Controller

                                          By:      /s/ NICK G. BOURAS
                                            ------------------------------------
                                          Name: Nick G. Bouras
                                          Title: Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on the sixteenth day of June, 1999.


                                          MEATMASTER BROKERAGE, INC.

                                          By:    /s/ RONALD D. PEDERSEN
                                            ------------------------------------
                                          Name: Ronald D. Pedersen
                                          Title: Chief Executive Officer and
                                                 Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the sixteenth day of June, 1999.


                                          By:      /s/ TIMOTHY M. BYRD
                                            ------------------------------------
                                          Name: Timothy M. Byrd
                                          Title: Chief Financial Officer and
                                                 Director

                                          By:       /s/ BRIAN BARNES
                                            ------------------------------------
                                          Name: Brian Barnes
                                          Title: Controller

                                          By:      /s/ NICK G. BOURAS
                                            ------------------------------------
                                          Name: Nick G. Bouras
                                          Title: Director

                               INDEX TO EXHIBITS


EXHIBIT                           DESCRIPTION
-------                           -----------
  1.1     Purchase Agreement, dated as of December 16, 1997, among
          Richmont Marketing Specialists Inc. and Chase Securities
          Inc.
  2.1     Stock Purchase Agreement, dated as of November 6, 1997, by and among Atlas Marketing Company, Inc., Quincy Cummings and
          Gynn Eller and MSSC Carolina, Inc. and Richmont Marketing
          Specialists Inc.
  2.2     Stock Purchase Agreement, dated as of November 6, 1997, by and among Richmont Marketing Specialists Inc., MSSC
          Carolina, Inc., Atlas Marketing Company, Inc. Employee Stock
          Ownership Plan and Clark Brinkley, Barney Deal, Doug Heyel,
          Joel Lineberger, Fred Manning, Donald Olin and Gary Propst
  2.3     Agreement and Plan of Merger, dated as of April 21, 1997, by and among Tower Marketing, Inc., MSSC Texas, Inc. and
          Marketing Specialists Sales Company
  2.4     Agreement and Plan of Merger, dated as of October 18, 1996, by and among Bromar, Inc., MSSC California, Inc. and
          Marketing Specialists Sales Company
  2.5     Agreement and Plan of Merger by and among Merkert American
          Corporation, Richmont Marketing Specialists Inc. and the
          stockholders of Richmont Marketing Specialists Inc. dated
          April 28, 1999*
  3.1     Certificate of Incorporation of Richmont Marketing
          Specialists Inc.
  3.2     By-laws of Richmont Marketing Specialists Inc.
  4.1     Indenture, dated as of December 19, 1997, among Richmont
          Marketing Specialists Inc. and Texas Commerce Bank National
          Association, as Trustee
  4.2     Form of certificate of 10 1/8% Senior Subordinated Note
          (included as Exhibit B to Exhibit 4.1)
  4.3     Exchange and Registration Rights Agreement, dated as of
          December 19, 1997, by and among Richmont Marketing
          Specialists Inc. and Chase Securities Inc.
  5.1     Opinion and consent of Skadden, Arps, Slate, Meagher & Flom
          LLP as to the legality of the notes to be issued by Richmont
          Marketing Specialists Inc. in the Exchange Offer.*
  9.1     Voting Agreement, dated April 28, 1999 between Merkert
          American Corporation, MS Acquisition Limited, Ronald D.
          Pedersen, Bruce A. Butler, Gary R. Guffey and Jeffrey A.
          Watt.*
  9.2     Form of Post-Merger Voting Agreement by and among MS
          Acquisition Limited, Ronald D. Pedersen, Bruce A. Butler,
          Gary R. Guffey, Jeffrey A. Watt, Monroe & Company, LLC and
          JLM Management Company, LLC.*
 10.1     Amended and Restated Credit Agreement, dated as of December
          19, 1997, by and among Richmont Marketing Specialists Inc., the lenders named therein and The Chase Manhattan Bank, as
          Agent.
 10.2     First Amendment to the Amended and Restated Credit
          Agreement, dated as of June 30, 1998.
 10.3     Second Amendment to the Amended and Restated Credit
          Agreement, dated as of February 26, 1999.
 10.4     Equity Contribution Agreement, dated as of October 7, 1997, among MS Acquisition Limited, certain Stockholders named
          therein, Marketing Specialists Sales Company and Richmont
          Marketing Specialists Inc.
 10.5     Company and Stockholders Agreement, dated as of October 7,
          1997, by and among MS Acquisition Limited, Richmont
          Marketing Specialists Inc., Ronald D. Pedersen, Jeffrey A.
          Watt, Bruce A. Butler and Gary R. Guffey
 10.6     Registration Rights Agreement, dated as of October 7, 1997, by and among Richmont Marketing Specialists Inc. and MS
          Acquisition Limited.
 10.7     Amended and Restated Warrant Agreement, dated as of October
          7, 1997, by and between Ronald D. Pedersen, Jeffrey A. Watt,
          Bruce A. Butler and Gary R. Guffey and William B. Robinson

EXHIBIT                           DESCRIPTION
-------                           -----------
 10.8     Employment Agreement, dated April 2, 1996, between Marketing
          Specialists Sales Company and Ronald D. Pedersen
 10.9     Employment Agreement, dated April 2, 1996, between Marketing
          Specialists Sales Company and Bruce A. Butler
 10.10    Employment Agreement, April 1, 1999, between Marketing
          Specialists Sales Company and Jeffrey B. Hill
 10.11    Office Lease between BSDAL I Limited Partnership and
          Marketing Specialists Sales Company, dated April 27, 1998
 10.12    Amendment No. 1 to Office Lease, dated June 26, 1998
 10.13    Amendment No. 2 to Office Lease, dated July 24, 1998
 10.14    Richmont Marketing Specialists Inc. Incentive Plan, dated as of January 1, 1998
 12.1     Statement re: Computation of Ratio of Earnings to Fixed
          Charges
 21.1     Subsidiaries of Richmont Marketing Specialists Inc.
 23.1     Consent of Ernst & Young LLP*
 23.2     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1)*
 25.1     Form T-1 Statement of Eligibility of Chase Bank of Texas,
          National Association to act as Trustee under the Indenture
 27.1     Financial Data Schedule (for SEC use only)
 99.1     Form of Letter of Transmittal
 99.2     Form of Notice of Guaranteed Delivery
 99.3     Letter to Brokers
 99.4     Letter to Clients


---------------
* Filed with this amendment